Exhibit 99.1

HUNTINGTON INGALLS INDUSTRIES SAVINGS PLAN

Amendment and Restatement Effective as of July 1, 2021

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ARTICLE 1

Introduction

Section 1.01 Introduction. Effective as of March 31, 2011, Huntington Ingalls Industries, Inc. (the “Company”) established the Huntington Ingalls Industries Savings Plan (the “Plan”), a profit-sharing plan and stock bonus plan that includes an employee stock ownership plan and provides for pre-tax and after-tax Participant contributions and Company matching and profit-sharing contributions. The Plan is intended to be qualified under Section 401(a) and to meet the requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended, and is to be interpreted and administered accordingly. The Plan also is intended to be an “ERISA section 404(c) plan” as described in ERISA Section 404(c) and the regulations thereunder. Plan language concerning the requirements for tax-qualified plans under the Code or ERISA — or the regulations or rulings under the Code or ERISA — is to be interpreted only to implement the statute, regulation, or ruling, unless Plan language explicitly and clearly provides additional rights or benefits. The Plan is established and maintained by Huntington Ingalls Industries, Inc. under EIN 90-0607005.

The Plan was last amended and restated effective as of December 1, 2015. Effective July 1, 2021, the Plan is hereby amended and restated to incorporate those Amendments 1 through 10 that were adopted since the Plan was last restated, to reflect certain changes made to Retirement Account Contributions eligibility and matching contribution formulas effective July 1, 2021, to reflect certain changes made pursuant to the Setting Every Community Up for Retirement Enhancement (SECURE) Act of 2020, and to reflect and/or clarify certain other administrative practices. No Plan changes were made in connection with the passage of the Coronavirus Aid, Relief, and Economic Security (CARES) Act of 2020.

For the avoidance of doubt, the Plan adopted good faith amendments, effective as of the dates specified herein, implementing those provisions of the SECURE Act providing that required minimum distributions begin for affected Participants no earlier than April 1 of the calendar year following the year the Participant attains age 72 and those changes to the required minimum distribution rules applicable to a Participant’s beneficiaries. The Plan shall be interpreted and administered in accordance with the SECURE Act and any subsequent guidance issued. The Plan was not amended to provide for in-service qualified birth or adoption distributions, to allow in-service distributions at age 59 1⁄2 from grandfathered money purchase accounts, to allow for the distribution of lifetime income investments to the extent any such investments are made available under the Plan, or to implement any disaster relief provided under the Further Consolidated Appropriations Act of 2020 or the Consolidated Appropriations Act of 2021.

Section 1.02 Spin-Off. In connection with Northrop Grumman Corporation’s (“Northrop Grumman”) spin-off of its shipbuilding business, Northrop Grumman underwent an internal reorganization and incorporated the Company on August 4, 2010 as an indirect subsidiary of Northrop Grumman. The Company was spun-off effective March 31, 2011 (the “Spin-Off”) pursuant to a Separation and Distribution Agreement, dated March 31, 2011. Effective as of the Spin-Off, the Company became an independent, publicly traded corporation which owns and operates the shipbuilding business previously owned and operated by Northrop Grumman (through its direct and indirect subsidiaries). Prior to the Spin-Off, Northrop Grumman’s EIN was 95-4840775. After the Spin-Off, Northrop Grumman’s EIN became 80-0640649.

Section 1.03 Transfer of Assets and Liabilities, Service Credit. Coincident with the Spin-Off and as described in that certain Employee Matters Agreement dated March 31, 2011, the Company and its affiliates established a number of qualified defined contribution pension plans that are substantially similar to those plans maintained by Northrop Grumman. Certain employees, former employees, and retirees identified as of the Spin-Off (“HII Participants”) had their account balances under the Northrop Grumman Savings Plan transferred to this Plan. The assets and liabilities attributable to these HII Participants are transferred to this Plan in accordance with Code Section 414(l) and ERISA Section 208.

Section 1.04 Plan Mergers. The following plans have merged into this Plan or into the Northrop Grumman Savings Plan prior to the Spin-Off, effective as of the dates provided in the table below.

(a) Amounts merged into this Plan or into the Northrop Grumman Savings Plan prior to the Spin-Off from the Merged Plans are governed by the terms of this Plan.

(b) Effective as of the dates below, Accounts were established for Employees who, before the merger, had account balances under the Merged Plans. These Employees may not be Active Participants under this Plan unless they become Active Participants by virtue of being hired into a covered position with an Employer. So long as they remain Employees of Affiliated Companies, Inactive Participants are able to change investment options, borrow under Article 12, and make in-service withdrawals.

Name of Merged Plans	Merger Effective Dates
Employee Investment Plan of Grumman Corporation (including the merger of the Grumman Corporation Employee Stock Ownership Plan into the Northrop Grumman Corporation Employee Stock Ownership Plan)	August 1, 1995

Northrop Grumman Retirement and Savings Plan	January 1, 1998

Grumman Technical Services, Inc. Aircraft Services Unit (Operations and Maintenance) Capital Accumulation Plan, including the Grumman Technical Services, Inc. 5% Capital Accumulation Plan	April 1, 1998

Grumman Technical Services, Inc. Capital Accumulation and Savings Plan for the Employees Represented by the International Association of Machinists and Aerospace Workers, AFL-CIO	April 1, 1998

Grumman Technical Services, Inc. Represented Employee Investment Plan	April 1, 1998

Grumman Technical Services, Inc. Capital Accumulation Plan SPC — Represented Employees	April 1, 1998

Grumman St. Augustine Corporation Capital Accumulation Plan	April 1, 1998

Name of Merged Plans	Merger Effective Dates
Grumman Aerospace Corporation Electronics Systems Division (Salisbury, Maryland Operations) Capital Accumulation Plan	April 1, 1998

Georgia Production Site Retirement and Savings Plan	April 1, 1998

Grumman Systems Support Corporation Money Purchase Pension Plan, including frozen accounts from the former Grumman Systems Support Corporation Employees Profit Sharing Plan	July 1, 1998

Northrop Grumman Commercial Aircraft Division Salaried Savings and Investment Plan	September 1, 1999

Employee Salary Deferral Plan of Logicon, Inc.	July 28, 2000

Employees Profit Sharing Plan of Logicon, Inc., which includes the Logicon R&D Associates Employees Profit Sharing Plan	July 28, 2000

Employees Profit Sharing Plan of Logicon Eagle Technology, Inc.	July 28, 2000

Logicon Syscon, Inc. Profit Sharing Plan	July 28, 2000

INRI 401(k) and Profit Sharing Plan	July 28, 2000

INRI Money Purchase Plan	July 28, 2000

Northrop Grumman Integrated Systems & Aerostructures (ISA) Sector Represented Employee Savings and Investment Plan (only for ISA Plan participants who (i) were “Returned Business Employees” or (ii) were not “Business Employees” or “Retired Business Employees” on the “Closing Date” or “Applicable Transfer Date,” as the case may be, as defined in the June 9, 2000 Asset Purchase Agreement between Northrop Grumman Corporation and VAC Acquisition Corp. II)	December 15, 2000

Northrop Grumman Naval Systems Division – Cleveland Facility Salaried Employees 401(k) Savings Plan	February 23, 2001

Northrop Grumman Naval Systems Division – Cleveland Facility Hourly Employees 401(k) Savings Plan	February 23, 2001

Northrop Grumman Electronic Sensors & Systems Sector Savings and Investment Plan	April 12, 2001

Employees’ Profit Sharing Plan of Logicon Geodynamics, Inc.	June 22, 2001

Data Procurement Corporation, Inc. 401(k) Retirement Plan	August 17, 2001

Page Communications Engineers, Inc. Employees Trust Fund	September 1, 2001

Northrop Grumman Norden Systems Employee Savings Plan	September 27, 2001

Name of Merged Plans	Merger Effective Dates
Xetron Corporation Money Purchase Pension Plan	September 27, 2001

Xetron Corporation Retirement Income/Savings Plan	September 27, 2001

Perceptics Corporation 401(k) Retirement Plan	September 27, 2002

Northrop Grumman Norden Systems Represented Employee Savings Plan	October 17, 2002

TASC Profit Sharing and Savings Plan	March 28, 2003

TASC Services Corporation Employee Savings Plan	March 28, 2003

Newport News Shipbuilding, Inc. 401(k) Investment Plan for Salaried Employees	January 1, 2004

Continental Maritime Employee Stock Ownership Plan	January 1, 2004

Northrop Grumman Electronic Systems Union Represented Employees Savings and Investment Plan	October 22, 2004

Northrop Grumman Space & Mission Systems Corp. Savings Plan	December 10, 2004

Comptek Amherst Systems, Inc. 401(k) Plan	November 18, 2005

PRB Associates, Inc. 401(k) Plan	November 18, 2005

Name of Merged Plans	Merger Effective Dates
PRC Inc. Retirement Savings Program	December 1, 2007

Redstone Arsenal Retirement Savings Plan	March 31, 2008

Illgen Simulation Technologies, Inc. 401(k) Savings Plan	June 20, 2008

Northrop Grumman Mobile Access Software, Inc. 401(k) Plan	June 20, 2008

Xontech, Inc. Salary Savings and Profit Sharing Plan	October 16, 2008

Xinetics Inc. 401(k) Plan	November 4, 2008

Fibersense Technology Corporation 401(k) Plan	May 6, 2009

Integic Corporation 401(k) Plan	May 20, 2009

3001, Inc. 401(k) Plan	July 1, 2010

Comptek Research Retirement Savings Plan	July 8, 2010

Litton Marine Systems, Inc. 401(k) Savings Plan	July 15, 2010

Avondale Industries, Inc. 401(k) Savings Plan	December 1, 2015

Stoller Newport News Nuclear, Inc. 401(k) Savings Plan and Trust	March 29, 2018

UniversalPegasus International, Inc. Retirement Plan	March 29, 2018

AMSEC Employees 401(k) Profit Sharing Plan	June 29, 2018

Camber Corporation 401(k) Plan	June 29, 2018

Fulcrum IT Services LLC 401(k) Plan	October, 1, 2020

G2, Inc. 401(k) Profit Sharing Plan & Trust	October 1, 2020

The PTR Group, LLC Safe Harbor 401(k) Plan	October 1, 2020

(c) Notwithstanding anything herein to the contrary, all protected benefits, rights and features associated with any Merged Accounts (as identified in Article E1 or as defined in Article F1) shall be maintained under this Plan as required by the law and the Plan shall be administered accordingly.

ARTICLE 2

Definitions

Section 2.01 Account. The Account set up for each Participant. See Article 8.

Section 2.02 Active Participant. An Employee who is currently eligible to make or receive contributions under the Plan.

Section 2.03 Affiliated Companies. Each entity that satisfies the conditions of any of subsections (a) through (d), but only during such periods that such entity satisfies the conditions of any of subsections (a) through (d):

(a) Any corporation that is included in a controlled group of corporations, within the meaning of Code Section 414(b), that includes the Company;

(b) Any trade or business that is under common control with the Company within the meaning of Code Section 414(c);

(c) Any member of an affiliated service group, within the meaning of Code Section 414(m), that includes the Company; and

(d) Any entity required to be included under Code Section 414(o).

Section 2.04 After-Tax Contributions. After-tax Participant contributions whether Basic or Supplemental. See Sections 5.03 and 5.04.

Section 2.05 Annuity Starting Date. This term is defined in Section 15.07.

Section 2.06 Basic Contributions. Participant contributions whether After-Tax, Roth, or Tax-Deferred that are eligible for a Company Matching Contribution. See Section 5.03.

Section 2.07 Board. The Board of Directors of the Company.

Section 2.08 Break in Service Period. Break in Service Period shall mean a period of severance of at least 12 consecutive months commencing on the day after the Employee’s Termination of Employment or the day that marks the first anniversary of an absence due to disability, vacation, leave, layoff, or similar reason, and ending on the date the Employee recommences employment with an Employer. For purposes of determining whether or not an Employee has incurred a Break in Service Period, an Employee’s period of severance shall be deemed to commence on the second anniversary of the Employee’s absence on account of:

(a) Absence by an individual by reason of the individual’s pregnancy;

(b) Absence by an individual by reason of the birth of a child of the individual;

(c) Absence by an individual by reason of the placement of a child with the individual in connection with the adoption of such child by the individual; or

(d) Absence by an individual for purposes of caring for such a child for a period immediately following such birth or placement.

Solely for the purposes of determining whether an Employee has incurred a Break in Service Period, the Employee shall be credited with service during a period of leave for the birth, adoption or placement of a child, to care for a Spouse or an immediate family member with a serious illness or for the Employee’s own illness to the extent required by the Family and Medical Leave Act of 1993 and applicable regulations thereunder.

Section 2.09 Catch-Up Contributions. This term is defined in Section 5.13.

Section 2.10 Code. The Internal Revenue Code of 1986, as amended.

Section 2.11 Committee. The administrator of the Plan as described in Article 16 or its delegate(s).

Section 2.12 Company. Huntington Ingalls Industries, Inc.

Section 2.13 Company Matching Contributions. Employer contributions that match Participants’ Basic Contributions. See Section 5.05.

Section 2.14 Company Profit Sharing Contributions. Employer contributions under Section 5.06 for which no Participant contributions are required.

Section 2.15 Compensation. This term is defined for most contribution purposes in Section 5.01.

Section 2.16 Disabled. Total disability as determined by the Social Security Administration.

Section 2.17 Disqualified Person. A person who is a “disqualified person” within the meaning of Code Section 4975(e)(2).

Section 2.18 Dividends. Dividends on Qualifying Securities whether held in the Suspense Account or allocated to Participants’ ESOP Accounts.

Section 2.19 Eligible Employee. Any Employee who is eligible to participate in the Plan in accordance with Article 3.

Section 2.20 Employee. An individual is an Employee only if he or she is reported on the payroll records of an Affiliated Company as a common law employee. This term does not include any other common law employee or any Leased Employee. In particular, it is expressly intended that an individual not treated as a common law employee by the Affiliated Companies on their payroll records is excluded from Plan participation even if a court or administrative agency determines that the individual is a common law employee.

Section 2.21 Employer. The Company and any Affiliated Company that adopts the Plan with the Board’s permission.

Section 2.22 ERISA. The Employee Retirement Income Security Act of 1974, as amended.

Section 2.23 ESOP. The Huntington Ingalls Industries, Inc. Employee Stock Ownership Plan, a part of the Huntington Ingalls Industries Savings Plan.

Section 2.24 ESOP Account. A subaccount of a Participant’s Account under the Plan to account for allocations, earnings, and distributions with respect to the Participant under the ESOP.

Section 2.25 5%-Owner. This term is defined in Section D.05.

Section 2.26 Forfeiture. The term Forfeiture shall refer to the nonvested portion of a Participant’s account that is forfeited under Section 7.03 after the Participant’s Termination of Employment.

Section 2.27 Highly Compensated Participant. This term is defined in Section D.02.

Section 2.28 Huntington Ingalls Industries Stock Fund. This is described under the ESOP.

Section 2.29 Inactive Participant. A Participant who is not currently eligible to make or receive contributions under the Plan. See Article 4.

Section 2.30 Investment Committee. The committee charged generally with investment responsibility as described in Article 17.

Section 2.31 Investment Manager.

(a)	An Investment Manager is:

(1)	An Investment Manager as defined under ERISA; or

(2)	The Investment Committee.

(b)	An Investment Manager is a fiduciary under the Plan.

Section 2.32 IRS. The Internal Revenue Service, United States Department of the Treasury.

Section 2.33 Leased Employee. Any individual who is not an Employee but provides services to an Affiliated Company (or an Affiliated Company and “related persons” under Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year, under an agreement between an Affiliated Company and any other person and performed under the primary direction or control of an Affiliated Company. In the event that any Leased Employee subsequently becomes an Eligible Employee, then unless the Plan is otherwise excluded by applicable Treasury Regulations from the requirements of Code Section 414(n), the total period that such former Leased Employee provided services to the Company or an Affiliated Company shall be treated under the Plan, for participation eligibility and vesting purposes as though he or she had been an Employee of the Employer.

Section 2.34 Leave of Absence. An approved leave granted an Employee by an Affiliated Company in accordance with applicable policies of the Affiliated Company for a temporary or indefinite period after which it is expected that the Employee will return to employment with the Affiliated Companies.

Section 2.35 Mandatory Commencement Date. This term is defined in Section 10.04(b). For the avoidance of doubt, the provisions in Article 10 relating to the statutory mandatory commencement of benefits pursuant to Code Section 401(a)(9) override any inconsistent provision in the Plan, including any provision in any Appendix or Exhibit hereof, that relate to such statutory provisions. These provisions are not intended to override Plan provisions that govern the earlier commencement of benefits to Participants and beneficiaries under Plan rules.

Section 2.36 Merged Plans. The qualified retirement plans with accounts that have merged into this Plan or that had been merged into the Northrop Grumman Savings Plan prior to March 31, 2011 to the extent assets attributable to those plans were transferred to this Plan. The Merged Plans are listed in Section 1.04.

Section 2.37 Northrop Grumman Stock Fund. The investment fund the sole purpose of which is to invest in Northrop Grumman Corporation common stock, other than cash or short-term investments necessary to fund Participant transactions or to pay Plan expenses. The fund was liquidated on March 30, 2012.

Section 2.38 Participant. Any Employee or former Employee who has an account balance under the Plan.

Section 2.39 Period of Service.

(a) In General. The term Period of Service refers to the period of time beginning on the day the Employee commences employment with the Company or an Affiliated Company and ending on the earlier of (1) Termination of Employment or (2) the day that marks the first anniversary of an absence due to disability, vacation, leave, layoff, or similar reason (except, in the case of absence due to maternity or paternity leave, the second anniversary of the date the individual is first absent). All individual Periods of Service under the Plan shall be aggregated in determining an Employee’s total Period of Service.

(b) Periods of Severance Treated as Periods of Service. In determining a Participant’s Period of Service, the following periods of severance shall be taken into account:

(1) If an Employee severs from service by reason of a quit, discharge, or retirement and then recommences employment with an Employer within 12 months of the Termination of Employment, the period of severance shall be taken into account;

(2) If an Employee severs from service by reason of a quit, discharge, or retirement during an absence from service of 12 months or less for any reason other than a quit, discharge, retirement, or death, and then recommences employment with an Employer within 12 months of the date on which the Employee was first absent from service, the period of severance shall be taken into account.

Section 2.40 Plan. The Huntington Ingalls Industries Savings Plan.

(a) For purposes of making and receiving contributions, the Plan consists of the Sub-Plans identified in Exhibit A.

(b) For purposes of retaining distribution and withdrawal rights under plans that have been merged into this Plan, several subaccounts are maintained as described in Article 8.

Section 2.41 Plan Year. The calendar year, except the initial Plan Year was the period beginning on March 31, 2011 and ending on December 31, 2011.

Section 2.42 Qualifying Securities. “Qualifying Securities” means common stock issued by the Company (or a corporation which is a member of the same controlled group) that is readily tradable on an established securities market. The term “controlled group of corporations” has the meaning given such term by Code Section 409(l)(4).

Section 2.43 RAC TSD April Transfer Entities. HII Nuclear Inc., and Newport News Nuclear Inc.

Section 2.44 RAC TSD Transfer Entities. RAC TSD April Transfer Entities, RAC TSD July Transfer Entities, and HII Technical Solutions Corporation, collectively.

Section 2.45 RAC TSD July Transfer Entities. Continental Maritime of San Diego, Inc. (became HII San Diego Shipyard Inc., which was divested February 1, 2021).

Section 2.46 Retirement Account Contributions. Employer contributions under Section 5.14 for which no Participant contributions are required.

Section 2.47 Roth Catch Up Contributions. Roth Contributions made in accordance with and subject to the limitations of Code Section 414(v) and the regulations issued under that Code Section.

Section 2.48 Roth Contributions. After tax salary deferral contributions by Participants under Code Section 402A from Compensation paid by an Employer whose payroll system supports the processing of Roth Contributions, as determined by the Employer in its sole discretion. If a Participant is transferred from employment with an Employer whose payroll system supports the processing of Roth Contributions to employment with an Employer whose payroll system does not support the processing of Roth Contributions, such Participant’s election to contribute Roth Contributions, if any, shall become an election to contribute the same percentage of Tax Deferred Contributions, subject to the provisions of Article 6.

Section 2.49 Special Contribution. A discretionary contribution made by the Affiliated Companies in addition to any Company Matching Contributions.

Section 2.50 Spin-Off. This term is defined in Section 1.02.

Section 2.51 Spouse. An individual who is lawfully married to an Employee under the law of any U.S. or foreign jurisdiction having the legal authority to sanction marriages, including the common law spouse of an Employee in a legally recognized common law marriage. The term Spouse does not include an individual who has entered into a registered domestic partnership, civil union, or other similar formal relationship with an Employee recognized under the law of any U.S. or foreign jurisdiction that is not denominated as a marriage under the laws of that U.S. or foreign jurisdiction. Notwithstanding any provision of this Plan to the contrary, this provision shall be construed in accordance with federal law.

Section 2.52 Supplemental Contributions. Participant contributions whether After-Tax, Roth, or Tax-Deferred that are not eligible for a Company Matching Contribution. See Section 5.04.

Section 2.53 Suspense Account. An account in the Trust Fund maintained by the Trustee under the ESOP to hold unallocated Qualifying Securities acquired with the proceeds of a loan, Dividends on such unallocated Qualifying Securities, earnings on such Dividends, and any proceeds from the disposition of such unallocated Qualifying Securities.

Section 2.54 Tax-Deferred Contributions. Pre-tax salary deferral contributions by Participants under Code Section 401(k). See Sections 5.03 and 5.04.

Section 2.55 Termination of Employment. The term Termination of Employment shall refer to the date an Employee ceases to be employed by the Company or an Affiliated Company because he or she is discharged, quits, or dies. If a Participant is no longer employed by the Company or an Affiliated Company as a result of a sale, outsourcing of the Participant’s job function, or similar transaction with an unrelated employer that constitutes a severance from employment, he or she will be considered to have a Termination of Employment only to the extent, consistent with Internal Revenue Service interpretations, as determined in the sole discretion of the Committee, that the Plan would remain qualified under Code Sections 401(a) and 401(k) if the Participant was treated as having a Termination of Employment.

Section 2.56 TSD Entity. HII Energy Inc. (formerly known as Newport News Energy Company), HII Mechanical Inc. (formerly known as Newport News Industrial Corporation), HII Nuclear Inc. (formerly known as Stoller Newport News Nuclear, Inc.), Newport News Nuclear Inc., UniversalPegasus International, Inc. (divested February 1, 2021), Universal Ensco Inc. (divested February 1, 2021), HII San Diego Shipyard Inc. (formerly known as Continental Maritime of San Diego, Inc., which employees, contracts and assets were divested February 1, 2021), HII Unmanned Maritime Systems Inc., (formerly known as Undersea Solutions Corporation and which merged into HII Unmanned Systems, Inc. (formerly known as Hydroid,

Inc.) on January 1, 2021), HII Fleet Support Group LLC (formerly known as AMSEC LLC), HII Defense and Federal Solutions, Inc. (formerly known as HII Mission Driven Innovative Solutions Inc. and also formerly known as Camber Corporation), HII Mission Driven Innovative Technical Services LLC (formerly known as Camber Technical Services LLC and which was merged into HII Defense and Federal Solutions, Inc. on January 1, 2021), Veritas Analytics Inc., HII Technical Solutions Corporation, HII Unmanned Systems, Inc. (formerly known as Hydroid, Inc.), Fulcrum IT Services, LLC, The PTR Group, LLC and G2, Inc. (all subsequently merged into HII Defense and Federal Solutions, Inc. on January 1, 2021) and such other entities as identified by the Company as a TSD Entity for employment, payroll and benefits purposes.

Section 2.57 Trust or Trust Fund. The sum of the contributions made to the Plan and held by the Trustee, increased by the amount of any earnings and decreased by the amount of any losses, administrative expenses, and benefit payments.

Section 2.58 Trust Agreement. The agreement or agreements described in Article 17.

Section 2.59 Trustee. The one or more trustees, banks, trust companies, insurers, or other individuals or entities that hold and manage the Trust Fund.

Section 2.60 Year of Service. The term Year of Service shall refer to each twelve month Period of Service.

Notwithstanding anything herein to the contrary, (i) for those Employees who became Eligible Employees on March 27, 2020, as a result of the Company’s acquisition of HII Unmanned Systems, Inc. (formerly known as Hydroid, Inc.) on such date, service with HII Unmanned Systems, Inc. (formerly known as Hydroid, Inc.) shall be treated as service under this Plan to the extent service records have been provided to the Company by HII Unmanned Systems, Inc. (formerly known as Hydroid, Inc.), and (ii) for those Employees who became Eligible Employees on July 1, 2020, in connection with the entities formerly known as Fulcrum IT Services, LLC, The PTR Group, LLC, and G2, Inc. becoming participating employers, service with such entities prior to their respective acquisition dates shall be treated as service under this Plan to the extent service records have been provided to the Company by such employers.

ARTICLE 3

Eligible Employees

Section 3.01 In General. This Article describes Employees who are eligible to make contributions to the Plan and to have contributions made for them by the Affiliated Companies.

Section 3.02 Eligible Employees. All Employees who are at least 18 years old are Eligible Employees under the Plan, so long as they meet the requirements of (a) and either (b), (c), or (d):

(a) An Employee covered under Exhibit A.

(b) A salaried Employee who is either a citizen or a legal resident of the United States.

(c) An hourly-rated Employee who is either a citizen or a legal resident of the United States.

(d) Other Employees allowed to participate by a written resolution of the Board.

Section 3.03 Leased Employees. Leased Employees are not eligible to make contributions or to have contributions made for them by the Company under the Plan. However, the Company elects to count Leased Employees as permitted by Treasury Regulation Section 1.414(q) 1T, Q&A-7(b)(4).

Section 3.04 Participants in Other Plans. Employees are not covered by this Plan for any Plan Year or portion of a Plan Year if they are actively participating under any other defined contribution plan qualified under Code Section 401(a). Solely for purposes of this Section 3.04, Employees are active participants in another defined contribution plan if they are generally eligible to make or receive contributions under the plan. If an Employee could be covered by more than one plan, some or all of which include this or a similar provision, the Committee will resolve the discrepancy to allow eligibility for one plan only.

ARTICLE 4

Participation

Section 4.01 In General. All Eligible Employees will become Active Participants in the Plan in accordance with this Article. Employees who are not Eligible Employees but had accounts merged into this Plan or under the Northrop Grumman Savings Plan that were transferred to this Plan in connection with the Spin-Off will become Inactive Participants in the Plan. Only Active Participants are eligible for Company contributions under the Plan and to make contributions.

Section 4.02 Transfers To Ineligible Positions. An Eligible Employee who is transferred to an ineligible position becomes an Inactive Participant and is no longer eligible to receive or make contributions under the Plan. However, a transferred Employee has not terminated employment for purposes of this Plan. So long as they remain Employees of the Affiliated Companies, Inactive Participants may change investment options, borrow under Article 12, and make in-service withdrawals.

Section 4.03 Ineligible Positions. Ineligible positions include all employment not described in Exhibit A and positions outside of the United States if the Employee is not a citizen of the United States. Notwithstanding the preceding sentence, effective as of August 7, 2017 any Employee who is covered under the terms of the collective bargaining agreement between the Employer and the International Association of Machinist and Aerospace Workers shall be an Inactive Participant.

Section 4.04 Leased Employees. Leased Employees may not participate in the Plan.

Section 4.05 Sub-Plans. Multiple contribution formulas apply under the Plan. Sub-Plans are established to assign contribution formulas to each group of Participants. See Article 5 and Exhibit A.

(a) An Eligible Employee may participate in no more than one of the Sub-Plans at any one time.

(b) Contribution levels, including Company Matching Contributions and/or Company Profit Sharing Contributions, are based upon a Participant’s Sub-Plan as described in Article 5.

Section 4.06 Committee Rules for Participation. The Committee may establish further rules for starting, stopping, and restarting active participation in the Plan. The Committee may change those rules at any time without advance notice to the Participants. Those rules may involve procedures for recordkeeping, enrollment confirmation, payroll deduction, receiving and processing Participant transaction requests, procedures related to automatic enrollment, and other matters.

ARTICLE 5

Contributions

Section 5.01 Compensation.

(a) “Compensation” is described in detail in the Standard Definitions and Procedures for Certain Huntington Ingalls Industries, Inc. Retirement Plans, which the Committee or its delegate may amend from time to time.

(b) For the Plan Year in which an Active Participant terminates employment with the Affiliated Companies, Compensation includes only amounts paid before the end of the first full calendar month following the calendar month of termination of employment.

Section 5.02 Compensation Limit. To the extent required by Code Section 401(a)(17), compensation counted under this Plan will be limited in amount.

(a) This Section is only intended to implement Code Section 401(a)(17) and is to be interpreted accordingly.

(b) Compensation may not exceed $290,000 (the 2021 IRS limit, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B)).

(c) If Code Section 401(a)(17) is amended, any additional limitations on counted compensation apply automatically, without further amendment to the Plan.

Section 5.03 Basic Contributions. Active Participants may make Basic Contributions in accordance with this Section.

(a) Basic Contributions are eligible for a Company Matching Contribution.

(b) A Participant’s Basic Contributions may be made up of After Tax Contributions, Tax Deferred Contributions, Roth Contributions, or any combination thereof. Notwithstanding the preceding sentence, matching contributions made with respect to Employees of (i) a TSD Entity are made only on Tax Deferred Contributions and Roth Contributions, (ii) HII Mechanical Inc. are made only on Tax Deferred Contributions and Roth Contributions until the pay period that includes July 1, 2021, (iii) HII Nuclear Inc. (formerly known as Stoller Newport News Nuclear Inc.) are made only on Tax Deferred Contributions, and (iv) UniversalPegasus International, Inc. (divested February 1, 2021) were made only on Tax Deferred Contributions.

(c) Article 6 may limit the amount of Basic Contributions a Participant may otherwise make under this Section.

(d) The amount of Basic Contributions an Active Participant may make depends upon the Sub-Plan to which he or she is assigned. The amount is the applicable percentage of Compensation provided in the Basic Contributions column of the table in Section 5.07.

Section 5.04 Supplemental Contributions. Active Participants may make Supplemental Contributions under the rules of this Section.

(a) Supplemental Contributions are not eligible for any Company Matching Contribution.

(b) A Participant’s Supplemental Contributions may be made up of After Tax Contributions, Tax Deferred Contributions, Roth Contributions, or any combination thereof.

(c) Article 6 may limit the amount of Supplemental Contributions a Participant may otherwise make under this Section.

(d) The amount of Supplemental Contributions an Active Participant may make depends upon the Sub-Plan to which he or she is assigned. The amount is the applicable percentage of Compensation provided in the Supplemental Contributions column of the table in Section 5.07.

Section 5.05 Company Matching Contributions. The Employers contribute matching amounts based on Active Participants’ Basic Contributions under the rules of this Section.

(a) The match is calculated for each payroll date rather than annually and is credited for the period for which the corresponding Basic Contribution is credited to the Plan.

(b) Article 6 may prevent the Employers from making any contribution or from making the full contribution under this Section.

(c) The amount of Company Matching Contributions depends upon the Sub Plan to which an Active Participant is assigned. The amount is the applicable percentage of Basic Contributions that the Active Participant makes, as provided in the Company Matching Contributions column of the table in Section 5.07.

Section 5.06 Company Profit Sharing Contributions. The Employers make Company Profit Sharing Contributions for certain Active Participants under the rules of this Section.

(a) The rules of Article 6 may prevent the Employers from making any contribution or from making the full contribution under this Section.

(b) Company Profit Sharing Contributions are paid to the Trust for each Plan Year within the time prescribed by law, including extensions of time, for filing the Company’s federal income tax return for the Plan Year. Contributions may be made at different times by the Employers for different Employees.

(c) The amount of Company Profit Sharing Contributions depends upon the Sub-Plan to which an Active Participant is assigned. The amount is the applicable percentage of Compensation provided in the Company Profit Sharing Contributions column of the table in Section 5.07.

(d) Notwithstanding anything else in the Plan to the contrary, Participants who are employees of HII Defense and Federal Solutions, Inc. (formerly known as HII Mission Driven Innovative Solutions Inc. and also formerly known as Camber Corporation), HII Mission Driven Innovative Technical Services LLC (formerly known as Camber Technical Services LLC and which subsequently merged into HII Defense and Federal Solutions, Inc. on January 1, 2021), or Veritas Analytics Inc. as of June 28, 2018 are eligible to receive a discretionary contribution, as soon as administratively practicable following July 30, 2018, in an amount equal to a percentage of Base Compensation earned while employed at HII Defense and Federal Solutions, Inc. (formerly known as HII Mission Driven Innovative Solutions Inc. and also formerly known as Camber Corporation), HII Mission Driven Innovative Technical Services LLC (formerly known as Camber Technical Services LLC and which subsequently merged into HII Defense and Federal Solutions, Inc. on January 1, 2021), or Veritas Analytics Inc., respectively, from January 1, 2018 until June 30, 2018. For purposes of this Section 5.06(d) “Base Compensation” means regular base pay (including sick pay, vacation pay and holiday pay, but excluding LWOP pay and the additional amounts paid pursuant to the Service Contract Act).

(e) Notwithstanding anything else in the Plan to the contrary,

(1) Eligible Employees who are employees of HII Defense and Federal Solutions, Inc. (formerly known as HII Mission Driven Innovative Solutions Inc. and also formerly known as Camber Corporation), HII Mission Driven Innovative Technical Services LLC (formerly known as Camber Technical Services LLC and which subsequently merged into HII Defense and Federal Solutions, Inc. on January 1, 2021), or Veritas Analytics Inc. as of July 1, 2018 and who are covered under the terms of the collective bargaining agreement between the Employer and the International Association of Machinist and Aerospace Workers and its Local W-24 are eligible to receive a nondiscretionary contribution, as soon as administratively practicable following July 1, 2018, in an amount equal to (i) four percent (4%) of Compensation earned while employed at HII Defense and Federal Solutions, Inc. (formerly known as HII Mission Driven Innovative Solutions Inc. and also formerly known as Camber Corporation), HII Mission Driven Innovative Technical Services LLC (formerly known as Camber Technical Services LLC and which subsequently merged into HII Defense and Federal Solutions, Inc. on January 1, 2021), or Veritas Analytics Inc., respectively, from April 1, 2018 until April 9, 2018.

(2) Effective April 10, 2018, Eligible Employees who are employees of HII Defense and Federal Solutions, Inc. (formerly known as HII Mission Driven Innovative Solutions Inc. and also formerly known as Camber Corporation), HII Mission Driven Innovative Technical Services LLC (formerly known as Camber Technical Services LLC and which subsequently merged into HII Defense and Federal Solutions, Inc. on January 1, 2021), or Veritas Analytics Inc. and who are covered under the terms of the collective bargaining agreement between the

Employer and the International Association of Machinist and Aerospace Workers and its Local W-24 are eligible to receive a nondiscretionary contribution, in an amount equal to four percent (4%) of Base Compensation.

(3) “Base Compensation” for this Section 5.06(e) means for each week the product of (i) the sum (not to exceed 40 hours) of the respective employee’s regular working hours and other non-working paid hours (e.g., sick time, holiday time, vacation hours, etc.); multiplied by (ii) the respective employee’s base rate as set forth in the applicable collective bargaining agreement.

(f) Notwithstanding anything else in the Plan to the contrary, any Eligible Employee who is or becomes an Employee of the entities formerly known as The PTR Group, LLC or G2, Inc. on or after July 1, 2020 (the date those employers became participating employers in the Plan) is eligible to receive a nondiscretionary contribution in an amount equal to four percent (4%) of Compensation while such Eligible Employee remains employed by the entities formerly known as The PTR Group, LLC or G2, Inc. Any Eligible Employee who is an Employee of the entities formerly known as The PTR Group, LLC or G2, Inc. on December 20, 2020, and who becomes an Employee of HII Defense and Federal Solutions, Inc. on December 21, 2020 (the date on which the Employees were transferred to HII Defense and Federal Solutions, Inc., which was prior to January 1, 2021, the date on which the The PTR Group, LLC and G2, Inc. entities merged into HII Defense and Federal Solutions, Inc.), shall remain eligible to receive a nondiscretionary contribution in an amount equal to four percent (4%) of Compensation while such Eligible Employee remains employed by HII Defense and Federal Solutions, Inc. In addition, any Eligible Employee who becomes an Employee of HII Defense and Federal Solutions, Inc. on or after December 21, 2020 and is assigned to BPC Code NCA (the division formally associated with the entities formerly known as The PTR Group, LLC and G2, Inc.), shall be eligible to receive a nondiscretionary contribution in an amount equal to four percent (4%) of Compensation while such Eligible Employee remains employed by HII Defense and Federal Solutions, Inc.

Discretionary and non-discretionary contributions made under this Section 5.06 are referred to collectively as “Employer Contributions” and are subject to the 3-year graded vesting schedule specified in Section 7.01(3).

Section 5.07 Contribution Levels. The following table provides the contribution levels for Sections 5.03-5.06, based upon the Sub-Plan to which an Active Participant is assigned. See Exhibit A for Sub-Plan assignments.

SUB- PLAN	BASIC CONTRIBUTIONS	SUPPLEMENTAL CONTRIBUTIONS	COMPANY MATCHING CONTRIBUTIONS	COMPANY PROFIT SHARING CONTRIBUTIONS
A	0-8%	0-67% (0-27% for HCEs*)	100% of first 2 percentage points of Basic Contributions	0%

			50% of next 2 percentage points of Basic Contributions 25% of next 4 percentage points of Basic Contributions

CC	0-4%	0-71% (0-31% for HCEs*)	100% of first 2 percentage points of Basic Contributions 50% of next 2 percentage points of Basic Contributions	0%

D	0-8%	0-67% (0-27% for HCEs*)	0%	0%

GG	0-4%	0-71% (0-31% for HCEs*)	Effective July 7, 2014, for those participants employed by Avondale Engineering and Construction Co.: 100% of first 1 percent of Basic Contributions 50% of next 2 percent of Basic Contributions	0%

H (aka AMSEC)	Varies (see matching formula)	75% minus Basic Contributions	45% of Basic Contributions Up to $2,500	0%

I (aka Camber or CM)	0-4%	0-71% (0-31% for HCEs*)	100% of first 2 percentage points of Basic Contributions 50% of next 2 percentage points of Basic Contributions	0%

HD	0-8%	0-67% (0-27% for HCEs*)	100% of first 2 percentage points of Basic Contributions	0%

SUB- PLAN	BASIC CONTRIBUTIONS	SUPPLEMENTAL CONTRIBUTIONS	COMPANY MATCHING CONTRIBUTIONS	COMPANY PROFIT SHARING CONTRIBUTIONS
			50% of next 6 percentage points of Basic Contributions

AA	0-6%	0-69% (0-29% for HCEs*)	100% of first 6 percentage points of Basic Contributions	0%

AB	0-8%	0-67% (0-27% for HCEs*)	100% of first 8 percentage points of Basic Contributions	0%

*	“HCEs” means Employees who are Highly Compensated Participants for the Plan Year.

(1) Newport News and Ingalls Match Philosophy Beginning July 1, 2021. As a general rule, Employees of the Company’s Newport News and Ingalls divisions who are not eligible for pension accruals or Retirement Account Contributions on or after July 1, 2021, will be eligible for an enhanced match pursuant to Sub-Plans AA or AB, as applicable. Employees who are eligible for pension accruals or Retirement Account Contributions on or after July 1, 2021 will be eligible for matching contributions pursuant to Sub-Plan A.

Section 5.08 Contribution Elections.

(a) An Active Participant may elect to make contributions by filing an authorization with the Committee. In the authorization, the Participant:

(1) Agrees to be bound by the terms of the Plan,

(2) Chooses the percentages of Compensation that he or she wishes to contribute, and

(3) Authorizes the Employer to withhold his or her contributions from his or her paychecks.

(b) If an Active Participant is hired or rehired and makes no affirmative election to contribute to the Plan pursuant to Section 5.08(a) within a period of time after the Active Participant is hired or rehired, as established by the Committee, then the Active Participant shall be deemed to have initially elected a Tax Deferred Contribution equal to two percent (2%) of Compensation.

The Committee may provide further rules and procedures for these authorizations, which rules and procedures may be changed at any time without advance notice to Participants.

Section 5.09 Elections for Transferring Employees. Beginning March 25, 2021, if an Employee transfers from an ineligible position to a position that makes him or her an Eligible Employee, his or her contribution election shall be governed by the auto-enrollment provisions of Section 5.08.

Section 5.10 Changes in Participant Contributions.

(a) An Active Participant may change the amount of his or her contributions and select a new percentage of contributions as often as permitted under rules established by the Committee.

(b) The Committee may establish procedures whereby an Active Participant who is automatically enrolled in the Plan pursuant to Section 5.08(b) and who makes no change to his or her deemed election by a date established by the Committee shall be deemed to have elected to increase his or her contribution percentage by a designated percentage until the Active Participant reaches a designated maximum contribution.

(c) The Committee may establish the rules and procedures governing changes in contributions, rules providing for when contribution changes become effective, through what means an Active Participant may change the contribution percentage and procedures that allow an Active Participant to make a single election that automatically escalates the Active Participant’s contribution percentage. These rules and procedures may be changed at any time without advance notice to Participants.

Section 5.11 Stopping Contributions. An Active Participant may stop making all contributions under rules prescribed by the Committee.

(a) In order to resume making contributions, a Participant must elect to begin contributions again in accordance with the rules and procedures of the Committee.

(b) The Committee may specify further rules and procedures for these changes, including timing rules for when the contributions cease, which rules and procedures may be changed at any time without advance notice to Participants.

Section 5.12 Rollover Contributions.

(a) Subject to (b), (c), (d), and (e), an Eligible Employee may contribute to the Plan an “eligible rollover distribution” from an “eligible retirement plan.”

(1) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the Eligible Employee described in Code Section 402(c)(4) (including any distribution attributable to an Eligible Employee’s Spouse as described in Code Section 402(c)(9)), 403(b)(8), or 408(d)(3), except that an eligible rollover distribution does not include:

(A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Eligible Employee or the joint lives (or joint life expectancies) of the Eligible Employee and the Eligible Employee’s designated beneficiary, or for a specified period of ten years or more;

(B) any distribution to the extent the distribution is required under Code Section 401(a)(9); or

(C) any distribution made upon hardship of the Eligible Employee.

The term “eligible rollover distribution” includes after-tax money, but only to the extent that money is transferred to the Plan in a direct trustee-to-trustee transfer. The term “eligible rollover distribution” also includes a distribution of a Roth amount only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) and only to the extent the rollover is permitted in accordance with Code Section 402(c).

(2) An “eligible retirement plan” is:

(A) an individual retirement account described in Code Section 408(a), including a Roth individual retirement account described in Code Section 408A;

(B) an individual retirement annuity described in Code Section 408(b) (other than an endowment contract);

(C) an annuity plan described in Code Section 403(a);

(D) a qualified trust described in Code Section 401(a);

(E) an eligible deferred compensation plan described in Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; or

(F) an annuity contract described in Code Section 403(b).

In addition, a Participant may contribute to the Plan an “eligible rollover distribution” from any of the Northrop Grumman Electronic Systems Pension Plan, Huntington Ingalls Industries Electronic Systems Union Represented Employees Pension Plan, Huntington Ingalls Industries Space & Mission Systems Corp. Salaried Pension Plan, or Northrop Grumman Retirement Value Plan.

(b) The amounts rolled into the Plan will be allocated to a subaccount for rollover contributions. In addition, if applicable, any Roth or other after-tax money rolled into the Plan will be allocated to separate subaccounts for rollover contributions of after tax money.

(c) The option to make rollover contributions under (a) is available only in accordance with procedures established by the Committee.

(d) The Committee may condition acceptance of a rollover contribution under (a) upon its reasonable conclusion that the distributing plan is qualified. The Committee may, for example, require written confirmation as described in Treasury Regulation Section 1.401(a)(31) 1, Q&A-13(b) or any successor guidance. The Committee may establish rules concerning the acceptance of rollover contributions. These rules may be changed at any time without advance notice to Eligible Employees or Participants.

(e) If an Eligible Employee makes a rollover contribution that the Committee later determines does not qualify as an eligible rollover contribution, the Committee will distribute to the Employee as soon as practicable the improper amount standing to the Employee’s credit in the rollover contribution subaccount, valued as of the time of the distribution.

(f) Rollovers may be withdrawn as provided under Article 11. In addition, any rollover amounts invested in the Huntington Ingalls Industries Stock Fund are subject to the distribution rules of the ESOP.

(g) Rollovers may be invested under the rules of Article 9 in the same manner as the rest of the Participant’s Account.

Section 5.13 Catch-Up Contributions. In accordance with, and subject to the limitations of Code Section 414(v) and the regulations issued under that section:

(a) All Employees who are eligible to make elective deferrals under the Plan and who are projected to attain age 50 before the end of the tax year (“Catch-Up Eligible Participants”) may elect to defer an amount in excess of the maximum contribution level provided in Section 5.07 up to the limits under Code Section 414(v) (“Catch-Up Contributions”), which shall be inclusive of any Roth Catch-Up Contributions.

(b) If a Catch-Up Eligible Participant’s elective deferrals exceed the otherwise applicable limits on elective deferrals or annual additions of Code Section 401(a)(30) or 415(c), or of Plan Section 5.07, those deferrals shall be treated as Catch-Up Contributions.

Such Catch-Up Contributions shall be taken into account for purposes of Plan Section 5.05 (Matching Contributions), but shall not be taken into account for purposes of Sections 6.02 (deferral limitation) and 6.04 (Code Section 415 limitation). The Plan will not be treated as failing to satisfy Code Section 401(a)(4), 401(k)(3), 410(b), or 416, as applicable, because a Participant makes Catch-Up Contributions.

Section 5.14 Retirement Account Contributions. The Employers shall make Retirement Account Contributions for certain Active Participants under the rules of this Section.

(a) An Employee who was eligible for Retirement Account Contributions under the Northrop Grumman Savings Plan as of March 31, 2011 shall be eligible for such contributions under this Plan effective March 31, 2011 so long as he or she remains an Eligible Employee and meets the following requirements: (1) satisfies the eligibility requirements contained in Section 3.02, (2) is employed in a Cash Balance Participating Business Unit (as determined under the Huntington Ingalls Industries, Inc. Cash Balance Program), and (3) is not eligible to participate in a defined benefit plan maintained by the Company or any Affiliated Company.

Employees hired or rehired by an Employer on or after March 31, 2011 who (1) satisfy the eligibility requirements contained in Section 3.02, (2) are employed in a Cash Balance Participating Business Unit (as determined under the Huntington Ingalls Industries, Inc. Cash Balance Program), and (3) are not eligible to participate in a defined benefit plan maintained by the Company or any Affiliated Company shall be eligible to receive a Retirement Account Contribution pursuant to this Section 5.14.

Employees hired or rehired on or after March 31, 2011 by an Affiliated Company that is not an Employer who (1) subsequently transfer to employment with an Employer that is a Cash Balance Participating Business Unit (as determined under the Huntington Ingalls Industries, Inc. Cash Balance Program), (2) satisfy the eligibility requirements contained in Section 3.02 after such transfer, and (3) are not eligible to participate in a defined benefit plan maintained by the Company or any Affiliated Company shall be eligible to receive a Retirement Account Contribution pursuant to this Section 5.14.

(b) Notwithstanding anything in this Plan to the contrary:

(1) An Employee of a RAC TSD April Transfer Entity shall be eligible to receive Retirement Account Contributions pursuant to this Section 5.14 if (1) such Employee was eligible to receive Retirement Account Contributions under the second paragraph of Section 5.14(a) on April 9, 2018; (2) such Employee obtained employment with a RAC TSD April Transfer Entity via a direct transfer from the Cash Balance Participating Business Unit through which such Employee was previously eligible for Retirement Account Contributions under clause (1) of this sentence; and (3) such Employee does not terminate employment with such RAC TSD April Transfer Entity.

(2) An Employee of HII Technical Solutions Corporation shall be eligible to receive Retirement Account Contributions pursuant to this Section 5.14 if (1) such Employee was eligible to receive Retirement Account Contributions under the second paragraph of Section 5.14(a) on June 30, 2018; (2) such Employee obtained employment with HII Technical Solutions Corporation via a direct transfer from the Cash Balance Participating Business Unit through which such Employee was previously eligible for Retirement Account Contributions under clause (1) of this sentence; and (3) such Employee does not terminate employment with HII Technical Solutions Corporation.

(3) An Employee of a RAC TSD July Transfer Entity shall be eligible to receive Retirement Account Contributions pursuant to this Section 5.14 if (1) such Employee was eligible to receive Retirement Account Contributions under the second paragraph of Section 5.14(a) on June 30, 2018; and (2) such Employee does not terminate employment with such RAC TSD July Transfer Entity.

(c) In the event an Employee of a RAC TSD Transfer Entity eligible for Retirement Account Contributions under Section 5.14(b) terminates employment with the Company and all Affiliated Companies, in no event shall such Employee again be eligible for Retirement Account Contributions from a RAC TSD Transfer Entity, even upon subsequent re-hire or transfer to a RAC TSD Transfer Entity. In the event an Employee of a RAC TSD Transfer Entity eligible for Retirement Account Contributions under Section 5.14(b) transfers employment to the Company or an Affiliated Company which is not a RAC TSD Transfer Entity and subsequently transfers employment back to a RAC TSD Transfer Entity without any termination of employment, such Employee shall again be eligible for Retirement Account Contributions upon re-employment by a RAC TSD Transfer Entity.

(d) Notwithstanding anything in this Plan to the contrary, Employees of UniversalPegasus International, Inc. (divested February 1, 2021), Universal Ensco Inc. (divested February 1, 2021), HII Defense and Federal Solutions, Inc. (formerly known as HII Mission Driven Innovative Solutions Inc. and also formerly known as Camber Corporation, including Employees of HII Mission Driven Innovative Technical Solutions (formerly known as Camber Technical Services LLC) Fulcrum IT Services Inc., The PTR Group, LLC, and G2, Inc., which entities merged into HII Defense and Federal Solutions, Inc.), Veritas Analytics, Inc., HII Fleet Support Group LLC (formerly known as AMSEC LLC) and HII Unmanned Systems, Inc. (formerly known as Hydroid, Inc.) are not eligible to receive Retirement Account Contributions.

(e) Retirement Account Contributions are calculated and credited for each payroll date rather than annually, and are paid to the Trust for each Plan Year within the time prescribed by law, including extensions of time, for filing the Company’s federal income tax return for the Plan Year.

(f) The rules of Article 6 may prevent the Employers from making any contribution or from making the full contribution under this Section.

(g) Participants who satisfy the eligibility in subsection (a) above shall be credited with a Retirement Account Contribution each pay period in an amount determined as a percentage of Compensation for such pay period in accordance with the following table:

Participant’s Age	Percentage of Compensation
Less than 35	3%
35-49	4%
50 or older	5%

A Participant’s age shall be determined as of December 31 of the applicable Plan Year.

(h) [RESERVED]

(i) July 1, 2021 RAC Elimination for Certain Employees. Notwithstanding anything in this Section 5.14 to the contrary, effective July 1, 2021, (i) non-represented Employees hired or rehired by a participating Employer on or after July 1, 2021, and (ii) Participants who transfer employment after June 30, 2021 from a participating Employer and who, as of such transfer date, are not eligible for Retirement Account Contributions, are not eligible to receive Retirement Account Contributions on or after such hire, rehire or transfer date.

Section 5.15 Contributions for Certain Periods of Qualified Military Service. This Section 5.15 shall apply with respect to a Participant who becomes Disabled or dies during a period of qualified military service, as determined under Code Section 414(u). The Company shall make a Company Matching Contribution, a Company Profit Sharing Contribution, and a Retirement Account Contribution, as applicable, on behalf of the Participant to the extent that such contributions would have been made under the terms of the Plan, as modified by this Section 5.15, if the Participant had been reemployed by an Employer on the date immediately preceding his or her disability or death, as applicable, and then terminated employment on the date of his or her disability or death.

The Company Matching Contributions shall be determined based on the Participant’s average Tax Deferred Contributions, Roth Contributions, After Tax Contributions, and Catch Up Contributions for the 12 months immediately preceding the period of qualified military service, or if shorter his or her actual period of continuous service with an Employer. The Company Profit Sharing Contributions and Retirement Account Contributions shall be determined based on either: (a) the Compensation that the Participant would have received during the period of qualified military service if the Participant had continued to be employed by the Employer, determined by the Committee in accordance with the Code and applicable regulations; or (b) if the amount in clause (a) is not reasonably certain, the Participant’s Compensation from the Employer during the 12-month period (or, if shorter, his or her actual period of continuous service with the Employer) immediately preceding the start of such qualified military service. Notwithstanding the foregoing, the amounts contributed under this Section 5.15 shall be limited by application of Article 6 during the year(s) to which the contributions relate and shall be reduced by any Company Matching Contributions, Company Profit Sharing Contributions, and Retirement Account Contributions actually made on behalf of the Participant during such period of qualified military service.

Section 5.16 Committee Rules. Contributions will be made and credited to the Trust Fund under the rules and procedures of the Committee, which rules and procedures may be changed at any time without advance notice to Participants.

ARTICLE 6

Limitations on Contributions

Section 6.01 In General. This Article describes the federal tax law limitations on contributions to the Plan on behalf of Highly Compensated Participants and other limitations that apply to all Participants.

Section 6.02 Dollar Limit on Participant Contributions.

(a) Except to the extent permitted under Section 5.13 and Code Section 414(v), a Participant’s Tax-Deferred Contributions and Roth Contributions (along with similar contributions under any plan maintained by the Affiliated Companies) may not exceed $19,500 (the 2021 IRS limit, as adjusted) in any Plan Year:

(b) For Plan Years after 2011, the limit will be adjusted in accordance with guidance issued by the Secretary of the Treasury.

(c) Treatment of Excess Tax-Deferred Contributions.

(1) If a Participant elects a percentage of Compensation to be contributed as Tax-Deferred Contributions and/or Roth Contributions that exceeds the limit under this Section, any excess will be contributed as After-Tax Contributions. Similarly, if a Participant makes Tax-Deferred Contributions and/or Roth Contributions to the Plan and another plan maintained by an Affiliated Company, any excess will be contributed as After Tax Contributions. Either of such elections shall revert to Tax Deferred Contributions and/or Roth Contributions at the beginning of the next Plan Year, provided such a Participant makes no affirmative change to his or her election after the recharacterization as After Tax Contributions.

(2) If a Participant makes Tax-Deferred Contributions and/or Roth Contributions to the Plan and another plan maintained by an employer that is not an Affiliated Company (or any combination of plans under (1) above and this paragraph) and those Tax-Deferred Contributions and/or Roth Contributions collectively exceed the limit of this Section, the Participant may elect, in accordance with rules and procedures established by the Committee, to either have such excess contributions recharacterized as After-Tax Contributions or receive a distribution of a part or all of the excess amounts.

(d) The Participant’s election to receive a distribution of an excess amount must include the Participant’s certification that the specified amount is an excess Tax-Deferred Contribution and/or Roth Contribution.

(e) The Participant’s election must be made not later than the first March 1st following the close of the Plan Year in which the excess deferral occurred, and the excess amount specified by the Participant will be recharacterized or distributed not later than the first April 15th following the close of the Plan Year in which the excess deferral occurred.

Any excess amount distributed shall include income allocable to such amount through the end of the Plan Year to which such excess amount is attributable.

(f) If the Participant fails to make an election, the excess will be contributed as After-Tax Contributions.

(g) Participants who are Employees of a TSD Entity must affirmatively elect to make After-Tax Contributions to the Plan. Any excess Tax-Deferred Contributions and/or Roth Contributions made by these Employees will not be automatically re-characterized as After-Tax Contributions. For the avoidance of doubt, the excess Tax-Deferred Contributions and/or Roth Contributions of any TSD Entity Employee will be distributed unless such TSD Entity Employee affirmatively elects, in accordance with rules and procedures established by the Committee, to have such excess contributions re-characterized as After-Tax Contributions.

Section 6.03 Limits on Highly Compensated Participants. All Participant and Company contributions for Highly Compensated Participants are subject to the special limitations imposed by Code Sections 401(k) and 401(m). These rules are designed so that the amount of contributions for Highly Compensated Participants is limited based on the amount of contributions made for non-Highly Compensated Participants. See Appendix C for details.

Section 6.04 Section 415 Limitations. Except to the extent permitted under Section 5.13 and Code Section 414(v) (related to Catch-Up Contributions), the maximum amount of contributions to any Participant’s Account in any Plan Year may not exceed the lesser of $58,000 (the 2021 IRS limit, as indexed in accordance with published IRS guidance) or 100% of the Participant’s Compensation for the year. In certain cases, benefits under other plans may apply toward these limits. See Appendix A for details.

Section 6.05 Committee Authority. The Committee has the authority to reduce contributions during the Plan Year, to repay contributions, and to forfeit amounts to protect the tax qualification of the Plan and for reasons of administrative convenience.

ARTICLE 7

Vesting

Section 7.01 In General. Except as provided in Section 7.02 and subject to Section 5.06, a Participant’s interest in his or her Account shall at all times be fully vested, subject to Article 6 and Appendix A. Notwithstanding anything in the previous sentence to the contrary:

(1) [RESERVED]

(2) [RESERVED]

(3) TSD Vesting. Any Employee of a TSD Entity who (i) is not a Participant in the Plan as of June 30, 2018; or (ii) fails to continuously remain a Participant in the Plan after June 30, 2018 and, subsequent to such failure, again becomes a Participant in the Plan, shall vest in any Company Matching Contributions contributed by a TSD Entity in accordance with the following schedule:

Years of Vesting Service	Vested Percentage of TSD Entity Company Matching Contribution
0	0%
1	33%
2	66%
3	100%

For the avoidance of doubt, with regard to any Employee of a TSD Entity who was a Participant as of June 30th but who fails to continuously remain a Participant in the Plan as described in clause (ii), above, and subsequently again becomes a Participant in the Plan, the vesting schedule of this subparagraph (3) shall apply to any Company Matching Contributions contributed by a TSD Entity after the date the failure to continuously remain a Participant in the Plan, as described in (ii), above, occurs.

(4) San Diego Shipyard Sale. Notwithstanding anything herein to the contrary, in connection with the Company’s closing (“Titan Closing”) on the sale of its San Diego Shipyard employees, contracts and assets to Titan Acquisition Holdings or an affiliate thereof (“Titan”)

on February 1, 2021 (“Titan Closing Date”), the following Participants will be fully vested in their Accounts as of the date they become employees of Titan:

(i) An active Employee who (a) becomes an employee of Titan as of the Titan Closing Date, and (b) reports to work with Titan on the first business day immediately following the Titan Closing Date; and

(ii) An Employee who (a) is on a leave of absence (“LOA”) and receiving benefits under a short-term or long-term disability plan sponsored by the Company as of the Titan Closing Date, (b) returns from such LOA and resumes active employment within 180 days of the Titan Closing Date, and (c) becomes an employee of Titan within such 180 day period.

(5) Pegasus Sale. Notwithstanding anything herein to the contrary, in connection with the Company’s closing (“PMC Capital Closing”) on the sale of UniversalPegasus International, Inc. to PMC Capital Partners, LLC or an affiliate thereof (“PMC Capital”) on February 1, 2021 (“PMC Capital Closing Date”), the following Participants will be fully vested in their Accounts as of the PMC Capital Closing Date:

(i) An active Employee of UniversalPegasus International, Inc. as of the PMC Capital Closing Date; and

(ii) An Employee of UniversalPegasus International, Inc. who is on a leave of absence (“LOA”) and receiving benefits under a short-term or long-term disability plan sponsored by the Company as of the PMC Capital Closing Date.

Section 7.02 Vesting of Retirement Account Contributions.

(a) Except as provided in subsection (b) next below, a Participant will be fully vested in his or her Retirement Account Contributions, and earnings thereon, upon the completion of three Years of Service.

(b) Notwithstanding subsection (a) above, a Participant who is an Employee shall be fully vested in his or her Retirement Account Contributions, and earnings thereon, as of the earliest of the following dates: (1) the date of his or her 65th birthday, (2) the date of his or her death, or (3) the date he or she becomes Disabled. A Participant shall also be fully vested in his or her Retirement Account Contributions, and earnings thereon, if Employer contributions to the Plan are completely discontinued or if the Plan is terminated.

Section 7.03 Forfeitures. If a Participant’s Termination of Employment occurs and such Participant receives a distribution of his or her vested Account balance under the Plan, the portion of his or her Account balance that is not vested shall be forfeited. Otherwise, the portion of his or her Account balance that is not vested shall be forfeited only after such Participant has incurred a 5-year Break in Service Period. A Participant who terminates with a zero vested Account balance is deemed to have received a distribution of his or her vested Account balance.

Section 7.04 Application of Forfeitures. To the extent not used in the Plan Year to restore Participants’ Accounts pursuant to Section 7.05 or to pay expenses in accordance with Section 16.11, the Committee shall apply Forfeitures to reduce Company contributions due for the Plan Year in which they arise. Any Forfeitures in excess of the amounts applied to reduce

Company contributions and to restore Participants’ Accounts in such Plan Year shall be carried forward to restore Participants’ Accounts, to reduce Company contributions, and to pay Plan expenses in accordance with Section 16.11 due for succeeding Plan Years. In the event that Forfeitures arise in the year the Plan terminates, such Forfeitures shall be used to restore Participants’ Accounts and the excess, if any, shall be used to reduce Company contributions (if any) due for the Plan Year and to pay Plan expenses in accordance with Section 16.11. Notwithstanding anything in the Plan to the contrary, Forfeitures related to Participants of a particular Employer will be used to reduce such Employer’s share of expenses and then to reduce such Employer’s share of Company contributions, as determined in accordance with Committee procedures.

Section 7.05 Reinstatement of Forfeitures. If upon Termination of Employment a Participant incurred a Forfeiture, and if he or she is reemployed by the Company before he or she has incurred a Break in Service Period of five years, then the balance of his or her Account that was forfeited pursuant to Section 7.03, unadjusted by any gains or losses, shall be reinstated upon rehire. The restored balance shall be funded, first, by Forfeitures and, second, by additional Company contributions, which shall be due by the end of said Plan Year. Thereafter, the balance of his or her reinstated Account that is considered vested shall be determined in accordance with Section 7.02 as if the Participant had remained continuously employed by the Company, but excluding the Break in Service Period in determining Years of Service.

Section 7.06 Change in Service Crediting. If an amendment to the Plan or a transfer from employment as an Employee covered under another qualified plan maintained by the Employer or an Affiliated Company results in a change in the method of crediting eligibility and/or vesting service with respect to a Participant between the hours of service crediting method set forth in Section 2530.200b-2 of the Department of Labor Regulations and the elapsed-time crediting method set forth in Section 1.410(a)-7 of the Treasury Regulations, each Participant with respect to whom the method of crediting service is changed shall have his service determined in the manner set forth in Section 1.410(a)-7(f)(1) of the Treasury Regulations, which are incorporated herein by reference.

ARTICLE 8

Accounts

Section 8.01 Participant Accounts. An Account is maintained for each Participant having an amount to his or her credit under the Plan. The Account keeps track of a Participant’s benefits. The rules for valuations and allocations of earnings, losses, expenses, and Forfeitures are covered by other provisions of this Plan.

Subaccounts shall be maintained to hold the following types of contributions:

(1)	Tax Deferred;

(2)	After Tax;

(3)	Roth;

(4)	Rollover (excludes rollover of Roth contributions);

(5)	Roth Rollover;

(6)	Company Match;

(7)	Company Profit Sharing;

(8)	Retirement Account;

(9)	Qualified Nonelective;

(10)	Prior Plan Pre Tax;

(11)	Prior Plan After Tax;

(12)	[RESERVED];

(13)	Prior Plan MPP;

(14)	Prior Plan Company;

(15)	Prior Plan Safe Harbor;

(16)	Prior Plan Roth;

(17)	Prior Plan QNEC;

(18)	Prior Plan ESOP;

(19)	Prior Plan Company 5 Yr;

(20)	NNS/PCI Employer;

(21)	NNS/PCI Pre-Tax;

(22)	NNS Rollover;

(23)	NNS After-Tax;

(24)	Company 3 Yr;

(25)	Company Match 3 Yr;

(26)	[RESERVED]; and

(27)	Employer Contributions.

Section 8.02 Valuation of Accounts.

(a) The assets of the Trust Fund will be valued as of the end of each business day as defined by and in accordance with the rules of the Committee. These rules may be changed at any time without advance notice to Participants.

(b) Valuations take into account earnings and losses of the Trust Fund along with appreciation or depreciation, expenses, and distributions. The valuation method is established by the Committee and may be changed at any time without advance notice to Participants.

(c) The allocation of expenses and other items listed in (b) is made in accordance with the Committee’s rules and procedures, which may be changed at any time without advance notice to Participants.

(d) The Committee may, under unusual circumstances, direct that Accounts be valued as of a date other than that provided under its normal rules to protect the financial integrity of the Plan or for other reasons the Committee deems appropriate.

Section 8.03 Benefits Not Assignable. An interest in a Participant’s Account may not be sold, assigned, used as security (except for Plan loans under Article 12), or transferred in any way by any Participant or beneficiary except as may be provided in a qualified domestic relations order under Code Section 414(p) or in accordance with a levy or garnishment under the Federal Debt Collection Procedures Act or the Mandatory Victims Restitution Act.

ARTICLE 9

Investments

Section 9.01 In General. The Investment Committee will establish a number of different investment funds or other investment options for the Plan. The Investment Committee may change the funds or other investment options from time to time, except that the Plan shall maintain the Huntington Ingalls Industries Stock Fund in accordance with Appendix H.

Section 9.02 Investment Elections and Transfers.

(a) Participants may elect how future contributions to their Accounts will be invested in the various investment funds and may change their elections from time to time.

(b) Except as provided in (c), Participants may elect to make transfers of previously contributed amounts plus earnings among the different investment funds.

(c) Amounts may be transferred to or from the Huntington Ingalls Industries Stock Fund only as provided under the ESOP.

(d) An election or change of election made under this Section is within the independent control of the Participant or beneficiary. To the extent this control is exercised, no person who is otherwise a fiduciary will be liable for any loss or breach resulting from the Participant’s or beneficiary’s exercise of control. The Committee and Trustee will comply with the Participant’s or beneficiary’s investment instruction unless it would result in a prohibited transaction under ERISA or the Code, generate taxable income to the Trust Fund, or result in an event described in 29 CFR Section 2550.404c-1(d)(2)(ii).

(e) The Investment Committee may establish rules and procedures whereby, in the absence of an affirmative election, an Active Participant or beneficiary is deemed to have elected an investment fund that is a “qualified default investment alternative” under 29 CFR Section 2550.404c-5(e). The Investment Committee may, in its sole direction, apply such deemed investment election to an Active Participant who is automatically enrolled in the Plan pursuant to Section 5.08(b) and to any other situation involving a failure by an Active Participant or beneficiary to provide investment instruction, provided such rules and procedures are consistent with 29 CFR Section 2550.404c-5 and any final regulations or other guidance issued thereunder.

(f) Notwithstanding the preceding provisions of this Section 9.02 and except as necessary under Section 16.16, Company policy provides that Employees who are officers subject to Section 16 of the Securities Exchange Act of 1934 and other appointed or elected officers of the Company may not, absent prior approval of the office of the Corporate Secretary of the Company, make any investment elections impacting, or transfer into or out of, the Huntington Ingalls Industries Stock Fund outside the window period specified by the Executive Vice President and Chief Legal Officer of the Company. Except as determined by the Executive Vice President and Chief Legal Officer of the Company, each window period shall begin the second day following the release of the Company’s quarterly or annual statement of sales and earnings and end as of the 30th day following such announcement. The restrictions in this subsection (f) shall be implemented by the Plan as soon as administratively feasible after March 31, 2011.

Section 9.03 Committee Rules. Selections of investments, changes, and transfers by participants must be made according to the Committee’s rules and procedures.

(a) The Committee may prescribe rules addressing, among other matters, limits on amounts that may be transferred and procedures for electing transfers.

(b) The Committee may prescribe valuation rules for purposes of investment elections and transfers. Those rules may, in the Committee’s discretion, apply averaging methods to determine values. The Committee may also change the methods it uses for valuation from time to time.

(c) The Committee may prescribe the periods and frequency with which Participants may change investment elections and make transfers.

(d) If an Employee transfers from an ineligible position (see Section 4.03) to a position that makes him or her an Eligible Employee and such Eligible Employee was previously a Participant in the Plan, his or her investment elections at the time of his or her prior participation will be applied under the Plan when he or she recommences participation in accordance with the rules and procedures determined by the Committee. If an Employee transfers from an ineligible position to a position that makes him or her an Eligible Employee and such transferring Employee was not previously a Participant in the Plan, his or her investment elections will be made in accordance with Section 9.02.

(e) The Committee may change its rules and procedures under this Article at any time without advance notice to Participants.

ARTICLE 10

Post-Employment And Required Minimum Distributions

Section 10.01 In General. When a Participant terminates employment with the Affiliated Companies, becomes Disabled, or reaches age 70 1⁄2, distributions may be made under this Article. Effective with respect to minimum distributions required to be made under Code Section 401(a)(9) after December 31, 2019 (“RMD Effective Date”), such distributions will begin no earlier than April 1st of the calendar year following the year the affected Participant attains age 72 and references herein to age 70 1⁄2 shall instead refer to age 72, as the context requires. For purposes hereof, an “affected Participant” is a Participant born after June 30, 1949. For the avoidance of doubt, the provisions in this Article 10 relating to the statutory mandatory commencement of benefits pursuant to Code Section 401(a)(9) override any inconsistent provision in the Plan, including any provision in any Appendix or Exhibit hereof, that relate to such statutory provisions. These provisions are not intended to override Plan provisions that govern the earlier commencement of benefits to Participants and beneficiaries under Plan rules.

(a) Distributions on account of a Participant’s death are made under Article 13.

(b) Distributions of a Participant’s Merged Accounts are made under Appendix E or F, whichever applies.

Section 10.02 Termination, Layoff, and Leave. When a Participant:

(a) terminates employment for any reason,

(b) becomes Disabled, or

(c) is laid off,

the Participant may elect to have his or her entire Account paid to him or her as soon as possible.

Section 10.03 Small Benefits.

(a) If a Participant’s vested Account equals $1,000 or less at the time of the distribution, the Account shall be distributed in a single lump sum in cash as soon as administratively practicable.

(b) If a Participant’s vested Account exceeds $1,000, but does not exceed $5,000 at the time of the distribution, the Account shall be distributed in the form of a direct rollover to an individual retirement account as designated by the Committee unless the Participant timely elects an immediate lump sum distribution or to have such distribution paid directly to an eligible retirement plan as described in Section 15.06(b). For purposes of this subsection (b):

(1) The determination of whether the value of a Participant’s vested Account exceeds $1,000 shall be made by considering the Participant’s Roth Account and his or her other Accounts under the Plan as accounts held under two separate plans (within the meaning of Code Section 414(l), in accordance with Treasury Regulations Section 1.401(k)-1(f)(4)(ii)); and

(2) The determination of whether the value of a Participant’s vested Account exceeds $5,000 shall be made without regard to that portion of the Participant’s vested Account that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).

(c) Except as otherwise provided in this Section 10.03, the determination of the value of a Participant’s Account balance under subsections (a) and (b) shall include his or her Money Purchase Accounts under Appendix E and Merged Accounts under Appendix F.

(d) A Participant who terminates with a zero vested Account balance is deemed to have received a distribution of his or her vested Account balance.

Section 10.04 Required Minimum Distributions.

(a) Mandatory Commencement. Distribution of a Participant’s entire Account will commence in accordance with this Section 10.04.

(b) Required Minimum Distributions.

(1) General Rules.

(A) Effective Date. The provisions of this Section 10.04(b) shall apply for determining required minimum distributions for calendar years beginning on or after January 1, 2016, as amended by the SECURE Act as of the RMD Effective Date.

(B) Statutory Requirements. The provisions of this Section 10.04(b) will take precedence over any inconsistent provisions of the Plan.

(C) Treasury Regulations Incorporated. All distributions required under this Section 10.04(b) will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

(2) Time and Manner of Distribution.

(A) Mandatory Commencement Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the April 1 immediately following the later of (i) the calendar year in which the Participant attains age 70 1⁄2 or (ii) if so elected by the Participant under subsection (c), the calendar year in which the Participant retires.

(B) Death of Participant before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i) If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1⁄2, if later.

(ii) If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv) If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section 10.04(b)(2)(B), other than Section 10.04(b)(2)(B)(i), will apply as if the surviving Spouse were the Participant.

For purposes of this Section 10.04(b)(2)(B) and Section 10.04(b)(4), unless Section 10.04(b)(2)(B)(iv) applies, distributions are considered to begin on the Participant’s Mandatory Commencement Date. If Section 10.04(b)(2)(B)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 10.04(b)(2)(B)(i). If distributions under an annuity purchased from an authorized annuity provider irrevocably commence to the Participant before the Participant’s Mandatory Commencement Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section 10.04(b)(2)(B)(i)), the date distributions are considered to begin is the date distributions actually commence.

(C) Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an authorized annuity provider or in a single sum on or before the Mandatory Commencement Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 10.04(b)(3) and (4). If the Participant’s interest is distributed in the form of an annuity purchased from an authorized annuity provider, distributions under that annuity will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury Regulations.

(3) Required Minimum Distributions during Participant’s Lifetime.

(A) Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(i) the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulations Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(ii) if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table provided in Treasury Regulations Section 1.401(a)(9)-9, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

(B) Lifetime Required Minimum Distributions Continue through Year of Participant’s Death. Required minimum distributions will be determined under this Section 10.04(b)(3) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(4) Required Minimum Distributions after Participant’s Death.

(A) Death On or After Date Distributions Begin.

(i) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(a) The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b) If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(c) If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B) Death before Date Distributions Begin.

(i) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 10.04(b)(4)(A).

(ii) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 10.04(b)(2)(B)(i), this Section 10.04(b)(4)(B) will apply as if the surviving Spouse were the Participant.

(5) Definitions.

(A) Designated Beneficiary. The individual who is designated as the beneficiary under Article 14 and is the designated beneficiary under Code Section 401(a)(9) and Treasury Regulations Section 1.401(a)(9)-4, Q&A-1.

(B) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year containing the Participant’s Mandatory Commencement Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 10.04(b)(2)(B). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Mandatory Commencement Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Mandatory Commencement Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(C) Life Expectancy. Life expectancy as computed under the Single Life Table in Treasury Regulations Section 1.401(a)(9)-9.

(D) Participant’s Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or Forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(6) SECURE Act Requirements. The provisions of this subsection apply as of the RMD Effective Date, are intended to reflect only changes made to the Code by the SECURE Act, and shall be administered in accordance with such changes and any guidance issued thereunder notwithstanding anything contained in the Plan, including any Article, Appendix, or Exhibit, to the contrary.

(A) Delay of the Mandatory Commencement Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Mandatory Commencement Date. For Plan purposes, The “Mandatory Commencement Date” is April 1 immediately following the later of (i) the calendar year in which the Participant attains age 72 or (ii) if so elected by the Participant under subsection (c), the calendar year in which the Participant retires.

(i) Exception for 5% Owners. For purposes of determining a Participant’s Mandatory Commencement Date, an affected Participant will be treated as more than a 5% owner if he or she was a 5% owner (as defined in Code Section 416(i)(1)(B)) as to the Plan Year ending in the calendar year the Participant attains age 72.

(B) Mandatory Spousal Distributions. If the Participant dies before the Participant’s Mandatory Commencement Date and the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 72, if later.

(C) Required Minimum Distributions to Beneficiaries. With respect to Participants who die on or after January 1, 2020:

(i) 10-Year Rule. If the distributee of a deceased Participant’s Account is a Designated Beneficiary who is not an Eligible Designated Beneficiary, then the Plan will distribute the Account in full no later than December 31 of the 10th year following the year of the Participant’s death.

(ii) Beneficiary Death. If an Eligible Designated Beneficiary dies before receiving distribution of the Beneficiary’s entire interest in the Participant’s Account, the Plan will distribute that interest in full no later than December 31 of the 10th year following the year of the Eligible Designated Beneficiary’s death. Similarly, if a Participant died before January 1, 2020, the limitations of this subparagraph 6(C) shall apply to distributions to the beneficiary of the Participant’s Designated Beneficiary if the Designated Beneficiary died after January 1, 2020.

(iii) Eligible Designated Beneficiaries. An individual is an “Eligible Designated Beneficiary” of a Participant if the individual qualifies as a Designated Beneficiary and is:

(a) the Participant’s Spouse,

(b) the Participant’s child who has not reached the age of majority (as defined for purposes of Code Section 401(a)(9)(F)),

(c) an individual not more than 10 years younger than the Participant,

(d) a disabled individual (as defined in Code Section 72(m)(7)), or

(e) an individual who has been certified to be chronically ill (as defined in Code Section 7702B(c)(2)) for a reasonably lengthy period, or indefinitely.

Certain trusts may be treated as Eligible Designated Beneficiaries pursuant to Code Section 401(a)(9)(H)(iv) and (v). When a child of the Participant reaches the age of majority, the Plan will distribute the child’s account in full no later than 10 years after that date.

(c) One-Time Election. An Eligible Participant (as defined in paragraph (3)) is permitted to make a one-time election to receive the distribution under subsection (b) upon attaining age 70 1⁄2 or forego the distribution of his or her Account until he or she ceases to be an Eligible Participant.

(1) An Eligible Participant who fails to make an election will be treated as having elected to forego the distribution until he or she ceases to be an Eligible Participant.

(2) Eligible Participants must make the same affirmative or negative election for purposes of his or her Merged Accounts and amounts accumulated under this Plan.

(3) An individual is an Eligible Participant for purposes of this Section so long as:

(A) He or she is not a 5%-Owner; and

(B) He or she remains an Employee.

Section 10.05 Immediate Rehires. No distribution will be made to a Participant who terminates employment, goes on leave, or is laid off, and then returns to work for the Affiliated Companies before receiving a distribution.

Section 10.06 Delaying Payment for Accounts Over $5,000. Any Participant with an Account balance over $5,000, as determined under Section 10.03, may elect to delay payment of benefits until the date prescribed in Section 10.04.

Section 10.07 Commencement of Benefits. Upon termination, absent a contrary election, a Participant will be deemed to have elected to leave his or her Account in the Plan subject to the distribution rules of Section 10.04.

Section 10.08 Form of Distributions. Distributions are made in a single payment in cash, except as provided in (a) and (b).

(a) ESOP. Interests in the Huntington Ingalls Industries Stock Fund are distributed in accordance with the ESOP.

(b) Partial Distributions. A Participant may instruct the Committee to distribute a portion of his or her vested Account under this Article.

Section 10.09 Time of Election. A Participant must elect the form of benefit payments within the 180-day period ending on his or her Annuity Starting Date.

Section 10.10 Valuing Distributions. Distributions are valued on dates determined under the Committee’s rules.

(a) The Committee may change its rules at any time without advance notice to the Participants.

(b) The Committee may, under unusual circumstances, direct that distributions be valued as of a date other than that provided under its normal rules to protect the financial integrity of the Plan or for other reasons the Committee deems appropriate.

Section 10.11 Committee Rules. Payment of benefits and Participant elections must be made according to the Committee’s rules and procedures, which may be changed at any time without advance notice to Participants.

ARTICLE 11

Withdrawals

Section 11.01 Eligibility for Withdrawals.

(a) Withdrawals under Sections 11.02 and 11.04 may be made by any Participant who is still employed by an Affiliated Company. A Participant may not make a withdrawal under Section 11.02 (Hardship Withdrawals) unless the Participant has completely withdrawn amounts available at the time a hardship withdrawal request is made under Section 11.04 (Other In-Service Withdrawals) and, if applicable, Section 11.03 (Age 59 1⁄2 Withdrawals) and Section 10.04(c) (Age 70 1⁄2 In-service Withdrawal).

(b) Withdrawals from a Participant’s Merged Accounts are subject to Appendix E or F, whichever applies. Withdrawals of all other money are made under this Article.

Section 11.02 Hardship Withdrawals. A Participant may elect a withdrawal if a hardship described in this Section occurs. Hardship withdrawals are generally limited to the dollar amount of a Participant’s Tax-Deferred Contributions (i.e., including amounts held in a Participant’s Prior Plan Pre Tax subaccount), any earnings that he or she had on any such tax-deferred contributions as of December 31, 1988, plus Roth Contributions (i.e., including amounts held in a Participant’s Prior Plan Roth subaccount). Any hardship withdrawal under the Plan shall first be made from Tax-Deferred Contributions, if any, and then from Roth Contributions to the extent necessary, except to the extent amounts available under Section 11.04 are available at the time the hardship withdrawal is processed.

(a) Determination of Hardship. Before the Participant is eligible for a hardship withdrawal, the Committee must determine that a Participant has an immediate and heavy financial need, and the amount of the withdrawal is necessary to satisfy the need. This Section is to be interpreted in accordance with the hardship distribution requirements of Treasury Regulation Section l.401(k)-l(d)(3).

The Committee may request information it deems appropriate and necessary to ascertain whether a Participant is suffering a hardship.

(b) Amount Necessary to Satisfy Hardship. In determining whether the amount of the hardship withdrawal satisfies the immediate and heavy financial need, the Committee may reasonably rely upon the Participant’s representation (in writing, by an electronic medium, or in other such form as permitted by the Plan administrator in accordance with applicable law) that:

(1) the amount of the hardship withdrawal is not in excess of the amount of the immediate and heavy financial needs of the Participant (including any amount necessary to pay income taxes and/or penalties reasonably anticipated to result from the hardship withdrawal);

(2) the Participant has obtained all distributions, other than hardship withdrawals, and all non-taxable loans currently available under the Plan and all other plans of deferred compensation, whether qualified or nonqualified, maintained by the Company; and

(3) the Participant has insufficient cash or other liquid assets to satisfy the need.

(c) Immediate and Heavy Financial Need. The source of a Participant’s immediate and heavy financial need must include one or more of the following circumstances:

(1) payment of expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to the limitations in Code Section 213(a)) incurred by the Participant, his Spouse, any dependent (as defined in Code Section 152, determined without regard to Code Sections 152(b)(1), (b)(2), and (d)(l)(B)) of the Participant, or primary beneficiary under the Plan;

(2) payment of tuition and related educational fees (including room and board expenses) for up to the next 12 months of post-secondary education of the Participant, his Spouse, children, dependents ( as defined in Code Section 152, determined without regard to Code Sections 152(b)(l), (b)(2), and (d)(l)(B)), or primary beneficiary under the Plan;

(3) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(4) prevention of eviction of the Participant from his principal residence or foreclosure on the mortgage of his principal residence;

(5) burial or funeral expenses for the Participant’s deceased parent, Spouse, children, dependents (as defined in Code Section 152, determined without regard to Code Section 152(d)(l)(B)), or primary beneficiary under the Plan;

(6) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds l0% of adjusted gross income and without regard to the limits imposed under Code Section 165(h)(5));

(7) any federal, state, or local income taxes or penalties reasonably anticipated to result from the hardship withdrawal; or

(8) any other circumstances determined by the Secretary of the Treasury to constitute immediate and heavy financial need for this purpose.

A financial need will not fail to qualify as immediate and heavy solely because the need was reasonably foreseeable or voluntarily incurred by the Participant.

(d) Hardship Withdrawal Suspensions. A Participant who was granted a hardship withdrawal under the Plan prior to January 1, 2020 was suspended from making Basic Contributions and Supplemental Contributions under the Plan and elective contributions and employee contributions to any other plan maintained by the Employer, for a period of six (6) months following receipt of such withdrawal. Notwithstanding the foregoing, for hardship withdrawals initiated on or after January 1, 2020 and for hardship withdrawals initiated prior to January 1, 2020 for which the 6-month suspension period has not expired as of December 31, 2019, the 6-month suspension period shall no longer apply beginning January 1, 2020.

Section 11.03 Age 59 1⁄2 Withdrawals. Upon reaching age 59 1⁄2, a Participant may withdraw all or a portion of the vested amounts held in the Participant’s Tax Deferred, After Tax, Roth, Rollover, Roth Rollover, Company Match, Retirement Account, Qualified Nonelective, Prior Plan Pre Tax, Prior Plan After Tax, Prior Plan Company, Prior Plan Safe Harbor, Prior Plan Roth, Prior Plan QNEC, Prior Plan ESOP, Prior Plan Company 5 Yr, NNS/PCI Employer, NNS/PCI Pre Tax, NNS Rollover, NNS After Tax, Company 3 Yr, Company Match 3Yr and Employer Contributions.

Section 11.04 Other In Service Withdrawals. A Participant who is still employed by an Affiliated Company may request an in-service withdrawal of all or a portion of the Participant’s Prior Plan After Tax, After-Tax, Rollover, Roth, Prior Plan Roth, Prior Plan Company, Prior Plan Company 5 Yr, Company 3 Yr, Company Match 3 Yr, Company Match, NNS After-Tax, and Roth Rollover subaccounts. The Committee may establish, in its sole discretion, minimum withdrawal amounts and frequency limitations that apply to withdrawals under this Section 11.04.

Section 11.05 Valuing Withdrawals. Withdrawals are valued on dates as determined in accordance with the rules of the Committee.

(a) The Committee may change its rules at any time without advance notice to the Participants.

(b) Under unusual circumstances, in order to protect the financial integrity of the Plan, the Committee may direct that withdrawals be valued as of a date other than that provided by its normal rules or for other reasons the Committee deems appropriate.

Section 11.06 Minimum Withdrawals. The Committee may establish a minimum withdrawal requirement applicable to any or all withdrawals under this Article. Any such limitations will be communicated to Participants in accordance with Plan rules and procedures.

Section 11.07 Committee Rules. Payment of withdrawals and Participant elections must be made in accordance with the Committee’s rules and procedures, which may be changed at any time without advance notice to Participants.

Section 11.08 Military Reservist Distributions. Any Participant who is a member of the U.S. military reserves and who is called or ordered to duty for a period of at least 180 days during the period after September 11, 2001 may request a distribution of his or her Tax Deferred, Prior Plan Pre Tax, Roth, Prior Plan Roth, and NNS/PCI Pre Tax Contributions by notifying the

Committee. The Committee may establish such rules, impose such requirements, and require the completion of such forms and documents (in electronic or paper formats), in its sole discretion, and applied in a nondiscriminatory and objective basis, in order to administer this Section 11.08.

Section 11.09 Military Service Distributions. A Participant may request a distribution of his or her Tax Deferred, Roth, Prior Plan Pre Tax, Prior Plan Roth, Prior Plan Safe Harbor, and Prior Plan QNEC Contributions during a period of qualified military service, as determined under Code Section 414(u), of more than 30 days by notifying the Committee. No Basic or Supplemental Contributions shall be made on behalf of a Participant who takes a distribution pursuant to this Section 11.09 for a period of six months following such distribution. The Committee may establish such other rules, impose such requirements, and require the completion of such forms and documents (in electronic or paper formats), in its sole discretion, and applied in a nondiscriminatory and objective basis, in order to administer this Section 11.09.

Section 11.10 Restriction on Huntington Ingalls Industries Stock Fund Withdrawals for Officers. Company policy provides that an Employee who is an officer subject to Section 16 of the Securities Exchange Act of 1934 or other appointed or elected officer of the Company may not, absent prior approval of the office of the Corporate Secretary of the Company, take any withdrawal pursuant to this Article 11 from the Huntington Ingalls Industries Stock Fund outside the window period specified by the Executive Vice President and Chief Legal Officer of the Company; however, the portion of such Participant’s Account invested in the Huntington Ingalls Industries Stock Fund shall be taken into consideration for determining the amount available for withdrawals. Except as determined by the Executive Vice President and Chief Legal Officer of the Company, each window period shall begin the second day following the release of the Company’s quarterly or annual statement of sales and earnings and end as of the 30th day following such announcement. The restrictions in this Section 11.10 shall be implemented by the Plan as soon as administratively feasible after March 31, 2011.

ARTICLE 12

Loans

Section 12.01 In General. Participants, other than those described in Section 12.02, may borrow from their Accounts in accordance with Code Sections 72(p) and 401(k) and the Huntington Ingalls Industries Employee Benefit Plan Loan Guidelines (“Guidelines”), which can be found in Article 3 of the Standard Definitions and Procedures for Certain Huntington Ingalls Industries, Inc. Retirement Plans. The Guidelines may be amended at any time without advance notice to Participants by the individual or entity identified in the Guidelines as having amendment authority. Notwithstanding the preceding sentences and any provisions of the Guidelines, loan amounts may not be taken from a Participant’s Retirement Account, Employer Contributions, Company Profit Sharing, or QNEC subaccounts, and the balance in the Participant’s Retirement Account, or Employer Contributions shall not be considered in determining the Participant’s total Account balance for purposes of determining his or her maximum loan amount.

Section 12.02 Former Employees. Former Employees may not obtain loans unless they are “parties in interest” within the meaning of ERISA Section 3(14).

Section 12.03 Transferred Plan Loans. Any Participant with a plan loan outstanding from a Merged Plan as of the effective date of that plan’s merger into this Plan will continue to be required to repay that loan on the same terms and over the same period as in effect under the terms of the Merged Plan. Any Participant with a plan loan outstanding under the Northrop Grumman Savings Plan as of the Spin-Off that was transferred to this Plan will continue to be required to repay that loan on the same terms and over the same period as in effect under the terms of the Northrop Grumman Savings Plan as of the date of transfer to this Plan.

Section 12.04 Repayment Upon Death. The Spouse of a Participant who dies with a loan outstanding on the date of the Participant’s death may continue repayment of such loan under the terms and conditions that applied to the loan immediately prior to the Participant’s death.

Section 12.05 Restriction on Huntington Ingalls Industries Stock Fund Loans for Officers. Company policy provides that an Employee who is an officer subject to Section 16 of the Securities Exchange Act of 1934 or other appointed or elected officer of the Company may not, absent prior approval of the office of the Corporate Secretary of the Company, take any loan pursuant to this Article 12 from the Huntington Ingalls Industries Stock Fund outside the window period specified by the Executive Vice President and Chief Legal Officer of the Company; however, the portion of such Participant’s Account invested in the Huntington Ingalls Industries Stock Fund shall be taken into consideration for determining the amount available for loans. Except as determined by the Executive Vice President and Chief Legal Officer of the Company, each window period shall begin the second day following the release of the Company’s quarterly or annual statement of sales and earnings and end as of the 30th day following such announcement. The restrictions in this Section 12.05 shall be implemented by the Plan as soon as administratively feasible after March 31, 2011.

ARTICLE 13

Death Benefits

Section 13.01 In General. This Article describes the payment of benefits following the death of a Participant prior to his or her Annuity Starting Date. Death benefits from a Participant’s Merged Accounts are paid under Appendix E or F, whichever applies.

Section 13.02 Method and Timing of Payment. Upon the Participant’s death, payment of his or her Account is made in a single lump sum to his or her beneficiary.

(a) Except as provided in subsection (b) below, payment is generally made as soon as possible following the Participant’s death.

(b) However, if a Participant’s Spouse is the beneficiary and the value of the Participant’s entire Account equals more than $1,000 on the date of distribution, the Spouse may elect to delay payment of benefits up to the time the Participant would have reached his or her Mandatory Commencement Date. The Account shall be distributed to the Participant’s Spouse in a single lump sum as soon as administratively feasible following the date the Participant would have reached his or her Mandatory Commencement Date.

Section 13.03 Form of Distributions. In general, distributions will be made in a single payment in cash. The ESOP, however, governs the distribution form of a Participant’s interest in the Huntington Ingalls Industries Stock Fund.

Section 13.04 Valuing Death Benefits. Death benefits are valued on dates determined in accordance with the Committee’s rules.

(a) The Committee may change its rules at any time without advance notice to the Participants.

(b) Under unusual circumstances, the Committee may direct that death benefits be valued as of a date other than that provided by its normal rules to protect the financial integrity of the Plan or for other reasons the Committee deems appropriate.

Section 13.05 Survivor Benefits Related to Military Service. If a Participant dies during a period of qualified military service, as determined under Code Section 414(u), his or her beneficiary shall be entitled to any additional benefits, other than benefit accruals, as if the Participant was reemployed by an Employer on the date immediately preceding his or her death and terminated employment on the date of his or her death.

Section 13.06 Committee Rules. Benefits will be paid in accordance with the Committee’s rules and procedures, which may be changed at any time without advance notice to Participants.

ARTICLE 14

Beneficiaries

Section 14.01 In General. A Participant at any time may name, on a form or in a format prescribed by the Committee, a beneficiary to receive any benefits remaining under the Plan when the Participant dies. A Participant may change beneficiaries at any time. A beneficiary selection or a change in a selection is effective only when it is received by the Committee, or, if later, at the time specified by the Participant in the selection or change.

A Participant’s beneficiary may not be changed following the Participant’s death, except by (a) a written instrument intended to be a “qualified disclaimer” within the meaning of Code Section 2518, or any successor provision, that is received by the Committee not later than nine months after the Participant’s death and is accepted by the Committee prior to payment of benefits, or (b) a qualified domestic relations order under Code Section 414(p) that is received and accepted by the Committee prior to payment of benefits. The Committee may provide rules and procedures for these authorizations, which rules and procedures may be changed at any time without advance notice to Participants.

Section 14.02 Married Participants.

(a) The beneficiary of a married Participant is the Participant’s Spouse unless otherwise elected. An election of a non-spouse beneficiary by a married Participant is effective only with spousal consent.

(b) If an unmarried Participant becomes married (or a married Participant remarries), any prior selection of a beneficiary by that Participant will be invalid, and the Participant’s beneficiary will be his or her new Spouse unless a different beneficiary is named with spousal consent.

Section 14.03 Determining Marital Status and Spouse. A Participant will be considered married if he or she is married on the date of his or her death.

(a) Unless otherwise provided by a qualified domestic relations order, as defined in Code Section 414(p), the Participant’s Spouse is the person to whom he or she was married when the Participant died.

(b) A qualified domestic relations order, as defined in Code Section 414(p), may provide that a former Spouse is deemed to be the Participant’s Spouse for purposes of all or a portion of the Participant’s benefit under the Plan.

(c) If within six months after the death of a Participant, the Committee has no knowledge that a Spouse survived the Participant, it shall be conclusively presumed that no Spouse survived, and distribution may be made accordingly.

Section 14.04 Spousal Consent. If a married Participant wishes to name someone other than his or her Spouse as beneficiary, the Participant may do so, but only with the written consent of his or her Spouse.

(a) For the written consent to be valid:

(1) A notary public or Plan representative must witness the signing of the consent documents;

(2) The consent documents must either designate a specific beneficiary or form of benefits, which may not be changed by the Participant without further spousal consent, or it must expressly permit the Participant to change the beneficiary or form of benefits without further consent by the Spouse; and

(3) The consent documents must acknowledge the effect of the election.

(b) Spousal consent is not required if the Committee determines that there is no Spouse, it is presumed under Section 14.03(c) that there is no Spouse, or under other circumstances permitted by regulations under the Code.

(c) Any consent by a Spouse (or determination that spousal consent cannot be obtained) is effective only with respect to that particular Spouse.

Section 14.05 Explanation. The Committee must provide each Participant a written explanation of:

(a) The terms and conditions of the various death benefit options;

(b) The Participant’s right to make, and the effect of, an election to waive the spousal benefit;

(c) The rights of the Participant’s Spouse under Section 14.04; and

(d) The right to make, and the effect of, a revocation of a waiver of the spousal benefit.

Section 14.06 Failure to Designate Beneficiary. If no beneficiary is properly named or the beneficiary named by the Participant dies before the Participant and no new beneficiary is named, the beneficiary will be the Participant’s Spouse, or, if there is no Spouse, the Participant’s estate.

Section 14.07 Death of Beneficiary. If a beneficiary entitled to a payment dies, any amount payable to the beneficiary will be paid in a single lump sum as soon as possible to the beneficiary’s estate. Notwithstanding the preceding sentence, a Spouse who is a beneficiary may designate a beneficiary to be paid upon such Spouse’s death; therefore, if such Spouse beneficiary dies, any amount payable to him or her will be paid to his or her designated beneficiary or, if none, to his or her estate in accordance with the preceding sentence.

Section 14.08 Committee Rules. The designation of beneficiaries will be made according to the Committee’s rules and procedures, which may be changed at any time without advance notice to Participants. These rules will cover, among other things, the designation of multiple and secondary beneficiaries and the selection of trusts as beneficiaries.

ARTICLE 15

Other Rules On Distributions

Section 15.01 Missing Payee. All payments due under the Plan to missing payees shall be governed by the terms of Article 7 in the Standard Definitions and Procedures for Certain Huntington Ingalls Industries, Inc. Retirement Plans.

Section 15.02 Disputes About Payee. If the Committee determines that there is some uncertainty as to whom any Plan payment is due, the Committee is authorized to delay payment, seek agreements from the interested parties, make payment to an appropriate judicial forum and allow the court to determine the identity of the proper payee, and/or take any other necessary or appropriate steps to protect the Plan and the interested parties.

Section 15.03 Administrative Delays. If the amount of any payment cannot be determined by the date it is supposed to be paid, or if it is not possible to make payments on time because the Committee cannot find the payee, or adequate information is not available to make the distribution, or the payee has failed to make the applicable elections with the Committee, or because of other legal, financial, or administrative obstacles, payments may be made no later than 60 days after the date payment becomes possible.

Section 15.04 Facility of Payment. If the Committee deems any person entitled to receive any payment under the Plan incapable of receiving it because of age, illness or infirmity, mental incompetency, or incapacity of any kind, the Committee may, in its discretion, direct that payment be made in any one or more of the following manners:

(a) applying the amount directly for the comfort, support, and maintenance of the payee;

(b) reimbursing any person for any such support supplied by any other person to the payee;

(c) paying the amount to a legal representative or guardian or any other person selected by the Committee on behalf of the payee; or

(d) depositing the amount in a bank account to the credit of the payee.

Section 15.05 Incorrect Payment of Benefits. If the Committee determines in its sole discretion that the Plan made an incorrect payment of benefits, and that a correction is necessary or desirable under the law, then:

(a) If the Plan makes an overpayment of the amount of any benefits due any payee under the Plan, the Plan may recover the amounts either by requiring the payee to return the excess to the Plan, by reducing any future Plan payments to the payee, or by any other method that the Committee deems reasonable.

(b) If the Plan makes a late payment or an underpayment of the amount of any benefits due any payee under the Plan, correct payment will be made as soon as reasonably possible after the late payment or underpayment is discovered.

Section 15.06 Direct Rollover. A Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover (as those terms are defined in this Section). This Section is intended only to implement Code Section 401(a)(31) and is to be construed accordingly.

(a) Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

(1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more;

(2) any distribution to the extent the distribution is required under Code Section 401(a)(9); or

(3) any distribution made upon hardship of the Distributee.

(b) Eligible Retirement Plan. An Eligible Retirement Plan is:

(1) an individual retirement account described in Code Section 408(a), including a Roth individual retirement account described in Code Section 408A;

(2) an individual retirement annuity described in Code Section 408(b);

(3) an annuity plan described in Code Section 403(a);

(4) a qualified trust described in Code Section 401(a);

(5) an eligible deferred compensation plan described in Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; or

(6) an annuity contract described in Code Section 403(b) that accepts the Distributee’s Eligible Rollover Distribution.

However, in the case of an Eligible Rollover Distribution to a beneficiary who is a designated beneficiary as defined in Code Section 401(a)(9)(E), but is not a surviving Spouse or a former Spouse who is an alternate payee under a qualified domestic relations order as defined in Code Section 414(p), an Eligible Retirement Plan is only an individual retirement account or individual retirement annuity that is treated as an inherited account under Code Section 402(c)(11).

(c) Distributee. A Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees of distributions they receive. In addition, a beneficiary who is a designated beneficiary as defined in Code Section 401(a)(9)(E) is a Distributee with regard to the beneficiary’s interest in the Plan.

(d) Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(e) Direct Rollover of After-Tax Contributions. For purposes of this Section, no portion of a distribution will fail to be an Eligible Rollover Distribution merely because the portion consists of After-Tax Contributions, which are not includible in gross income. After-Tax Contributions, however, may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b) or to a qualified defined contribution plan described in Code Section 401(a), 403(a), or 403(b) that agrees to separately account for amounts so transferred, including separately accounting for the portion of a distribution that is includible in gross income and the portion of a distribution that is not includible in gross income.

Section 15.07 Annuity Starting Date.

(a) In General. The Annuity Starting Date for Plan distributions is the business day that the distribution is valued and removed from the Participant’s investment funds.

(b) Administrative Delay. The Annuity Starting Date is the date described in (a) even though for administrative reasons payment is delayed until some later date.

(c) Valuation. The amount of a distribution is determined under the valuation rules described in other Sections of this Plan. This Section does not modify those rules in any way.

Section 15.08 Top Heavy Rules. The top-heavy provisions of Appendix B apply if the Plan becomes top-heavy.

Section 15.09 Claims and Issues. From time to time, claims or issues may arise that involve the Plan, including, among others, claims and issues raised by Participants, those addressed under any of the Internal Revenue Service’s Employee Plans Compliance Resolution System programs or similar programs, or those permitted under the terms of a qualified domestic relations order that complies with Code Section 414(p). The resolution, settlement, or adjudication of these claims or issues may result in an action that is not expressly permitted under some other Section of the Plan document. Such a procedure, agreement, or order will be respected to the extent that, as determined in the sole discretion of the Committee, it does not result in disqualification of the Plan or violate (or cause the Plan to violate) any applicable statute, government regulation, or ruling.

Section 15.10 Annuity Form of Distribution. To the extent required under Code Sections 401(a)(11) and 417, a married Participant who elects payment of his or her benefits in the form of a life annuity (if available under the Plan) must receive his or her benefits in the form of a qualified joint and 50% survivor annuity (“QJSA”) unless the Participant elects another form of distribution permitted under the Plan, which shall include a single life annuity, or a qualified optional 75% survivor annuity (“QOSA”), with the written consent of his or her Spouse that satisfies the provisions of Code Section 417(a)(2). The required consent must be signed by the Spouse, contain an acknowledgment by the Spouse of the effect of the consent, and be witnessed by a Plan representative (other than the Participant) or by a notary public. Notwithstanding the foregoing, spousal consent need not be required if the Committee determines that there is no Spouse because the Spouse cannot be located or under other circumstances permitted by regulations under the Code. The provision for the distribution of any annuity form of distribution may be satisfied by the application of the Participant’s vested Account balance to purchase an annuity contract from an insurance company or other annuity provider.

The Committee shall provide to the Participant, within a reasonable period before payment of benefits commences, a written explanation of the terms and conditions of the QJSA and the QOSA, the Participant’s right to make, and the effect of, an election to waive the QJSA option and elect another option, the rights of the Participant’s Spouse and the Participant’s right to make, and the effect of, a revocation of a waiver of the QJSA form of distribution.

ARTICLE 16

Administration

Section 16.01 In General. The general administration of the Plan is the responsibility of the Committee. The Committee is the “plan administrator” under ERISA. In addition, the Committee and each of its members are “named fiduciaries” of the Plan under ERISA for all purposes other than investment matters. Committee members and all other Plan fiduciaries may serve in more than one fiduciary capacity with respect to the Plan.

Section 16.02 The Committee. The Committee consists of at least three members appointed by the Board or its delegate. The Committee members serve at the pleasure of the Board, without compensation, unless otherwise determined by the Board or its delegate.

Section 16.03 Resignation of Committee Members. A member of the Committee may resign at any time by delivering a written resignation to the Chairman of the Committee. The member’s resignation will be effective as of the date of delivery or, if later, the date specified in the notice of resignation.

Section 16.04 Conduct of Business. The Board or its delegate will appoint a Chairman from among the members of the Committee and a Secretary who may or may not be a member of the Committee. The Committee will conduct its business in accordance with this Article and shall hold meetings from time to time in any convenient location.

Section 16.05 Quorum. A majority of all of the members of the Committee constitutes a quorum and has power to act for the entire Committee.

Section 16.06 Voting. All actions taken shall be by majority vote of the members attending a meeting, whether physically present or through remote communications. In addition, actions may be taken by written consent of a majority of the Committee members without a meeting. The agreement or disagreement of any member may be by means of any form of written or oral communications.

Section 16.07 Records and Reports of the Committee. The Committee will keep written records as it deems necessary or proper, which records will be open to inspection by the Board or its delegate.

Section 16.08 Powers of the Committee. The Committee has all powers necessary or incident to its office as plan administrator. Its powers include, but are not limited to, full discretionary authority to:

(a) Prescribe rules for the operation of the Plan.

(b) Determine eligibility.

(c) Comply with the requirements of reporting and disclosure under ERISA and any other applicable law and to prepare and distribute other communications to Participants as part of Plan operations.

(d) Prescribe forms to facilitate the operation of the Plan.

(e) Secure government approvals for the Plan.

(f) Construe and interpret the terms of the Plan, including the power to remedy possible ambiguities, inconsistencies, or omissions.

(g) Determine the amount of benefits and authorize payments from the Trust Fund.

(h) Maintain records.

(i) Litigate, settle claims, and respond to and comply with court proceedings and orders on the Plan’s behalf.

(j) Enter into contracts on the Plan’s behalf.

(k) Take all measures it deems reasonably necessary or desirable to properly administer the Plan, including institution of black-out periods during which some or all ordinary Plan administration functions will be suspended.

(l) Exercise all other powers given to the Committee under other Sections of the Plan.

Section 16.09 Allocation or Delegation of Duties and Responsibilities. The Committee and the Board or its delegate may:

(a) Employ agents to carry out nonfiduciary responsibilities.

(b) Employ agents to carry out fiduciary responsibilities (other than trustee responsibilities as defined in ERISA Section 405(c)(3)) under the rules of the next Section.

(c) Consult with counsel, who may be of counsel to the Company.

(d) Provide for the allocation of fiduciary responsibilities (other than trustee responsibilities as defined in ERISA Section 405(c)(3)) among their members under the rules of the next Section.

(e) In particular, designate one or more Employees to have responsibility for designing and implementing administrative procedures for the Plan.

Section 16.10 Procedure for the Allocation or Delegation of Fiduciary Duties.

(a) Any allocation or delegation of fiduciary responsibilities must be approved by majority vote, in a resolution approved by the majority;

(b) The vote cast by each member for or against the adoption of such resolution must be recorded and made a part of the written record of the proceedings; and

(c) Any delegation or allocation of fiduciary responsibilities may be changed or ended only under the rules of (a) and (b) of this Section.

Section 16.11 Expenses of the Plan. All reasonable and proper expenses of administration of the Trust Fund, including counsel fees, will be paid out of the Trust Fund unless paid by the Affiliated Companies (subject to subsection (b)).

(a) No expenses may be withdrawn without the consent of the Committee. The Committee may authorize the Trustee to withdraw particular expenses or kinds of expenses on a standing basis.

(b) The Affiliated Companies may initially pay any expense that normally would be charged to the Trust Fund and later obtain reimbursement from the Trust Fund.

(1) This even applies if, at the time of the Affiliated Companies’ initial payment of the expense, it is not clear that the Affiliated Companies may lawfully seek reimbursement from the Trust Fund but the Affiliated Companies’ legal right to reimbursement is later clarified.

(2) It is specifically anticipated that there may be situations, such as litigation, where the Affiliated Companies might choose to bear costs initially, but later obtain reimbursement many years after the costs were incurred. These delayed reimbursements are permissible.

(c) Expenses will be withdrawn from the Trust Fund in accordance with rules and procedures established by the Committee, which rules and procedures may be changed at any time without advance notice to Participants. These rules and procedures may include:

(1) Charging expenses against the investment return of one or more Plan investment funds, even if the fund has a negative return;

(2) Charging fees against any other accounts, including contribution, distribution, or Forfeiture accounts;

(3) The imposition of percentage and/or flat dollar fees for any feature or aspect of the Plan, including for example, initiation of loans or participation in particular investment options; or

(4) Any other method or means for recovering expenses.

Section 16.12 Indemnification. The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, members of the Board, the Committee, and Employees acting for the Affiliated Companies, as well as former members and former Employees, for any and all expenses, liabilities, or losses arising out of any act or omission relating to the rendition of services for, or the management and administration of, the Plan, except in instances of gross misconduct.

Section 16.13 Extensions of Time Periods. For good cause shown, the Committee may extend any period provided in the Plan for taking any action required of any Participant or beneficiary to the extent permitted by law.

Section 16.14 Corrections Involving Participant Direction. If the Committee determines in its sole discretion that the Plan failed to properly follow a Participant’s election or direction and that a correction is necessary or desirable under the law, that correction will be made as soon as reasonably possible after the error is discovered.

(a) Contribution Election. If a Participant’s contribution election is not followed correctly, corrections may be made by adjusting the amount of contributions withheld from the Participant’s future paychecks. Adjusted contributions under this Section may be made in fractional percentages of a Participant’s Compensation.

(b) Investment Direction. If a Participant’s investment or transfer direction is not followed correctly, the Participant’s account will be adjusted to the position it would have been in had the direction been correctly followed. The adjustment shall be made in accordance with the rules and actuarial and investment assumptions determined in the sole discretion of the Committee.

Section 16.15 Claims and Appeals; Time Limitations; Exhaustion of Remedies. All claims and appeals related to benefits under the Plan shall be governed by the terms of Article 6 in the Standard Definitions and Procedures for Certain Huntington Ingalls Industries, Inc. Retirement Plans.

Section 16.16 Qualified Domestic Relations Orders. The Committee will establish rules and procedures for handling domestic relations orders, including procedures allowing the Plan to charge individual Participants and alternate payees for expenses associated with handling domestic relations orders. These rules and procedures may be changed at any time without advance notice to Participants.

ARTICLE 17

Management of Funds

Section 17.01 The Trust. All assets of the Plan will be held as a special trust in accordance with the terms of the Trust Agreement for the benefit of Participants and their beneficiaries. Subject to Article 20, no part of the Plan’s assets may be used for or diverted to purposes other than for the exclusive benefit of Participants or their beneficiaries before the satisfaction of all liabilities (as defined in Code Section 401(a)(2)), except to the extent permitted by law. No person will have any interest in, or right to, any trust assets or earnings, except as expressly provided in the Plan and the Trust Agreement. The Trust Agreement forms a part of this Plan, and all rights and benefits that may accrue to any person under this Plan are subject to the Trust Agreement.

Section 17.02 The Trustee. The Board or its delegate will appoint the Trustee in accordance with the Trust Agreement with powers as may be provided in that agreement. The Board or its delegate may remove the Trustee at any time with reasonable notice. Upon removal or resignation of the Trustee, the Board or its delegate will designate a successor to replace the removed or resigning Trustee.

Section 17.03 Trust Agreement. To provide for the administration of the Trust Fund, the Company will enter into a Trust Agreement with a Trustee appointed by the Board or its delegate. The Company may determine the form and content of the Trust Agreement, which may include, but will not be limited to, provisions concerning the powers and authority of the Trustee, the authority of the Company to amend the Trust Agreement and to terminate the Trust Fund, the authority of the Company and the Committee to settle the accounts of the Trustee on behalf of all persons having an interest in the Trust Fund, and a provision that it will be impossible for any part of the corpus or income of the Trust Fund to be (within the taxable year or thereafter) used for or diverted to purposes other than for the exclusive benefit of Participants or their beneficiaries, except as provided in Article 20 or as may be permitted by law.

Section 17.04 Huntington Ingalls Industries, Inc. Stock. Huntington Ingalls Industries, Inc. stock held in the Huntington Ingalls Industries Stock Fund for this Plan will be voted in accordance with the terms of the ESOP and may be tendered for sale in accordance with the ESOP.

Section 17.05 The Investment Committee. The Investment Committee will consist of not less than three persons appointed from time to time by, and to serve at the pleasure of, the Board or its delegate. The Investment Committee is the “named fiduciary” for investment matters under the Plan. The Board or its delegate will appoint a Chairman and appoint a Secretary and other officers as the Investment Committee may deem necessary. The Investment Committee may employ counsel, including investment counsel, as it may require in carrying out its duties under the Plan.

Section 17.06 Resignation of Investment Committee Members. A member of the Investment Committee may resign at any time by delivering a written resignation to the Chairman of the Investment Committee. The member’s resignation will be effective as of the date of delivery or, if later, the date specified in the notice of resignation.

Section 17.07 Alternate Members. The Board or its delegate may from time to time appoint one or more persons as alternate members of the Investment Committee to serve in the absence of members of the Investment Committee, in the manner stated below, with the same effect as if they were members. The Chairman of the Investment Committee, in his or her discretion, will designate which of the alternate members may attend any particular meeting of the Investment Committee to obtain a quorum or full attendance as the Chairman may elect, upon notice given by the Chairman or at his or her direction. Each alternate member will have all the rights, powers, and obligations of a member concerning the business of meetings that he or she attends.

Section 17.08 Actions by the Investment Committee. The majority in number of the members of the Investment Committee at the time in office, represented at a meeting by members or alternate members or both, will constitute a quorum for the transaction of business. Any determination or action of the Investment Committee may be made or taken by a majority of a quorum present at any meeting thereof, or without a meeting, by resolution or written memorandum signed by a majority of the members then in office.

Section 17.09 Investment Responsibilities.

(a) The Trustee has exclusive authority and discretion to manage, control, purchase, sell, and invest the assets of the Plan, unless one or more Investment Managers are appointed, as provided below.

(b) The Board or its delegate may, in its discretion, appoint one or more Investment Managers who will have, until terminated by the Board or its delegate, the power to manage, acquire, and dispose of all or any part of the assets of the Plan allocated to an Investment Manager by the Board or its delegate. Each Investment Manager other than the Investment Committee must represent in writing that it qualifies under ERISA Section 3(38)(B) and acknowledge in writing that it is a fiduciary of the Plan. Under those circumstances, the Trustee will have no obligation to invest or otherwise manage any asset of the Plan that is subject to an Investment Manager’s management.

(c) If investment powers are divided among two or more Trustees or Investment Managers, the Investment Committee will formulate investment policies for the Trustees and Investment Managers to diversify the investments of the Plan to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

(d) The Investment Committee will periodically review and evaluate the investment performance of each Trustee and Investment Manager and advise the Board or its delegate of its review and evaluation. The Board may delegate to the Investment Committee the responsibility to appoint and terminate Trustees and Investment Managers, to allocate Plan assets, to formulate investment policies, and to instruct the Trustee or Investment Manager accordingly. In case of such a delegation, the Investment Committee may also appoint itself to serve as an Investment Manager.

(e) The Investment Committee will establish a funding policy and method to carry out the Plan’s objectives and will communicate it to those responsible for investing Plan assets.

Section 17.10 Liability and Indemnity.

(a) No person, Committee member, Investment Committee member, Trustee, or Investment Manager who has a fiduciary responsibility, or to whom such responsibility is allocated, as provided in this Article, by appointment or otherwise, will be liable for any act or omission or investment policy of any other fiduciary except as provided in ERISA Section 405.

(b) To the extent permitted by law, the Employers will indemnify and hold harmless members and former members of the Board of directors and the Investment Committee, officers and former officers, and Employees and former Employees concerning their responsibilities under this Article. The Employers may purchase insurance to cover the liabilities of those persons for breach of fiduciary duty and any other error or omission.

ARTICLE 18

Amendment and Termination

Section 18.01 Right to Amend the Plan. The Company’s right to amend the Plan is provided in Article 5 of the Standard Definitions and Procedures for Certain Huntington Ingalls Industries, Inc. Retirement Plans, which Article is incorporated herein by reference.

Section 18.02 Termination or Reduction. The Company maintains the Plan voluntarily.

(a) The Company reserves the right at any time to terminate the Plan or to suspend, reduce, or partially or completely discontinue contributions to the Plan through written resolution of the Board.

(b) If the Company, in its discretion, terminates or completely discontinues contributions to the Plan (as defined under Code Section 411(d)(3)), the interests of all Participants in their Accounts will be fully vested and nonforfeitable.

(c) Distributions may be made only if the Plan is completely terminated and only to the extent permitted by the tax rules governing the Plan.

(d) This Section does not apply to partial terminations.

Section 18.03 Partial Terminations. The Company reserves the right at any time to partially terminate the Plan through written resolution of the Board.

(a) If the Company in its discretion determines that a partial termination of the Plan has occurred (as described in Code Section 411(d)(3) and Treasury Regulation Section 1.411(d)-2(b)), the rights of Participants affected by the partial termination will automatically become fully vested, but only to the extent required by statute and regulation.

(b) If the Company in its discretion determines that a horizontal partial termination has occurred (as described in Treasury Regulation Section 1.411(d)-2(b)(2)), only that portion of a Participant’s benefit (if any) that is affected by the horizontal partial termination will become vested.

(c) No amounts will be distributed on account of a partial termination.

(d) Nothing in this Plan is intended to give any rights greater than those required by statute or regulation concerning partial terminations.

ARTICLE 19

Mergers

Section 19.01 Merger of Plans. If the Plan merges or consolidates with, or transfers its assets or liabilities to, any other plan, then, to the extent required by ERISA, each Participant is entitled to receive a benefit immediately after the merger, consolidation, or transfer (assuming that the Plan had then terminated) that is equal to or greater than the benefit to which he or she would have been entitled immediately before the merger, consolidation, or transfer (assuming that the Plan had then terminated).

(a) This Section is intended only to implement Code Sections 401(a)(12) and 414(l) and ERISA Section 208. It does not require anything more than those statutes require.

(b) In particular, a merger or transfer under this Section does not require any act or change in status that would be required by an actual termination, such as liquidation of the Trust Fund.

(c) This Section does not guarantee the value of Accounts at the same level as immediately before a merger or transfer. Accounts may decrease in value following a merger or transfer just as in the ordinary course, and the risk of any decreases remains on the Participants.

ARTICLE 20

Return of Contributions

Section 20.01 In General. Unless one of the exceptions in the next Section applies, ERISA requires that the Trust Fund be used for the exclusive benefit of Participants and their beneficiaries and to pay reasonable Plan expenses.

Section 20.02 Exceptions. If any contribution is made:

(a) by a mistake of fact, or

(b) conditioned on its deductibility (all contributions are conditioned on their deductibility) and that contribution is not deductible in the taxable year of the contribution under Code Section 404,

the contribution will be returned to the Affiliated Companies within one year after the date of payment by mistake or the date of disallowance, whichever applies.

ARTICLE 21

Miscellaneous

Section 21.01 Headings. The headings and subheadings in this Plan have been inserted for convenience of reference only. If a heading and the content of a Section conflict, the content of the Section controls.

Section 21.02 Construction. Except to the extent preempted by federal law in accordance with ERISA, this Plan is construed in accordance with the laws of the State of California.

Section 21.03 No Employment Rights. Nothing in this Plan confers upon any Employee any right to be retained in the service of the Affiliated Companies or to interfere with the right of the Affiliated Companies to otherwise deal with their Employees without regard to the existence of the Plan.

Section 21.04 Limitation to Trust Fund. The Affiliated Companies have no liability for benefits under the Plan beyond the contributions required by the Plan’s terms. Nothing in the Plan gives any Participant or beneficiary any right to assets of the Affiliated Companies, and all Plan benefits are limited to the amounts in the Trust Fund. The Affiliated Companies, the Committee and the Investment Committee do not guarantee the Trust Fund in any manner against loss or depreciation and do not guarantee the payment of any benefit that may become due under the Plan.

Section 21.05 Separability. If any provision of the Plan is held invalid or unenforceable, the invalidity or unenforceability will not affect any other provision of the Plan, and the Plan will be construed and enforced as if that provision had not been included.

* * *

IN WITNESS WHEREOF, Huntington Ingalls Industries, Inc. has caused this amended and restated Plan to be executed by its duly authorized representative on this 24th day of June, 2021.

HUNTINGTON INGALLS INDUSTRIES, INC.

By:	/s/ William Ermatinger
William Ermatinger
Executive Vice President and Chief Human Resources Officer

APPENDIX A

Section 415 Limits

Section A.01 In General. Annual additions under this Plan are subject to the limitations of Code Section 415 and its regulations, which are incorporated here by reference.

Section A.02 Reductions Among Defined Contribution Plans. If a Participant participates in another defined contribution plan and the total Annual Additions on his or her behalf under all defined contribution plans sponsored by the Company exceed the limitations under Code Section 415, the Employer may elect, consistent with Treasury Regulation Section 1.415(g)-1(b)(3)(iii), to treat the other defined contribution plan as causing a violation under Code Section 415, subject to the correction methods permitted thereunder.

Section A.03 Compensation. For purposes of this Appendix, the term “Compensation” means all amounts paid to the Employee by the Affiliated Companies that are treated as “Compensation” under Code Section 415(c)(3). “Compensation” includes elective amounts that are not includible in the gross income of the Employee by reason of Code Section 132(f)(4).

Section A.04 Annual Additions. Annual additions are, for any Limitation Year,

(a) The sum, credited to a Participant for the Limitation Year under plans of the Special Aggregation Group, of:

(1) Employer contributions allocated to an account,

(2) Employee contributions,

(3) Forfeitures allocated to an account,

(4) Contributions to individual medical accounts described in Code Section 415(l)(1), and

(5) Contributions to individual medical accounts described in Code Section 419A(d)(2).

(b) Amounts described in (a)(1) (4) include any amounts under a qualified defined contribution or defined benefit plan.

(c) For purposes of this Section, “employee contributions” do not include:

(1) Rollover contributions;

(2) Loan repayments;

(3) Buyback repayments under Code Section 411(a)(3)(D) or 411(a)(7)(C); or

(4) Direct transfers of employee contributions from one qualified plan to another.

Section A.05 Limitation Year. The limitation year specified in a plan. But if none is specified, the limitation year is the calendar year.

Section A.06 Special Aggregation Group. The Affiliated Companies plus any entity that is, or that is part of an entity that is:

(a) a member of a controlled group of corporations (within the meaning of Code Section 414(b)) with the Company,

(b) under common control (under Code Section 414(c)) with the Company, or

(c) aggregated with the Company under Code Section 414(m) or (o).

Under this Section, the phrase “more than 50 percent” is substituted for the phrase “at least 80 percent” each time it appears in Code Section 1563(a)(1).

APPENDIX B

Top Heavy Provisions

Section B.01 Generally. This Appendix only applies if the Plan becomes Top-Heavy. The rules in this Appendix are intended to conform to Code Section 416.

Section B.02 Eligibility for Required Contributions. For any Plan Year in which the Plan is Top Heavy, the required contributions described in Section B.03 will be provided under this Plan to any Employee who meets the requirements of (a) and (b):

(a) The Employee is not a Key Employee.

(b) The Employee has previously become a Participant in the Plan and has not incurred a severance from employment by the end of the Plan Year, with the determination of whether or not an Employee is a participant for purposes of this Section to be made without regard to whether or not the Employee:

(1) failed to complete 1,000 Hours of Service during the Plan Year;

(2) would otherwise be excluded from participation (or receives no contributions or less than a full contribution) because of a failure to make mandatory Employee contributions (or elective deferrals); or

(3) would otherwise be excluded from participation (or receives no contributions or less than a full contribution) because his or her earnings are less than a stated amount.

Section B.03 Required Contribution. The required contribution under this Section is:

(a) An employer contribution equal to the employer contribution to be provided under this Plan without regard to this Appendix, increased by the Top-Heavy Minimum under Section B.04 or B.05, whichever applies.

(b) References to “employer contributions” in this Appendix include amounts attributable to forfeitures, but do not include amounts attributable to a salary reduction or similar arrangement.

Section B.04 Top-Heavy Minimum. Unless Section B.05 applies, the Top-Heavy Minimum is determined under (a) as modified by (b).

(a) The amount of the minimum employer contribution is the lesser of the following percentages of Compensation:

(1) Three percent (3%), or

(2) The highest percentage at which employer contributions are made under the Plan for the Plan Year on behalf of a Key Employee.

(A) For purposes of this paragraph (2), all defined contribution plans required to be included in an Aggregation Group are treated as one plan.

(B) This paragraph (2) does not apply if the Plan is required to be included in an Aggregation Group and the Plan enables a defined benefit plan required to be included in the Aggregation Group to meet the requirements of Code Section 401(a)(4) or 410.

(C) For purposes of this paragraph (2), the percentage at which contributions are made for a Key Employee is calculated based only on his or her Compensation.

(D) For purposes of this paragraph (2), pre-tax salary deferral contributions made by a Key Employee are treated as employer contributions.

(b) The Top-Heavy Minimum of this Section is reduced by the amount of Nonintegrated employer contributions and employer matching contributions (as defined in Code Section 401(m)(4)) otherwise made on the Employee’s behalf under this Plan and all other defined contribution plans of the Affiliated Companies.

Section B.05 Participants Under Defined Benefit Plans. For any Plan Year in which the Plan is Top-Heavy, if any Employee for whom a contribution is required under Section B.02 for the Plan Year would also be eligible for a top-heavy minimum benefit for a corresponding plan year (as defined in (d)) under a defined benefit plan of the Affiliated Companies (before this Section is applied), then:

(a) This Section rather than Section B.04 applies to the Employee for the Plan Year, and

(b) The Top-Heavy Minimum is a Nonintegrated employer contribution for the Employee for the Plan Year equal to 5% of the Employee’s Compensation (without regard to profits and without regard to the amount of contributions, if any, made to defined contribution plans on behalf of Key Employees).

(c) The Top-Heavy Minimum in (b) will be reduced by the amount of Nonintegrated employer contributions and employer matching contributions (as defined in Code Section 401(m)(4)) otherwise made on the Employee’s behalf under this Plan and all other defined contribution plans of the Affiliated Companies.

(d) The corresponding plan year is determined as follows:

(1) Ascertain the Determination Date for this Plan utilized to determine that this Plan is Top-Heavy for the relevant year.

(2) Next ascertain the Determination Date for the defined benefit plan that was aggregated with the Determination Date in (d)(1) under the provisions of Section B.12.

(3) The corresponding plan year for the defined benefit plan is the plan year for which the defined contribution plan was determined to be Top-Heavy on the basis of the Determination Date ascertained in (d)(2).

Section B.06 Leased Employees. Leased Employees are not considered “Employees” under this Appendix unless they are eligible to participate under the terms of the Plan.

Section B.07 Determination of Top Heaviness. The determination of whether a plan is Top-Heavy is made as follows:

(a) If the Plan is not required to be included in an Aggregation Group with other plans, then it is Top-Heavy only if:

(1) when considered by itself, it is a Top-Heavy Plan, and

(2) it is not included in a permissive Aggregation Group that is not a Top-Heavy Group.

(b) If the Plan is required to be included in an Aggregation Group with other plans, it is Top-Heavy only if the Aggregation Group, including any permissively aggregated plans, is Top-Heavy.

(c) If a plan is not a Top-Heavy Plan and is not required to be included in an Aggregation Group, then it is not Top-Heavy even if it is permissively aggregated in an Aggregation Group that is a Top-Heavy Group.

Section B.08 Calculation of Top-Heavy Ratios. A plan is Top-Heavy and an Aggregation Group is a Top-Heavy Group for any plan year if the sum as of the Determination Dates of the Cumulative Accrued Benefits and the Cumulative Accounts of Special Members who are Key Employees for the plan year exceeds 60% of a similar sum determined for all Special Members, excluding Cumulative Accrued Benefits and Cumulative Accounts of former Key Employees from the calculations entirely.

Section B.09 Cumulative Accounts and Cumulative Accrued Benefits. The Cumulative Accounts and Cumulative Accrued Benefits for any Employee are determined as follows:

(a) “Cumulative Account” means the sum of the amounts of a Special Member’s accounts under a defined contribution plan (for an unaggregated plan) or under all defined contribution plans included in an Aggregation Group (for aggregated plans) determined as of the most recent plan valuation date within a 12-month period ending on the Determination Date, increased by:

(1) For plans not subject to the minimum funding requirements of Code Section 412, except for the first plan year, amounts actually contributed after the valuation date and on or before the Determination Date.

(2) For plans not subject to the minimum funding requirements of Code Section 412, for the first plan year, the contributions referred to in (1) as well as amounts contributed after the Determination Date but allocated as of a date within the first plan year.

(3) For plans subject to the minimum funding requirements of Code Section 412, amounts that would be allocated as of a date after the valuation date but no later than the Determination Date (even though not then required to be contributed) and amounts contributed or due before the expiration of the Code Section 412(c)(10) extended payment period.

(b) “Cumulative Accrued Benefit” means the sum of the present value of a Special Member’s accrued benefits under a defined benefit plan (for an unaggregated plan) or under all defined benefit plans included in an Aggregation Group (for aggregated plans), determined under the actuarial assumptions provided in the plan or plans, as of the most recent plan valuation date within a 12-month period ending on the Determination Date as if the participant voluntarily terminated service—

(1) as of the Determination Date, for the first plan year of the plan,

(2) for any other plan year, as of the most recent valuation date within the 12-month period ending on the Determination Date, or

(3) if earlier, the participant’s actual termination date.

(4) The valuation date used must be the same valuation date used for computing costs for minimum funding purposes, regardless of whether a valuation is performed for the year.

(c) Accounts and benefits are calculated to include all amounts attributable to both employer and Employee contributions and forfeitures but excluding amounts attributable to voluntary deductible Employee contributions.

(d) Accounts and benefits are increased by the aggregate distributions (except for amounts already included at the valuation date under (a) and (b)) during the Test Period made for a Special Member under the plan or plans as the case may be or under a terminated plan that, if it had not been terminated, would have been required to be included in the Aggregation Group. For distributions made for a reason other than severance from employment, death, or disability, this provision is applied by substituting “5-year period ending on the Determination Date” for “Test Period.”

(e) Rollovers and direct plan-to-plan transfers are treated as follows:

(1) If the transfer is initiated by the Special Member and made from a plan maintained by an employer not a member of the Affiliated Companies to a plan maintained by the Affiliated Companies, or vice-versa, the transferring plan continues to count the amount transferred under the rules for counting distributions. The receiving plan does not count the amount if accepted after December 31, 1983, but does count it if accepted before January 1, 1984.

(2) If the transfer is not initiated by the Special Member or is made between plans maintained by the Affiliated Companies, the transferring plan no longer counts the amount transferred and the receiving plan does count the amount transferred.

(f) The accrued benefits and accounts attributable to any Employee who has not performed services for the Affiliated Companies at any time during the Test Period are not taken into account.

(g) Benefits paid on account of death are counted as distributions only to the extent they do not exceed the present value of accrued benefits existing immediately before death. For life insurance under defined contribution plans, only the cash value of life insurance policies distributed on account of death are counted as a distribution.

(h) Solely for determining whether the Plan, or any other plan included in a required Aggregation Group of which this Plan is a part, is Top-Heavy, the accrued benefit of a Special Member other than a Key Employee is determined under:

(1) The method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliated Companies, or

(2) If there is no such method, as is described in (1), as if the benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rule of Code Section 411(b)(1)(C).

(i) Calculations are made separately for each plan as of each plan’s Determination Date and then all plans are combined by utilizing the Determination Dates for plans that fall within the same calendar year.

Section B.10 Other Definitions. The definitions in Sections B.11 and B.20 apply under this Appendix.

Section B.11 Affiliated Companies. The Company and any entity that is or that is a part of an entity that is:

(a) a member of a controlled group of corporations (under Code Section 414(b)) with the Company,

(b) under common control (under Code Section 414(c)) with the Company,

(c) a member of an affiliated service group (under Code Section 414(m)) with the Company, or

(d) otherwise required to be aggregated with the Company under regulations under Code Section 414(o).

Section B.12 Aggregation Group. For any Determination Date, the Aggregation Group includes a plan or group of plans qualified under Code Section 401(a), 403(a), or 408(k) maintained by the Affiliated Companies (including plans which have terminated within the Test Period) which:

(a) during the Test Period, or any of the four preceding Plan Years, had a Key Employee participant, or

(b) during the Test Period, or any of the four preceding Plan Years, enabled any plan in which a Key Employee was a participant to meet the requirements of Code Section 401(a)(4) or 410, or

(c) were selected by the Company for permissive aggregation (as long as inclusion of the permissive plans would not prevent the entire group of plans from continuing to meet the requirements of Code Section 401(a)(4) or 410).

Section B.13 Compensation. For purposes of this Appendix, the term “Compensation” means all amounts paid to the Employee by the Affiliated Companies that are treated as “Compensation” under Code Section 415(c)(3).

Section B.14 Determination Date. For any plan year, the term “Determination Date” means:

(a) the last day of the preceding plan year, or

(b) for the first plan year of the plan, the last day of the plan year.

Section B.15 Hour of Service. An Hour of Service is determined under the following rules and under Department of Labor Regulations at 29 CFR Section 2530.200b 2, which are incorporated into this Plan by reference:

(a) An Hour of Service is each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Affiliated Companies during the applicable computation period.

(b) An Hour of Service is each hour for which an Employee is paid, or entitled to payment by the Affiliated Companies on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty, or leave of absence. Notwithstanding the preceding sentence:

(1) No more than 501 Hours of Service are required to be credited under (b) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

(2) An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen’s compensation, unemployment compensation, or disability insurance laws; and

(3) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

(c) For purposes of (b), a payment is deemed to be made by or due from the Affiliated Companies regardless of whether the payment is made by or due from the Affiliated Companies directly, or indirectly through, among others, a trust, fund, or insurer to which the Affiliated Companies contribute or pay premiums and regardless of whether contributions made or due to the trust, fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

(d) An Hour of Service is each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Affiliated Companies. The same Hours of Service may not be credited both under (a) or (b), as the case may be, and under this subsection (d). Thus, for example, an Employee who receives a back pay award following a determination that he or she was paid at an unlawful rate for hours of service previously credited will not be entitled to additional credit for the same hours of service. Crediting of Hours of Service for back pay awarded or agreed to for periods described in (b) is subject to the limitations in that subsection. For example, no more than 501 Hours of Service are required to be credited for payments of back pay, to the extent that the back pay is agreed to or awarded for a period during which an Employee did not or would not have performed duties.

Section B.16 Key Employee. Any Special Member who is or was, at any time during the Test Period, described in (a), (b), or (c).

(a) Subject to (1) and (2), an officer of the Employer having annual Compensation greater than $185,000, (the 2021 IRS limit, as adjusted under Code Section 416(i)(1)).

(1) The maximum number of officers is the lesser of:

(A) Fifty, or

(B) The greater of (i) three or (ii) 10 percent (rounded to the next highest integer) of the greatest number of Employees who performed services for the Affiliated Companies in the Test Period.

(2) The following are not “officers” for purposes of this Section:

(A) Employees described in Code Section 414(q)(5).

(B) Employees and officers of entities referred to in Code Section 414(d).

(b) An Employee who owns (or is treated as owning under Code Section 318) more than five percent of the outstanding stock of any member of the Affiliated Companies or stock possessing more than five percent of the total combined voting power of that stock.

(c) An Employee who would be described in (b) above if “one percent” were substituted for “five percent” and who has annual pay of more than $150,000 for the Plan Year of ownership.

(d) For purposes of determining ownership under this Section, Code Section 318(a)(2)(C) is applied by substituting “five percent” for “50 percent,” and Code Sections 414(b), (c), (m), and (o) do not apply.

Section B.17 Limitation Year. The calendar year.

Section B.18 Nonintegrated. A “Nonintegrated” benefit means a benefit determined without taking into account contributions or benefits under Code Chapter 2 (relating to tax on self-employment income), Code Chapter 21 (relating to the Federal Insurance Contributions Act), title II of the Social Security Act, or any other federal or state law.

Section B.19 Special Member. For purposes of this Appendix, a “Special Member” is any person employed or formerly employed by the Affiliated Companies and any beneficiary of any such person, provided that the requirements of Sections B.02 and B.05 do not apply to any person included in a unit of Employees covered by an agreement the Secretary of Labor finds (in accordance with the rules of Code Section 7701(b)) to be a collective bargaining agreement between Employee representatives and one or more members of the Affiliated Companies if there is evidence that retirement benefits were the subject of good faith bargaining between the Employee representatives and the member or members of the Affiliated Companies.

Section B.20 Test Period. The plan year containing the Determination Date concerned.

APPENDIX C

The 401(k) and 401(m) Tests

Section C.01 In General. This Appendix describes the limitations imposed by the federal tax laws on contributions that may be made to the Plan on behalf of Highly Compensated Participants. This Appendix is intended solely to implement the requirements of Code Sections 401(k) and (m).

Section C.02 The 401(k) Test. Sections C.03 and C.07 implement the nondiscrimination requirements in Code Section 401(k) and the regulations under that section, which are incorporated here by reference. The Plan was amended, effective January 1, 2019, to change from the “prior year” testing method to the “current year” testing method and the provisions described in this Appendix C shall be construed accordingly.

Section C.03 K Percentage. This term means the average of the K Ratios, calculated separately for each Participant in a group. The K Ratio is the amount of all Tax-Deferred Contributions and Roth Contributions made to a Participant’s Account for a Plan Year, plus the “qualified matching contributions” and the “qualified nonelective contributions” treated by the Committee as Tax Deferred Contributions, divided by the Participant’s Compensation for that Plan Year.

(a) Qualified Matching Contributions And Qualified Nonelective Contributions.

(1) Qualified Matching Contributions. The term “qualified matching contributions” means matching contributions that satisfy the additional requirements of (3).

(2) Qualified Nonelective Contributions. The term “qualified nonelective contributions” means employer contributions, other than elective contributions and matching contributions, that satisfy the additional requirements of (3).

(3) Additional Requirements. Except to the extent that Treasury Regulation Sections 1.401(k)-1(c) and (d) specifically provide otherwise, the matching contributions and the nonelective contributions must satisfy the requirements of Treasury Regulation Sections 1.401(k) 1(c) and (d) as though the contributions were elective contributions, without regard to whether the contributions are actually taken into account as elective contributions under paragraph (b)(2) of this Section. Thus, the matching and nonelective contributions must satisfy the vesting requirements of Treasury Regulation Section 1.401(k)-1(c) and be subject to the distribution requirements of Treasury Regulation Section 1.401(k)-1(d) when they are allocated to Participants’ Accounts.

(b) Qualified Nonelective Contributions And Qualified Matching Contributions That May Be Taken Into Account Under The Actual Deferral Percentage Test. All or part of the qualified nonelective contributions and qualified matching contributions made for any or all Employees who are Eligible Employees under the Plan may be treated as elective contributions, provided that each of the following requirements (to the extent applicable) is satisfied:

(1) The amount of nonelective contributions, including those qualified nonelective contributions treated as elective contributions for purposes of the actual deferral percentage test, satisfies the requirements of Code Section 401(a)(4). See Treasury Regulation Section 1.401(a)(4)-1(b)(2).

(2) The amount of nonelective contributions, excluding those qualified nonelective contributions treated as elective contributions for purposes of the actual deferral percentage test and those qualified nonelective contributions treated as matching contributions for purposes of the actual contribution percentage test, satisfies the requirements of Code Section 401(a)(4). See Treasury Regulation Section 1.401(a)(4)-1(b)(2).

(3) The qualified nonelective contributions and qualified matching contributions satisfy the requirements of Treasury Regulation Section 1.401(k)-2(a)(4)(i)(A) for the Plan Year as if the contributions were elective contributions.

(4) The Plan and the plan or plans to which the qualified nonelective contributions and qualified matching contributions are made, could be aggregated under Treasury Regulation Section 1.410(b)-7(d) after application of the mandatory disaggregation rules of Treasury Regulation Section 1.410(b)-7(c), as modified in Treasury Regulation Section 1.401(k)-1(b)(4)(v). If the Plan Year is changed to satisfy the requirement under Treasury Regulation Section 1.410(b)-7(d)(5) that aggregated plans have the same plan year, the qualified nonelective contributions and qualified matching contributions may be taken into account in the resulting short plan year only if the contributions satisfy the requirements of Treasury Regulation Section 1.401(k)-2(a)(4)(i) with respect to the short year as if the contributions were elective contributions and the aggregated plans could otherwise be aggregated for purposes of Code Section 410(b).

Section C.04 401(k) Limit. In any Plan Year, the K Percentage for Highly Compensated Participants may not be more than the greater of –

(a) the K Percentage for the current Plan Year for all Participants that are not Highly Compensated Participants in that Plan Year multiplied by 1.25; or

(b) the lesser of 2% plus the K Percentage for the current Plan Year for all Participants that are not Highly Compensated Participants in that Plan Year or the K Percentage for the current Plan Year for all Participants that are not Highly Compensated Participants in that Plan Year multiplied by 2.0.

K Percentage for Nonhighly Compensated (Non-HC%)	Maximum K Percentage allowed for Highly Compensated
0%	0%
Greater than 0%, up to 2%	Non-HC% x 2
Greater than 2%, up to 8%	Non-HC% + 2
Over 8%	Non-HC% x 1.25

For the avoidance of doubt, reference to “current Plan Year” refers to the Plan Year for which the 401(k) test is being performed.

Section C.05 Highly Compensated Individual K Percentage Limit. If at the end of any Plan Year the K Percentage for Highly Compensated Participants exceeds the group limit in Section C.04, the Committee will determine the initial maximum individual K Percentage limit for Highly Compensated Participants. The initial maximum limit is a ceiling on each Highly Compensated Participant’s individual K Percentage, which, if imposed, would bring the group K Percentage for Highly Compensated Participants within the limits imposed by the previous Section.

Section C.06 Excess Tax-Deferred Contributions. In any Plan Year in which the K Percentage for Highly Compensated Participants exceeds the 401(k) limit, the Excess Tax Deferred Contributions and/or Roth Contributions are determined under this Section.

(a) The Total Excess Tax-Deferred Contributions and/or Roth Contributions equal the sum of the Individual Excess Tax-Deferred Contributions and/or Roth Contributions for each Highly Compensated Participant.

(b) The Individual Excess Tax-Deferred Contributions and/or Roth Contributions for a Highly Compensated Participant equal the excess of the Participant’s Tax-Deferred Contributions and/or Roth Contributions for the Plan Year over (1) multiplied by (2) as follows:

(1) the maximum individual K Percentage limit for Highly Compensated Participants (see Section C.05);

(2) the Participant’s Compensation.

Section C.07 Treatment of Excess Tax-Deferred Contributions and/or Roth Contributions. Excess Tax-Deferred Contributions and/or Roth Contributions will be either recharacterized as After-Tax Contributions (in accordance with IRS regulations) or repaid to the Participants, along with earnings on the excess amounts.

(a) Excess Tax-Deferred Contributions and/or Roth Contributions will be recharacterized or repaid as follows:

(1) An amount will be recharacterized or repaid to the Highly Compensated Participant(s) with the most Individual Excess Tax-Deferred Contributions and/or Roth Contributions as follows:

(A) The amount recharacterized or repaid is the amount necessary to reduce that Participant’s Individual Excess Tax-Deferred Contributions and/or Roth Contributions to the dollar amount of Individual Excess Tax-Deferred Contributions and/or Roth Contributions of the Highly Compensated Participant with the next most Individual Excess Tax-Deferred Contributions and/or Roth Contributions.

(B) A lesser amount will be recharacterized or repaid if that lesser amount, when added to the total dollar amount already recharacterized or repaid, equals the Total Excess Tax-Deferred Contributions and/or Roth Contributions.

(2) The process in paragraph (1) is repeated until the Total Excess Tax-Deferred Contributions and/or Roth Contributions have been recharacterized or repaid in full.

(b) The following additional rules apply:

(1) Repaid earnings include amounts earned for the Plan Year in which the contributions were made.

(2) Any repayment under this Section must be made before the end of the Plan Year following the Plan Year to which the excesses are attributable.

(3) Recharacterization will not occur for any Highly Compensated Participant to the extent that the recharacterized amounts, in combination with After-Tax Contributions made by or on behalf of the Participant, exceed the maximum amount of After-Tax Contributions the Participant would be permitted to make under the Plan in absence of recharacterization.

(4) If a Participant’s contributions are recharacterized as After Tax Contributions for a Plan Year due to such Participant reaching the dollar limit in Section 6.02(a), in accordance with Section 6.02(c)(1), the Participant’s elected percentage of Compensation that was in effect for such Plan Year prior to such recharacterization shall be in effect for the subsequent Plan Year, unless the Participant makes a new election. If contributions must be returned to a Participant due to contribution limits or as the result of the nondiscrimination testing, Roth Contributions shall be returned prior to Tax Deferred Contributions.

Section C.08 The 401(m) Test. Sections C.09 and C.13 are intended to implement the nondiscrimination requirements set forth in Code Section 401(m) and the regulations under that section, which are incorporated here by reference. The limitations of this Section will be imposed after the operation of the 401(k) test. The Plan was amended, effective January 1, 2019, to change from the “prior year” testing method to the “current year” testing method and the provisions described in this Appendix C shall be construed accordingly.

Section C.09 A&C Percentage. This term means the average of the A&C Ratios, calculated separately for each Participant in a group. The A&C Ratio is the amount of all After Tax and Company Matching Contributions made to a Participant’s Account for a Plan Year, plus the “elective contributions” and the “qualified nonelective contributions” treated by the Committee as matching contributions, divided by the Participant’s Compensation for that Plan Year. However, the A&C Ratio does not count amounts counted under the 401(k) test.

(a) Qualified Nonelective Contributions.

(1) Qualified Nonelective Contributions. The term “qualified nonelective contributions” means employer contributions, other than elective contributions and matching contributions, that satisfy the additional requirements of (2).

(2) Additional Requirements. Except to the extent that Treasury Regulation Sections 1.401(k)-1(c) and (d) specifically provide otherwise, the nonelective contributions must satisfy the requirements of Treasury Regulation Sections 1.401(k)-1(c) and (d) as though the contributions were elective contributions, without regard to whether the contributions are actually taken into account as elective contributions under paragraph (b)(2) of this Section. Thus, the nonelective contributions must satisfy the vesting requirements of Treasury Regulation Section 1.401(k)-1(c) and be subject to the distribution requirements of Treasury Regulation Section 1.401(k)-1(d) when they are allocated to Participants’ Accounts.

(b) Qualified Nonelective Contributions and Elective Contributions That May Be Taken Into Account under the Actual Contribution Percentage Test. All or part of the qualified nonelective contributions and elective contributions made with respect to any or all Employees who are Eligible Employees under the Plan may be treated as matching contributions provided that each of the following requirements (to the extent applicable) is satisfied:

(1) The amount of nonelective contributions, including those qualified nonelective contributions treated as matching contributions for purposes of the actual contribution percentage test, satisfies the requirements of Code Section 401(a)(4).

(2) The amount of nonelective contributions, excluding those qualified nonelective contributions treated as matching contributions for purposes of the actual contribution percentage test and those qualified nonelective contributions treated as elective contributions under Treasury Regulation Section 1.401(k)-2(a)(6) for purposes of the actual deferral percentage test, satisfies the requirements of Code Section 401(a)(4).

(3) The elective contributions, including those treated as matching contributions for purposes of the actual contribution percentage test, satisfy the requirements of Code Section 401(k)(3).

(4) The qualified nonelective contributions are allocated to the Employee under the Plan as of a date within the Plan Year (within the meaning of Treasury Regulation Section 1.401(k)-2(a)(4)(i)(A)), and the elective contributions satisfy Treasury Regulation Section 1.401(k)-2(a)(4)(i) for the Plan Year.

(5) The plan that takes qualified nonelective contributions and elective contributions into account in determining whether employee and matching contributions satisfy the requirements of Code Section 401(m)(2)(A), and the plans to which the qualified nonelective contributions and elective contributions are made, are or could be aggregated for purposes of Code Section 410(b) (other than the average benefit percentage test). If the plan year of the plan being tested is changed to satisfy the requirement under Code Section 410(b) that the aggregated plans have the same plan year, the elective contributions may be taken into account in the resulting short plan year only if these contributions satisfy the requirements of Treasury Regulation Section 1.401(k) 2(a)(4) with respect to the short year, and the qualified nonelective contributions may be taken into account in the resulting short plan year only if these contributions satisfy the requirements of Treasury Regulation Section 1.401(k)-2(a)(4)(i)(A) with respect to the short year as if they were elective contributions.

Section C.10 Highly Compensated Group Contribution Limit. In any Plan Year, the A&C Percentage for the group of Highly Compensated Participants may not be more than the greater of –

(a) the A&C Percentage for the current Plan Year for all Participants that are not Highly Compensated Participants in that Plan Year multiplied by 1.25, or

(b) the lesser of 2% plus the A&C Percentage for the current Plan Year for all Participants that are not Highly Compensated Participants in that Plan Year or the A&C Percentage for the current Plan Year for all Participants that are not Highly Compensated Participants in that Plan Year multiplied by 2.0.

The following chart expresses this concept.

A&C Percentage for Nonhighly Compensated (Non-HC%)	Maximum A&C Percentage allowed for Highly Compensated
0%	0%
Greater than 0%, up to 2%	Non-HC% x 2
Greater than 2%, up to 8%	Non-HC% + 2
Over 8%	Non-HC% x 1.25

For the avoidance of doubt, reference to “current Plan Year” refers to the Plan Year for which the 401 (m) test is being performed.

Section C.11 Highly Compensated Individual A&C Limit. If at the end of any Plan Year the A&C Percentage for Highly Compensated Participants exceeds the group limit in Section C.10, the Committee will determine the initial maximum individual A&C percentage limit for Highly Compensated Participants. The initial maximum limit is a ceiling on each Highly Compensated Participant’s individual A&C percentage, which, if imposed, would bring the group A&C Percentage for Highly Compensated Participants within the limits imposed by the previous Section.

Section C.12 Excess A&C Contributions. In any Plan Year in which the A&C Percentage for Highly Compensated Participants exceeds the A&C limit, the Excess A&C Contributions are determined under this Section.

(a) The Total Excess A&C Contributions equal the sum of the Individual Excess A&C Contributions for each Highly Compensated Participant.

(b) The Individual Excess A&C Contributions for a Highly Compensated Participant equal the excess of the Participant’s After-Tax and Company Matching Contributions for that Plan Year over (1) multiplied by (2) as follows:

(1) the maximum individual A&C limit for Highly Compensated Participants (see Section C.11);

(2) the Participant’s Compensation.

Section C.13 Treatment of Excess A&C Contributions. Excess A&C Contributions are treated as follows:

(a) Excess A&C Contributions are repaid as follows:

(1) An amount will be repaid to the Highly Compensated Participant(s) with the most Individual Excess A&C Contributions as follows:

(A) The amount repaid is the amount necessary to reduce that Participant’s Individual Excess A&C Contributions to the dollar amount of Individual Excess A&C Contributions of the Highly Compensated Participant with the next most Individual Excess A&C Contributions.

(B) A lesser amount will be repaid if such lesser amount, when added to the total dollar amount already repaid, equals the Total Excess A&C Contributions.

(2) The process in paragraph (1) is repeated until the Total Excess A&C Contributions have been repaid in full.

(b) The following additional rules apply:

(1) Participant contributions are repaid to a Participant along with earnings on the repaid amounts.

(2) Company Matching Contributions are forfeited along with their earnings and applied to reduce future Company contributions to the Plan. Repayments and forfeitures must be made before the end of the Plan Year following the Plan Year to which the excess amounts are attributable.

(3) Earnings include amounts earned for the Plan Year in which the contributions were made.

Section C.14 Reductions During the Year. This Appendix in no way restricts the Committee’s ability to reduce the amount of contributions that may be made during a Plan Year to try to prevent the Plan from exceeding the limits in this Appendix.

Section C.15 Unmatched Company Contributions. If as the result of the operation of Section 6.02 (the dollar limit on Tax Deferred and Roth Contributions, as indexed) and/or the 401(k) test and/or the 401(m) test, a Participant’s contributions are reduced so that Company Matching Contributions previously made are no longer matched by sufficient Participant contributions, the Participant’s Company Matching Contributions will be reduced to match properly the Participant’s remaining contributions. The excess Company Matching Contributions will be forfeited and applied to reduce future Company contributions to the Plan.

Section C.16 Employee Stock Ownership Plan. Amounts allocated under an employee stock ownership plan described in Code Section 4975(e)(7) are counted under the 401(k) test and the 401(m) test for the Plan.

Section C.17 Compensation. For purposes of this Appendix, Compensation means Compensation as defined under Code Section 414(s).

APPENDIX D

Highly Compensated Participants

Section D.01 In General. This Appendix implements Code Section 414(q) and will not be construed to require anything more than that statute requires.

Section D.02 Highly Compensated Participant. A Highly Compensated Participant is any Employee who performs services for the Affiliated Companies during the Plan Year and is:

(a) An Eligible Employee who could actively participate in the Plan (i.e., by making contributions) during a Plan Year whether or not he or she does actively participate in the Plan; and

(b) Described under the 5%-Owner test of Section D.03 or the Preceding Plan Year Compensation Test of Section D.04.

Section D.03 5%-Owner Test. A Participant is a Highly Compensated Participant in the current Plan Year if he or she was a 5%-Owner at any time during the current Plan Year or during the preceding Plan Year.

Section D.04 Preceding Plan Year Compensation Test. A Participant is a Highly Compensated Participant in the current Plan Year if he or she earned compensation from the Affiliated Companies in excess of $130,000 (the 2020 and 2021 IRS limits, as indexed) during the preceding Plan Year.

Section D.05 5%-Owner. For purposes of this Section, an Employee is treated as a 5% owner in a Plan Year if at any time during the Plan Year the Employee owned more than 5% of the outstanding stock of any member of the Affiliated Companies or stock possessing more than 5% of the total combined voting power of such stock.

(a) An Employee is deemed to own not only his or her own stock but also any stock that he or she is treated as owning by Code Section 318. In addition, Code Section 318(a)(2)(C) is applied by substituting “5%” for “50%.”

(b) Subsections (b), (c), and (m) of Code Section 414, which treat different but related employers as a single employer, do not apply in determining whether an Employee owns more than 5% of any member of the Affiliated Companies. That is, an Employee who owns more than 5% of just a single subsidiary is a 5%-Owner.

Section D.06 Nonresident Aliens. Nonresident aliens who receive from the Affiliated Companies no earned income (as defined in Code Section 911(d)(2)) constituting income from sources within the United States (as defined in Code Section 861(a)(3)) are not Employees under this Appendix.

Section D.07 Compensation. For purposes of this Appendix, the term “compensation” means all amounts paid to the Employee by the Affiliated Companies that is treated as “Compensation” under Code Section 415(c)(3). This includes amounts paid to the Employee during the entire Plan Year even if the Employee was an active Participant in the Plan only for part of the year. “Compensation” includes elective amounts that are not includible in the gross income of the Employee by reason of Code Section 132(f)(4).

APPENDIX E

Merged Money Purchase Accounts

ARTICLE E1

In General

Section E1.01 Covered Accounts.

(a) Merged Plans. As of their respective effective dates, the plans listed in (c) are merged into this Plan or were merged into the Northrop Grumman Savings Plan as of the Spin-Off. Amounts held on behalf of each Participant in each separate Money Purchase Account shall be held in a single subaccount on behalf of each such Participant. The subaccount is entitled the “Prior Plan MPP” subaccount.

(b) Money Purchase Pension Plans. The Money Purchase Accounts contain amounts contributed under a money purchase pension plan. Because special distribution rules apply to amounts contributed under a money purchase plan, this Appendix is intended to preserve those distribution rights to the extent required by law.

(c) Money Purchase Accounts.

Name of Merged Plans	Merger Effective Date	Money Purchase Account Name
Northrop Grumman Retirement and Savings Plan	January 1, 1998	NGR&S Plan Annuity Account

Georgia Production Site Retirement and Savings Plan	April 1, 1998	GPS Plan Annuity Account

Grumman Systems Support Corporation Money Purchase Pension Plan, including frozen accounts from the former Grumman Systems Support Corporation Employees Profit Sharing Plan	July 1, 1998	GSSC MPPP Account

INRI Money Purchase Plan	July 28, 2000	INRI MPP Account

Employees’ Profit Sharing Plan of Logicon Geodynamics, Inc.	June 22, 2001	Geodynamics Plan Account (all amounts other than amount in Elective Contribution Account)

Xetron Corporation Money Purchase Pension Plan	September 27, 2001	Xetron MPPP Account

TASC Profit Sharing and Savings Plan (Defined Contribution Account)	March 28, 2003	TASC Defined Contribution Account

Continental Maritime Employee Stock Ownership Plan	December 19, 2003	CMI Account (only the portion of the account attributable to money purchase contributions)

PRC Inc. Retirement Savings Program	December 1, 2007	PRC Pension Account

Section E1.02 Other Provisions Applicable. The other provisions of the Plan apply to the Accounts described in this Article to the extent not inconsistent with this Appendix. But withdrawals and distributions from these Accounts may only be made under this Appendix, except that those Plan provisions in Article 10 relating to Code Section 401(a)(9) and required minimum distributions shall take precedence over any inconsistent provision of this Appendix E.

ARTICLE E2

Definitions

Section E2.01 In General. Terms with initial capital letters used in this Appendix that are not defined in this Plan document have the meaning given in the respective Merged Plan document in effect immediately before the plan’s merger date.

ARTICLE E3

In-Service Withdrawals

Section E3.01 In General.

(a) This Article provides special rules for in-service withdrawals from certain Money Purchase Accounts that are part of this Plan.

(b) Except as specifically provide elsewhere in this Article, amounts held in this Plan that were originally contributed under a money purchase pension plan may not be withdrawn before the Participant’s termination of employment with the Affiliated Companies.

Section E3.02 TASC Plan Money Purchase Contributions. Assets previously held in the TASC Defined Contribution Account shall be held in the Prior Plan Company subaccount. Article 11 shall govern a Participant’s ability to request an in-service withdrawal of such amounts.

Section E3.03 Committee Rules. The Committee may prescribe rules and procedures to implement this Article, which may be changed at any time without advance notice to Participants. These may include, without limitation, rules for determining the order in which amounts for a withdrawal will be taken from particular funds and determining the dates to be used for valuing distributions.

ARTICLE E4

Distributions

Section E4.01 In General. When a Participant terminates employment with the Affiliated Companies or attains age 72 (70 1⁄2 if a Participant attained such age on or before December 31, 2019), distributions of his or her Money Purchase Accounts may be made under this Article. Distributions upon death before a Participant’s Annuity Starting Date are made under Article E5.

Section E4.02 Small Benefits. Section 10.03 shall apply to a Participant who terminates employment with the Affiliated Companies for any reason other than death with a vested Account balance that does not exceed $5,000.

Section E4.03 Lump Sums. Subject to the spousal consent rules of Section E4.09, a Participant who terminates employment with an Account balance over $5,000, as determined under Section 10.03, may elect to receive his or her entire Money Purchase Account as part of a single lump sum paid in combination with any other lump sum distribution under Article 10.

Section E4.04 Married Participants. Unless otherwise elected under Section E4.03, Money Purchase Accounts of married Participants are paid in the joint and survivor annuity option. See Section E4.06. A Participant’s entire Money Purchase Account will be distributed in one form. But, if a Participant has more than one Money Purchase Account, he or she may elect different benefit forms for each of those accounts.

Section E4.05 Unmarried Participants. Unless otherwise elected under Section E4.03, Money Purchase Accounts of unmarried Participants are paid in the life annuity option. See Section E4.07. A Participant’s entire Money Purchase Account will be distributed in one form. But if a Participant has more than one Money Purchase Account, he or she may elect different benefit forms for each of those accounts.

Section E4.06 Joint And Survivor Option. Under this option, a Participant’s Money Purchase Account balance is used to purchase an annuity contract from an insurance company. The contract pays the Participant a monthly benefit for life and then, after the death of the Participant, a benefit equal to 50% or 75% of the Participant’s monthly benefit to the Participant’s Spouse for the remainder of his or her life if the Spouse is still alive. If the Spouse is not still alive when the Participant dies, no further payments are made.

Section E4.07 Life Annuity Option. Under this option, a Participant’s Money Purchase Account balance is used to purchase a single life annuity contract from an insurance company. The contract pays the Participant a monthly benefit for life. No payments are made after the Participant dies.

Section E4.08 Determining Marital Status and Spouse. Marital status is determined in accordance with Section 14.03.

Section E4.09 Spousal Consent. A married Participant may elect not to take the joint and survivor option for his or her Money Purchase Account only with written spousal consent that satisfies Sections 14.04(a) and (c).

Section E4.10 Explanation. The Committee must provide, within a reasonable period before benefits commence, each Participant who has a positive balance in his or her Money Purchase Account a written explanation of:

(a) The terms and conditions of the joint and survivor option;

(b) The Participant’s right to make, and the effect of, an election to waive the joint and survivor option and elect another option;

(c) The rights of the Participant’s Spouse under Section E4.09; and

(d) The right to make, and the effect of, a revocation of a waiver of the joint and survivor option.

Section E4.11 Deferral of Commencement. A Participant may choose to delay commencement of his or her benefits until his or her Mandatory Commencement Date.

Section E4.12 Minimum Distribution Requirements.

(a) Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9) and the required minimum distribution provisions set forth in Article 10.

Section E4.13 Committee Rules. The Committee may prescribe rules and procedures to implement this Article, which may be changed at any time without advance notice to Participants.

ARTICLE E5

Death Benefits

Section E5.01 In General. This Article describes the payment of Money Purchase Account benefits following the death of a Participant before his or her Annuity Starting Date. If a Participant dies after his or her Annuity Starting Date (even if actual commencement is delayed for some reason), Article E4 applies to Money Purchase Account death benefits.

Section E5.02 Small Benefits. If the Participant’s entire Account balance (including amounts other than Money Purchase Accounts) upon death equals $1,000 or less, it is paid in a single lump sum in cash to the Participant’s beneficiary. Payment of small benefits is made as soon as possible following the Participant’s death.

Section E5.03 Married Participants. If a Participant is married when he or she dies, the Participant’s Money Purchase Account generally will be paid to the Spouse to whom the Participant was married at the time of death in the form of a life annuity. See Section E5.05(a). However:

(a) The Spouse may choose a lump sum payment option. See Section E5.05(b).

(b) A nonspouse beneficiary (which includes a former Spouse) may be designated, but only with spousal consent. See Section E5.08.

(c) A qualified domestic relations order may require that a former Spouse be treated as the Spouse for purposes of this Article, or may otherwise provide for payment of death benefits to some other beneficiary.

Section E5.04 Nonspouse Beneficiaries. If a Participant dies with a beneficiary other than his or her Spouse, his or her Money Purchase Account will be paid in a single lump sum in cash to that beneficiary. Payment is made as soon as administratively feasible following the Participant’s death.

Section E5.05 Spouse Beneficiaries.

(a) Single Life Annuity. When a Participant’s beneficiary is his or her Spouse, the Money Purchase Account death benefit is generally paid in the form of a single life annuity subject to the election in (b). Under this option, a Participant’s Money Purchase Account balance is used to purchase an annuity contract from an insurance company. The contract pays the Spouse a monthly benefit for life. No payments are made after the Spouse dies.

(b) Lump Sum. A Spouse alternatively may elect to receive payment of the Money Purchase Account death benefit in a single lump sum in cash.

Section E5.06 Commencement. Payment of a Participant’s Money Purchase Account is generally made as soon as possible following the Participant’s death. But the Spouse may elect to delay commencement of benefits to a date that is no later than the date the Participant would have reached his or her Mandatory Commencement Date.

Section E5.07 Determining Marital Status and Spouse. See Section 14.03 for determinations of marital status and identification of a Participant’s Spouse.

Section E5.08 Beneficiaries.

(a) A Participant may designate a beneficiary for his or her Money Purchase Account under the rules of Article 14 as modified by subsection (b).

(b) A married Participant may not name a nonspouse beneficiary for his or her Money Purchase Account before January 1st of the calendar year in which he or she attains age 35 unless the Participant has previously terminated employment with the Affiliated Companies.

Section E5.09 Valuing Death Benefits. Death benefits paid under this Article are valued under Section 13.04.

Section E5.10 Minimum Distribution Requirements.

(a) Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9) and the required minimum distribution provisions set forth in Article 10.

Section E5.11 Committee Rules. Distributions under this Article must be made according to the rules and procedures of the Committee, which may be changed at any time without advance notice to Participants.

ARTICLE E6

Form of Payments

Section E6.01 In General.

(a) Payments from funds other than the Huntington Ingalls Industries Stock Fund will be made in cash.

(b) Payments from the Huntington Ingalls Industries Stock Fund may be made in cash by check or in whole shares of Huntington Ingalls Industries, Inc. common stock in accordance with the terms of the ESOP (with cash by check for any fractional share).

APPENDIX F

Merged Non-Money Purchase Plan Accounts

ARTICLE F1

In General

Section F1.01 Covered Accounts.

(a) Merged Plans. As of their respective effective dates, the plans listed in (c) are merged into this Plan or were merged into the Northrop Grumman Savings Plan prior to the Spin-Off. Effective prior to January 1, 2007, all amounts from those plans that were merged into the Northrop Grumman Savings Plan were held in their corresponding Accounts (“Merged Accounts”). Effective as of January 1, 2007, the contributions held in each separate Merged Account were merged into the Prior Plan Pre-Tax, Prior Plan After-Tax, Prior Plan IRA, and Prior Plan Company subaccounts according to the nature of the contributions held in the Merged Accounts. All amounts from plans listed in (c) that are merged into this Plan after the Spin-Off shall be held in those subaccounts identified in Section 8.01 according to the nature of the original contributions, as determined by the Committee.

(b) Non-Money Purchase Pension Plans. The Accounts listed in (c) (“Merged Accounts”) contain all amounts transferred to this Plan that were not contributed under a money purchase pension plan. Thus, the distribution rules provided in this Appendix—and not Appendix E—apply to these Accounts.

(c) Table.

Name of Merged Plans	Merger Effective Dates	Merged Account Names
Employee Investment Plan of Grumman Corporation (including the merger of the Grumman Corporation Employee Stock Ownership Plan into the Northrop Grumman Corporation Employee Stock Ownership Plan)	August 1, 1995	EIP Account

Northrop Grumman Retirement and Savings Plan	January 1, 1998	NGR&S Non-Annuity Account

Grumman Technical Services, Inc. Aircraft Services Unit (Operations and Maintenance) Capital Accumulation Plan, including the Grumman Technical Services, Inc. 5% Capital Accumulation Plan	April 1, 1998	O&M Account 5% Account

Grumman Technical Services, Inc. Capital Accumulation and Savings Plan for the Employees Represented by the International Association of Machinists and Aerospace Workers, AFL-CIO	April 1, 1998	IAM Account

Name of Merged Plans	Merger Effective Dates	Merged Account Names
Grumman Technical Services, Inc. Represented Employee Investment Plan	April 1, 1998	REIP Account

Grumman Technical Services, Inc. Capital Accumulation Plan SPC — Represented Employees	April 1, 1998	SPC Account

Grumman St. Augustine Corporation Capital Accumulation Plan	April 1, 1998	St. Aug. Account

Grumman Aerospace Corporation Electronics Systems Division (Salisbury, Maryland Operations) Capital Accumulation Plan	April 1, 1998	GAC Account

Georgia Production Site Retirement and Savings Plan	April 1, 1998	GPS Non-Annuity Account

Grumman Systems Support Corporation Money Purchase Pension Plan, including frozen accounts from the former Grumman Systems Support Corporation Employees Profit Sharing Plan	July 1, 1998	GSSC PSP Account

Northrop Grumman Commercial Aircraft Division Salaried Savings and Investment Plan	September 1, 1999	CAD Account (including CAD IRA Contributions Accounts and CAD Variable Contributions Accounts)

Employee Salary Deferral Plan of Logicon, Inc.	July 28, 2000	Logicon 401(k) Account

Employees Profit Sharing Plan of Logicon, Inc., which includes the Logicon R&D Associates Employees Profit Sharing Plan	July 28, 2000	Logicon PSP Account

Employees Profit Sharing Plan of Logicon Eagle Technology, Inc.	July 28, 2000	Logicon Eagle PSP Account

Logicon Syscon, Inc. Profit Sharing Plan INRI 401(k) and Profit Sharing Plan	July 28, 2000 July 28, 2000	Logicon Syscon PSP Account INRI PSP Account (only the portion of the account not attributable to money purchase contributions)

Name of Merged Plans	Merger Effective Dates	Merged Account Names
Northrop Grumman Integrated Systems & Aerostructures (ISA) Sector Represented Employee Savings and Investment Plan (only for ISA Plan participants who (i) were “Returned Business Employees” or (ii) were not “Business Employees” or “Retired Business Employees” on the “Closing Date” or “Applicable Transfer Date,” as the case may be, as defined in the June 9, 2000 Asset Purchase Agreement between Northrop Grumman Corporation and VAC Acquisition Corp. II)	December 15, 2000	ISA Hourly Account

Northrop Grumman Naval Systems Division – Cleveland Facility Salaried Employees 401(k) Savings Plan	February 23, 2001	Naval Salaried Account

Northrop Grumman Naval Systems Division – Cleveland Facility Hourly Employees 401(k) Savings Plan	February 23, 2001	Naval Hourly Account

Northrop Grumman Electronic Sensors & Systems Sector Savings and Investment Plan	April 12, 2001	ES Account

Employees’ Profit Sharing Plan of Logicon Geodynamics, Inc.	June 22, 2001	Geodynamics Account (amount in Elective Contributions Account only)

Data Procurement Corporation, Inc. 401(k) Retirement Plan	August 17, 2001	Employee Pre-tax Account; Employee Rollover Account; Company Discretionary Account

Page Communications Engineers, Inc. Employees Trust Fund	September 1, 2001	Page Account

Northrop Grumman Norden Systems Employee Savings Plan	September 27, 2001	Norden Account

Xetron Corporation Retirement Income/Savings Plan	September 27, 2001	Xetron RISP Account

Perceptics Corporation 401(k) Retirement Plan	September 27, 2002	Perceptics Account

Northrop Grumman Norden Systems Represented Employee Savings Plan	October 17, 2002	Norden Hourly Account

Name of Merged Plans	Merger Effective Dates	Merged Account Names

TASC Profit Sharing and Savings Plan	March 28, 2003	TASC Account (which excludes the TASC Defined Contribution Account)

TASC Services Corporation Employee Savings Plan	March 28, 2003	TSC Account

Newport News Shipbuilding, Inc. 401(k) Investment Plan for Salaried Employees	December 19, 2003	NNS Account

Continental Maritime Employee Stock Ownership Plan	December 19, 2003	CMI Account (excluding amounts attributable to money purchase contributions)

Northrop Grumman Electronic Systems Union Represented Employees Savings and Investment Plan	October 22, 2004	ES Union Account

Northrop Grumman Space & Mission Systems Corp. Savings Plan	December 10, 2004	S & MS Account

Comptek Amherst Systems, Inc. 401(k) Plan	November 18, 2005	Amherst Account

PRB Associates, Inc. 401(k) Plan	November 18, 2005	PRB Account

PRC Inc. Retirement Savings Program	December 1, 2007	Old After-Tax Pre-87 Account;
Old After-Tax Post-86
Account; Post-86 After-Tax
Account; Pre-87 After-Tax
Account; ATI Company Match
Account; ATI Retirement
Account; ATI Stock Account;
Company Match Account;
Employer SCA-2 Account;
ERSP Match Account; ERSP
Stock Account; Transfer
Account; Variable Plan
Account; Leave Deferral
Account; Pre-Tax Savings
Account; QNEC Account;
Litton Trustee-Trustee
Transfer Account; Rollover
Account

Name of Merged Plans	Merger Effective Dates	Merged Account Names
Redstone Arsenal Retirement Savings Plan	March 31, 2008	Elective Deferral Contribution Account; Employee Contribution Account; Matching Contribution Account; Prior Employer
Contribution Account;
Qualified Matching
Contribution Account;
Nonelective Contribution
Account; Qualified
Nonelective Contribution
Account; Rollover Account

Illgen Simulation Technologies, Inc. 401(k) Savings Plan	June 20, 2008	Elective Deferral Account; Matching Contribution Account; Rollover Account

Northrop Grumman Mobile Access Software, Inc. 401(k) Plan	June 20, 2008	Elective Deferral Account; Rollover Contribution Account

Xontech, Inc. Salary Savings and Profit Sharing Plan	October 16, 2008	Employee Deferral Account; Company Match Account;
Employer Discretionary
Account; Qualified
Discretionary Account;
Rollover Account

Xinetics Inc. 401(k) Plan	November 4, 2008	Salary Reduction Account; Matching Account; Employer Account; Rollover Account

Fibersense Technology Corporation 401(k) Plan	May 6, 2009	Employee Deferral Account; Employer Match Account;
Discretionary Account;
Rollover Account

Integic Corporation 401(k) Plan	May 20, 2009	Employee Deferral Account;
Employer Match Account;
Employer Discretionary
Account; Rollover Account

3001, Inc. 401(k) Plan	July 1, 2010	Employee Deferral Account;
Roth Deferral Account; After
Tax Frozen Account; Rollovers
Account; Employer Match
Account; Employer
Discretionary Account; QNEC
Account; SHM Account

Comptek Research Retirement Savings Plan	July 8, 2010	Employee Before-Tax
Account; Employee After-Tax
Account; Employee Rollover
Account; Employer Match Account; Employer Regular Account

Name of Merged Plans	Merger Effective Dates	Merged Account Names
Litton Marine Systems, Inc. 401(k) Savings Plan	July 15, 2010	Employee Deferral Account; Rollover Account; Part B Pre-tax Account; Part B After-tax; Account Part B LERA Account; Employer Match Account; Part B Company Account

Avondale Industries, Inc. 401(k) Savings Plan	December 1, 2015	Employee-Deferral Account, Employer Contribution Account, Rollover Account

Stoller Newport News Nuclear, Inc. 40l(k) Savings Plan and Trust	March 29, 2018

Before-Tax -Voluntary,

Rollover, QNEC, Employer Discretionary, In Plan Roth Pre-Tax, In Plan Roth Rollover, In Plan Roth Employer Match, In Plan Roth QNEC, Roth Rollover, In Plan Roth Safe Harbor Match, Roth, Employer Safe Harbor Match

UniversalPegasus International, Inc. Retirement Plan	March 29, 2018	Pre-Tax, Roth, Rollover, Roth Rollover, QNEC, Employer Match, Employer Profit Sharing (Nonelective), Safe Harbor

AMSEC Employees 401(k) Profit Sharing Plan	June 29, 2018

Deferral Account, Roth

Account, Company Contributions Account, Voluntary Account, Rollover Account, Alternate Payee Account, NNS Deferral Account, NNS After-Tax Account, NNS Rollover Account, NNS Employee Account, PCI Deferral Account, PCI Matching Account, PCI Profit Sharing Account, PCI Rollover Account

Camber Corporation 401(k) Plan	June 29, 2018	Employee Deferral, Employer Discretionary, Qualified Discretionary, Rollover, After Tax Contributions, NOVO Merged PS, After Tax Rollover, Rollover from ESOP, Merged ESOP Contribution, ESOP Escrow, NOVO Merged Match, Roth Deferral, Veritas Merged Match

Name of Merged Plans	Merger Effective Dates	Merged Account Names
Fulcrum IT Services LLC 401(k) Plan	October 1, 2020	Employee Before-Tax
457 Rollover
Employer Match
Employer Match
Forgentum Safe Harbor Match
IRA Rollover
Qualified Matching Contributions
401 Rollover
In Plan Roth Employee Before- Tax
In Plan Roth Corbin Employee
Before-Tax
In Plan Roth Forgentum Before Tax
In Plan Roth 457 Rollover
In Plan Roth Employer Match
In Plan Roth Corbin Employer Match
In Plan Roth IRA Rollover
In Plan Roth Forgentum Employer
Profit Sharing
In Plan Roth Qualified Matching
Contributions
In Plan Roth 401 Rollover
In Plan Roth Corbin 401 Rollover
In Plan Roth Forgentum 401 Rollover
Roth 401k Rollover
In Plan Roth Corbin Safe Harbor Match
In Plan Roth Forgentum Safe
Harbor Match
Roth Contribution
In Plan Roth 403b Rollover
403b Rollover
Corbin Safe Harbor Match
Corbin Employer Match (Frozen)
Forgentum Employer Profit Sharing

G2, Inc. 401(k) Profit Sharing Plan & Trust	October 1, 2020	Employee Before-Tax Employee Roth Rollover
Employer Match
Profit Sharing
Roth Rollover
QNEC Safe Harbor Match

Name of Merged Plans	Merger Effective Dates	Merged Account Names
The PTR Group, LLC Safe Harbor 401(k) Plan	October 1, 2020	Employee Before-Tax Employee Roth Employer Match
Safe Harbor Non-Elective
Profit Sharing
Rollover

Section F1.02 Other Provisions Applicable. The other provisions of the Plan apply to the Accounts described in this Article to the extent not inconsistent with this Appendix. But withdrawals and distributions from these Accounts may only be made under this Appendix.

ARTICLE F2

Definitions

Section F2.01 In General. Terms with initial capital letters used in this Appendix that are not defined in this Plan document have the meaning given in the respective Merged Plan document in effect immediately before the plan’s merger date.

ARTICLE F3

In-Service Withdrawals

Section F3.01 In General. In-service withdrawals from Participants’ Merged Accounts are subject to the limitations under Article 11 except as otherwise provided herein. A Participant’s ability to request an in-service withdrawal shall be governed by the limitations that apply to the subaccount into which the Merged Account was merged.

Section F3.02 EIP and REIP Account Withdrawals. A Participant may withdraw EIP and REIP Account amounts attributable to his or her Regular Ordinary Contributions, Regular Supplemental Contributions, Lump Sum Contributions, Rollover Contributions, Company Contributions, and earnings on each of these contribution types.

Section F3.03 NGR&S and GPS Account Withdrawals.

(a) Withdrawals of NGR&S Plan and GPS Plan After-Tax Basic Contributions (“Standard Qualifying Contributions” under the NGR&S Plan and GPS Plan) may be made only if the Participant is not making or stops making Basic Contributions.

(b) A withdrawal under this Section may not be made more than once every 24 months.

(c) No Basic Contributions may be made by a Participant for a period of 6 months after the date on which a withdrawal under this Section is valued.

Section F3.04 O&M and IAM Account Withdrawals.

(a) Lump Sum Contributions. O&M and IAM Lump Sum Contribution balances may be withdrawn under Article 11 as if they were After-Tax Contributions.

(b) Company Contributions. In-service withdrawals of O&M and IAM Company Contributions are not permitted.

Section F3.05 GSSC PSP Account Withdrawals. A Participant may elect an in-service withdrawal, in a single lump sum, of his or her entire GSSC PSP Account only if:

(a) He or she has attained the age of 45, and

(b) He or she has completed five years of participation counting:

(1) Service under the GSSC PSP prior to its merger into the GSSC MPPP;

(2) Service under the GSSC MPPP after the GSSC PSP was merged into the GSSC MPPP and before the GSSC MPPP was merged into the Northrop Grumman Savings Plan;

(3) Service under the Northrop Grumman Savings Plan after the GSSC MPPP was merged into it; and

(4) Service under this Plan.

Section F3.06 CAD Account Withdrawals.

(a) CAD IRA Contributions Account. A Participant at any time may elect to withdraw all or a portion of the amounts in his or her CAD IRA Contributions Account.

(b) CAD LTV Old Company Contributions. A Participant at any time may elect to withdraw all or a portion of the amounts in his or her CAD LTV Old Company Contributions Account, provided that a Participant must withdraw all After-Tax Contributions (including CAD After-Tax Contributions) before withdrawing any CAD LTV Old Company Contributions.

(c) CAD Variable Contributions. CAD Variable Contributions may be withdrawn only if:

(1) the Participant qualifies for withdrawals under Section 11.03 of the Plan; and

(2) the Participant has withdrawn all other contributions available for withdrawal, other than CAD IRA Contributions.

Section F3.07 Logicon Account Withdrawals.

(a) Except as provided in (b) below, no in-service withdrawals are permitted of Logicon PSP, Logicon Eagle PSP, and Logicon Syscon PSP Account balances.

(b) A Participant who has a Logicon Syscon PSP Account balance and was an Employee of an Employer before April 1, 1995 may take one complete or partial withdrawal after attaining age 59 1⁄2 and 10 Years of Service from his or her Logicon Syscon PSP Account. For purposes of this Section, the terms “Employee,” “Employer,” and “Years of Service” are defined in the Logicon Syscon, Inc. Profit Sharing Plan in effect immediately before July 28, 2000.

Section F3.08 INRI Account Withdrawals. A Participant may withdraw from his or her INRI PSP Account upon hardship under Section 11.02 or upon reaching age 59 1⁄2 under Section 11.03.

Section F3.09 ISA Hourly Account Withdrawals.

(a) A Participant may withdraw from his or her ISA Hourly Account upon hardship under Section 11.02 or upon reaching age 59 1⁄2 under Section 11.03.

(b) A Participant may not withdraw less than $250 under this Section unless the amount withdrawn is the maximum amount then available for withdrawal.

Section F3.10 Naval Plan Account Withdrawals. A Participant may withdraw from his or her Naval Plan Account upon hardship under Section 11.02 or upon reaching age 59 1⁄2 under Section 11.03.

Section F3.11 Geodynamics Plan Account Withdrawals. Withdrawals from a Participant’s Geodynamics Plan Account may only be made upon hardship under Section 11.02 from his her or Geodynamics Plan Elective Contribution Accounts (including any interest credited to those accounts as of December 31, 1988).

Section F3.12 Xetron RISP Account Withdrawals. In addition, Participants with Xetron RISP Accounts who have at least 20 years of Service (as defined in Article 7C of the Xetron RISP) may elect to make in-service withdrawals of Company Profit Sharing Contributions (amounts in “Employer Contribution Accounts” as defined in the Xetron RISP) made for Plan Year 2001 or earlier. This includes contributions made in 2002 attributable to Plan Year 2001 and earnings accrued before January 1, 2002. It does not include any Company Profit Sharing Contributions made for Plan Years after 2001 or earnings accrued after December 31, 2001.

Section F3.13 TASC Plan Account Withdrawals. In-service withdrawals of amounts in a Participant’s TASC Plan Account attributable to profit sharing contributions under section 7.2 of the TASC Plan are made in accordance with this Section.

(a) Except as provided in (B), in-service withdrawals of amounts described in this subsection are limited by the following:

(1) the amount of the withdrawal cannot exceed the amount in the Participant’s Withdrawable Account; and

(2) the amount must have been on deposit in the Trust Fund for at least two years (including periods in the trust fund under the TASC Plan).

(A) “Withdrawable Account” means the amount of a Participant’s profit sharing contributions in his or her TASC Plan Account previously allocated to his or her withdrawable account under section 7.2(b) of the TASC Plan.

(B) A Participant may withdraw any amount described in this subsection upon reaching age 59 1⁄2 without regard to (a).

Section F3.14 TSC Plan Account Withdrawals. A Participant may withdraw amounts attributable to matching contributions under Section 7.1 of the TSC Plan upon attaining age 59 1⁄2, even if not otherwise permitted under Article 11.

Section F3.15 S & MS Account Withdrawals.

(a) The definitions of capitalized terms used in this Section F3.15 but not defined in this Plan are found in the Northrop Grumman Space & Mission Systems Corp. Savings Plan as in effect on December 10, 2004 (the “S & MS Plan”).

(b) A Participant may withdraw from his or her S & MS Account amounts attributable to the Participant’s Company Contributions, and to amounts treated as Company Contributions, even if not otherwise permitted under Article 11.

(c) A Participant who has completed three Years of Service may elect during March in each of the six consecutive Plan Years following the Plan Year in which he or she meets those requirements to have 50% of that portion of the ESOP Stock Account portion of his or her S & MS Account (valued as of the last day of the preceding Plan Year) that is attributable to shares of TRW common stock or Northrop Grumman Corporation common stock purchased after December 31, 1986, distributed to him or her in a single sum. Distributions shall be made in the form of full shares of Northrop Grumman Corporation common stock to the extent possible, and the balance, if any, shall be made in money by check.

Section F3.16 Xontech Account Withdrawals. Any active participant in the Xontech, Inc. Salary Savings and Profit Sharing Plan (“Xontech Plan”) who has attained age 70 1⁄2 and is, pursuant to his or her election, receiving in-service withdrawals under a systematic withdrawal plan (installments) from the Xontech Plan as of the merger of the Xontech Plan with and into the Plan shall continue to receive such withdrawals through the calendar year in which he or she retires or otherwise terminates employment with the Employer and all Affiliated Companies, unless he or she elects to accelerate installment payments or to receive a lump sum distribution of the remainder of his or her Account attributable to the Xontech Plan. Distributions for calendar years following the calendar year in which the Participant retires or otherwise terminates employment with the Employer and all Affiliated Companies shall be made in one of the forms of payment otherwise available under the Plan in accordance with Article 10.

Section F3.17 Avondale Industries, Inc. 401(k) Savings Plan Account Withdrawals. A Participant may withdraw from his or her Avondale Industries, Inc. 401(k) Savings Plan Employee-Deferral Account and Rollover Account upon hardship under Section 11.02 or Employee-Deferral Account, Employer Contribution Account, and Rollover Account upon reaching age 59 1⁄2 under Section 11.03.

Section F3.18 Stoller Newport News Nuclear, Inc. 401(k) Savings Plan and Trust Withdrawals. A Participant may withdraw from his or her HII Nuclear Inc. 401(k) Savings Plan and Trust Before-Tax - Voluntary, Rollover, Employer Discretionary, In Plan Roth Pre-Tax, In Plan Roth Rollover, In Plan Roth Employer Match, In Plan Roth QNEC, Roth Rollover, In Plan Roth Safe Harbor Match, and Roth accounts upon hardship under Section 11.02 or Before-Tax - Voluntary, Rollover, QNEC, Employer Discretionary, In Plan Roth Pre-Tax, In Plan Roth Rollover, In Plan Roth Employer Match, In Plan Roth QNEC, Roth Rollover, In Plan Roth Safe Harbor Match, Roth, and Employer Safe Harbor Match accounts upon reaching age 59 1/2 under Section 11.03.

Section F3.19 UniversalPegasus International, Inc. Retirement Plan Withdrawals. A Participant may withdraw from his or her UniversalPegasus International, Inc. Retirement Plan Pre-Tax, Roth, Rollover, Roth Rollover, Employer Match, and Employer Profit Sharing (Nonelective) accounts upon hardship under Section 11.02 or Pre-Tax, Roth, Rollover, Roth Rollover, QNEC, Employer Match, and Employer Profit Sharing (Nonelective) accounts upon reaching age 59 1⁄2 under Section 11.03.

Section F3.20 AMSEC Employees 401(k) Profit Sharing Plan Withdrawals. A Participant may withdraw from his or her AMSEC Employees 40l(k) Profit Sharing Plan Deferral Account, NNS Deferral Account, Roth Account, PCI Deferral Account, and PCI Matching Account upon hardship under Section 11.02. A Participant may withdraw from his or her AMSEC Employees 40l(k) Profit Sharing Plan Deferral Account, Company Contributions Account, Voluntary Account, Rollover Account, Alternate Payee Account, NNS Deferral Account, NNS After-Tax Account, NNS Rollover Account, NNS Employee Account, PCI Deferral Account, PCI Matching Account, PCI Profit Sharing Account, and PCI Rollover Account upon reaching age 59 1⁄2 under Section 11.03. A Participant may withdraw from his or her AMSEC Employees 401(k) Profit Sharing Plan NNS Deferral Account, NNS Rollover Account, NNS After-Tax Account, NNS Employer Account, PCI Deferral Account, PCI Matching Account, PCI Profit Sharing Account, or PCI Rollover Account at any time, subject to procedures established by the Committee.

Section F3.21 Camber Corporation 401(k) Plan Withdrawals. A Participant may withdraw from his or her Camber Corporation 401(k) Plan Employee Deferral, Employer Discretionary, Qualified Discretionary, Rollover, After Tax Contributions, NOVO Merged PS, After Tax Rollover, Roth Deferral, and Veritas Merged Match accounts upon hardship under Section 11.02 or Employee Deferral, Employer Discretionary, Qualified Discretionary, Rollover, After Tax Contributions, NOVO Merged PS, After Tax Rollover, Rollover from ESOP, Merged ESOP Contribution, ESOP Escrow, NOVO Merged Match, Roth Deferral, and Veritas Merged Match accounts upon reaching age 59 1⁄2 under Section 11.03.

Section F3.22 Fulcrum IT Services LLC 401(k) Plan Withdrawals. A Participant may withdraw from his or her Fulcrum IT Services LLC 401(k) Plan (“Fulcrum Plan”) Merged Accounts, as such accounts were merged into subaccounts under this Plan, as permitted under Article 11.

Section F3.23 G2, Inc. 401(k) Profit Sharing Plan & Trust Withdrawals. A Participant may withdraw from his or her G2, Inc. 401(k) Profit Sharing Plan & Trust (“G2 Plan”) Merged Accounts, as such accounts were merged into subaccounts under this Plan, as permitted under Article 11.

Section F3.24 The PTR Group, LLC Safe Harbor 401(k) Plan Withdrawals. A Participant may withdraw from his or her The PTR Group, LLC Safe Harbor 401(k) Plan (“PTR Plan”) Merged Accounts, as such accounts were merged into subaccounts under this Plan, as permitted under Article 11.

ARTICLE F4

Distributions

Section F4.01 In General. Distributions from a Participant’s Merged Account after his or her termination of employment with the Affiliated Companies or attaining age 72 (70 1⁄2 if a Participant attained such age on or before December 31, 2019) are made under Article 10.

Section F4.02 Small Benefits. Section 10.03 shall apply to a Participant who terminates employment with the Affiliated Companies for any reason other than death with a vested Account balance that does not exceed $5,000.

Section F4.03 Integic Corporation 401(k) Plan. Notwithstanding Section F4.01, any participant in the Integic Corporation 401(k) Plan (“Integic Plan”) who is, pursuant to his or her election, receiving installment payments under the Integic Plan as of the merger of the Integic Plan with and into the Plan shall continue to receive such installment payments.

Section F4.04 Fulcrum IT Services LLC 401(k) Plan. Notwithstanding Section F4.01, any participant in the Fulcrum Plan who is, pursuant to his or her election, receiving installment or annuity payments under the Fulcrum Plan as of October 1, 2020, shall continue to receive such installments or annuity payments in accordance with the distribution form so elected.

Section F4.05 G2, Inc. 401(k) Profit Sharing Plan & Trust. Notwithstanding Section F4.01, any participant in the G2 Plan who is, pursuant to his or her election, receiving installment payments under the G2 Plan as of October 1, 2020, shall continue to receive such installments in accordance with the distribution form so elected.

Section F4.06 The PTR Group, LLC Safe Harbor 401(k) Plan. Notwithstanding Section F4.01, any participant in the PTR Plan who is, pursuant to his or her election, receiving installment or annuity payments under the PTR Plan as of October 1, 2020, shall continue to receive such installments or annuity payments in accordance with the distribution form so elected.

ARTICLE F5

Death Benefits

Section F5.01 In General. Distributions from a Participant’s Merged Account after his or her death, but before his or her Annuity Starting Date, are made under Article 13. If a Participant dies after his or her Annuity Starting Date (even if actual commencement is delayed for some reason), Article F4 applies.

Section F5.02 Small Benefits. When a Participant’s entire Account balance (including any Merged Account) upon death equals $1,000 or less, it is distributed in a single lump sum in cash to his or her beneficiary. Payment is made as soon as possible following the Participant’s death.

ARTICLE F6

Form of Payments

Section F6.01 In General.

(a) Unless specifically provided otherwise in Article F4, payments from funds other than the Huntington Ingalls Industries Stock Fund will be made in cash.

(b) Payments from the Huntington Ingalls Industries Stock Fund may be made in cash by check or in whole shares of Huntington Ingalls Industries, Inc. common stock in accordance with the terms of the ESOP (with cash by check for any fractional share).

APPENDIX G

Veterans’ Reemployment Rights

Section G.01 In General. This Appendix is intended only to implement Code Section 414(u) and shall not be construed to require anything more than that statute requires.

Section G.02 Service Credit. The following rules apply to Qualified Veterans:

(a) Qualified Veterans shall not experience a break-in-service by reason of performing a period of Qualified Military Service.

(b) Qualified Military Service will be counted as vesting service.

Section G.03 Make-Up Participant Contributions. During the applicable Make-Up Period, Qualified Veterans may make additional Tax-Deferred, Roth, and/or After-Tax Contributions up to the Maximum Make-Up Amount.

(a) No earnings or losses will be credited with respect to the period before the contribution is actually made.

(b) No Forfeitures will be credited to a Qualified Veteran with respect to the period of his or her Qualifying Military Service.

Section G.04 Make-Up Company Contributions.

(a) If a Qualified Veteran elects to make additional contributions under Section G.03, he or she will be credited with additional Company Matching Contributions in the amount that would have been credited if the Section G.03 Tax Deferred, Roth and After-Tax Contributions had been made during the period of Qualified Military Service.

(b) Upon reemployment, a Qualified Veteran will be credited with Company Profit Sharing Contributions and Retirement Account Contributions in the amount that would have been credited during the period of Qualified Military Service. The Company Profit Sharing Contributions and Retirement Account Contributions shall be determined based on either: (1) the Compensation that the Qualified Veteran would have received during the period of Qualified Military Service if he or she had continued to be employed by the Employer, determined by the Committee in accordance with the Code and applicable regulations; or (2) if the amount in clause (1) is not reasonably certain, the Qualified Veteran’s Compensation from the Employer during the 12-month period (or, if shorter, his or her actual period of continuous service with the Employer) immediately preceding the start of such Qualified Military Service. Notwithstanding the foregoing, the amounts contributed under this subsection (b) shall be limited by application of Article 6 during the year(s) to which the contributions relate and shall be reduced by any Company Profit Sharing Contributions and Retirement Account Contributions actually made on behalf of the Qualified Veteran during such period of Qualified Military Service.

Section G.05 Qualified Veteran. An individual with Qualified Military Service who is entitled to reemployment rights as described in Code Section 414(u)(5).

Section G.06 Qualified Military Service. Service in the uniformed services (as described in Code Section 414(u)(5)) that entitles an individual to reemployment rights as described in Code Section 414(u)(5).

Section G.07 Maximum Make-Up Amount. This amount is equal to (a) minus (b) as follows:

(a) The amount of contributions that the Qualified Veteran would have been permitted to make during the period of Qualified Military Service if the Qualified Veteran had continued to be employed in the same position by an Employer.

(1) This amount is determined by treating the Qualified Veteran as having received compensation from the Employer during the Qualified Military Service equal to:

(A) The compensation that the Qualified Veteran would have received during the period of Qualified Military Service if the Qualified Veteran had continued to be employed by the Employer, determined by the Committee in accordance with the Code and applicable regulations; or

(B) If the amount in subparagraph (A) is not reasonably certain, the Qualified Veteran’s average compensation from the Employer during the twelve month period (or, if shorter, such period of total employment) immediately preceding the start of Qualified Military Service.

(2) This amount is limited by application of Code Sections 402(g) and 415 during the year(s) to which the contributions relate (i.e., during the Qualified Military Service).

(b) The amount of any contributions actually made by the Qualified Veteran during his or her Qualified Military Service.

Section G.08 Make-Up Period. The period that,

(a) begins on the date that the Qualified Veteran is reemployed by an Employer, and

(b) ends upon the earlier of:

(1) the last day of the period that extends for three times the Qualified Veteran’s Qualifying Military Service; or

(2) the date that is five years from the date of reemployment.

APPENDIX H

Employee Stock Ownership Plan

ARTICLE H1

General Provisions

Section H1.01 Single Plan. The ESOP is a part of the Plan. The ESOP and the Plan constitute a single plan. References to “the Plan” mean the entire Huntington Ingalls Industries Savings Plan, including the ESOP.

Section H1.02 Application of Savings Plan Provisions. The provisions of the Plan apply to the ESOP, except as modified by the ESOP provisions. The only investment available under the ESOP is the Huntington Ingalls Industries Stock Fund (except for amounts diversified under Article H10).

Section H1.03 Form of Contributions. Any contributions made to the ESOP may be made in the form of cash or Qualifying Securities at the discretion of the Company.

Section H1.04 Vesting. Allocations to ESOP Accounts vest in the same manner as Company Matching Contributions. Qualifying Securities will be forfeited only after other assets in accordance with Treasury Regulation Section 54.4975-11(d)(4).

Section H1.05 Forfeitures. Nonvested amounts under the ESOP are forfeited, restored, and applied to Company Matching Contributions in the same manner as nonvested amounts under the Plan generally.

Section H1.06 Section 415 Limitations. In the event the ESOP obtains a loan, the limitations of Code Section 415 (see Appendix A) will be based on contributions made to repay the loan which are allocated to a Participant’s ESOP Account rather than with respect to amounts released from the Suspense Account and allocated to a Participant’s Account.

Section H1.07 Non-Allocation Rules. The ESOP is not expected to purchase Qualifying Securities in a transaction subject to Section 1042 of the Code, but if the Plan does purchase Qualifying Securities in such a transaction, it will restrict allocations in accordance with Section 409(n) of the Code. No portion of the ESOP assets attributable to (or allocable in lieu of) Employer Stock acquired by the ESOP in a Section 1042 Sale may accrue (or be allocated directly or indirectly under any plan qualified under Section 401(a) of the Code maintained by any Affiliated Company) (1) during the Nonallocation Period for the benefit of any Nonallocation Participant, or (2) for the benefit of a 25-percent Shareholder. For purposes of this Section H1.07, the capitalized terms set forth below have the following meanings:

(a) “Employer Stock” means employer securities (as defined in Section 409(1) of the Code) which are issued by a domestic C corporation that has no stock outstanding that is readily tradable on an established securities market, and were not received by the taxpayer in a distribution from a plan described in Section 401(a) of the Code, or a transfer pursuant to an option or other right to acquire stock to which Sections 83, 422, or 423 of the Code applied (or to which Sections 422 or 424 of the Code (as in effect on the day before the date of the enactment of the Revenue Reconciliation Act of 1990) applied).

(b) “Section 1042 Sale” means a sale of Employer Stock to the ESOP in a transaction to which Section 1042 of the Code (pertains to the nonrecognition of gain) applies.

(c) “Nonallocation Period” means the period beginning on the date of the Section 1042 Sale and ending on the later of the date that is ten years after the date of the Section 1042 Sale, or the date of the plan allocation attributable to the final payment of acquisition indebtedness incurred in connection with the Section 1042 Sale.

(d) “Nonallocation Participant” means any Participant who makes an election under Section 1042(a) of the Code with respect to Employer Stock and any Participant who is related to such Participant within the meaning of Section 267(b) of the Code. “Nonallocation Participant” does not include any Participant who is a lineal descendant of a Participant who makes an election under Section 1042 of the Code if the aggregate amount allocated for the benefit of all such lineal descendants during the Nonallocation Period does not exceed more than five percent of the Employer Stock (or amounts allocated in lieu thereof) held by the ESOP that is attributable to a Section 1042 Sale by any person related to such descendants (within the meaning of Section 267(c)(4) of the Code).

(e) “25-percent Shareholder” means a Participant who owns more than twenty-five percent of any class of outstanding stock of the Company or any Affiliated Company. “25-percent Shareholder” also means a Participant who owns more than twenty-five percent of the total value of any class of outstanding stock of the Company or any Affiliated Company. The rules of Section 318(a) of the Code, without regard to the employee trust exception in Section 318(a)(2)(B)(i) of the Code, are used to calculate the ownership percentage. This definition is applicable at any time during either the one-year period ending on the date of sale of such stock to the ESOP, or on the date as of which Employer Stock is allocated to Participants.

ARTICLE H2

Loan Requirements

Section H2.01 In General. The Board may direct that the ESOP obtain a loan to purchase Qualifying Securities or to repay a prior loan for the purchase of Qualifying Securities. Such loan must be primarily for the benefit of the Participants and their beneficiaries.

Section H2.02 Use of Loan Proceeds. The proceeds of any loan must be used within a reasonable time after their receipt only for any or all of the following purposes:

(a) To acquire Qualifying Securities.

(b) To repay the loan.

(c) To repay a prior loan.

Section H2.03 Price of Securities. The Trustee shall take all appropriate and necessary measures to ensure that the Plan trust pays no more than “adequate consideration” (within the meaning of ERISA Section 3(18)) for Qualifying Securities.

Section H2.04 Suspense Account. All Qualifying Securities acquired with the proceeds of a loan must be placed unallocated in the Suspense Account established by the Trustee. To the extent required for the purpose of pledging Qualifying Securities as collateral for a loan, the shares held as collateral in the Suspense Account may be physically segregated from other Trust assets.

Section H2.05 Restrictions on Securities. No security acquired with the proceeds of a loan may be subject to a put, call, or other option, or buy-sell or similar arrangement while held by and when distributed from the ESOP, whether or not the ESOP is still an ESOP at the time.

Section H2.06 Liability and Collateral. Any loan must be without recourse against the Plan.

(a) The only assets of the ESOP that may be given as collateral on a loan are Qualifying Securities that were acquired with the proceeds of the loan and those that were used as collateral on a prior loan repaid with the proceeds of the current loan.

(b) No person entitled to payment under a loan may have any right to assets of the ESOP other than:

(1) Collateral given for the loan;

(2) Contributions (other than contributions of Qualifying Securities) that are made under the ESOP to meet its obligations under the loan;

(3) Proceeds from the disposition of Qualifying Securities; and

(4) Earnings attributable to such collateral and the investment of such earnings and contributions and proceeds under (2) and (3).

Section H2.07 Release of Collateral. A loan must provide for the release of collateral in accordance with the provisions of Article H4.

Section H2.08 Payments. Payments made with respect to a loan during a Plan Year may not exceed an amount equal to the sum of:

(a) Contributions (and their earnings) made to the ESOP to meet its obligations under the loan minus such payments in prior years,

(b) Dividends (and their earnings) on Qualifying Securities held under the ESOP, and

(c) Proceeds (and their earnings) from the disposition of Qualifying Securities held in the Suspense Account.

Section H2.09 Separate Accounting. Amounts used to make loan payments under the preceding Section must be separately accounted for until the loan is repaid.

Section H2.10 Default. In the event of default on a loan, the value of Plan assets transferred in satisfaction of the loan may not exceed the amount of default. If the lender is a Disqualified Person, a loan must provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan.

Section H2.11 Interest Rate. The interest rate on a loan may not be in excess of a reasonable rate of interest, taking into account the amount and duration of the loan, the security and guarantee (if any) involved, the credit standing of the ESOP and the guarantor (if any), and the interest rate prevailing for comparable loans. A variable interest rate may be reasonable.

Section H2.12 Loan Term. Any loan obtained by the ESOP must be for a specific term. A loan may not be payable at the demand of any person, except in the case of default.

ARTICLE H3

Loan Repayments

Section H3.01 Ordering Rule. Loan repayments will generally be made from the following sources in the following order:

(a) Dividends on Qualifying Securities held in the Suspense Account.

(b) Dividends on Qualifying Securities actually allocated to Participants’ ESOP Accounts.

(c) Company Matching Contributions under the ESOP.

To the extent only a portion of categories (b) or (c) are needed, amounts in a category will be taken pro rata from each Participant’s ESOP Account based on the ratio of the Participant’s Dividends or Company Matching Contributions for the month to the total amount taken from the particular category.

Section H3.02 Special Contributions. Special Contributions may also be used to repay a loan. For purposes of the ordering rule of the preceding Section, Special Contributions will be treated as allocated Dividends or Company Matching Contributions to the extent allocated on the basis of such Dividends or Contributions respectively. To the extent that Special Contributions are allocated on the basis of Compensation, they will be used to make loan repayments only after the amounts in (a), (b), and (c) of the preceding Section.

Section H3.03 Use of Qualifying Securities. Proceeds from the sale of Qualifying Securities may be used to repay a loan. The Committee will determine in what order such proceeds will be used for loan repayments in relation to the amounts specified in Section H3.01 and Section H3.02.

ARTICLE H4

Suspense Account

Section H4.01 Application. The rules of this Article apply whether or not Qualifying Securities are given as collateral for any loan.

Section H4.02 Suspense Account. All Qualifying Securities acquired from the proceeds of a loan (and any proceeds from the disposition of such Qualifying Securities) are held unallocated in the Suspense Account until released from the Suspense Account in accordance with this Article.

Section H4.03 Income. Any income on Qualifying Securities and any earnings on such income held in the Suspense Account will also be retained unallocated in the Suspense Account except to the extent used to pay off an ESOP loan.

Section H4.04 Rights to Suspense Account Amounts. No Participant or beneficiary will have any right to any amounts in the Suspense Account until an amount is released from the Suspense Account and allocated to his or her ESOP Account.

Section H4.05 General Rule for Release from Suspense. Unless the special election described below is made, amounts held in the Suspense Account will be released from suspense as follows:

(a) As of the close of each calendar month during the duration of a loan, the number of Qualifying Securities released must equal the number of Qualifying Securities held immediately before release multiplied by a fraction:

(1) The numerator of the fraction is the amount of principal and interest paid for the month.

(2) The denominator of the fraction is the sum of the numerator plus the principal and interest to be paid for all future months.

(b) The number of future months under the loan must be determined without taking into account any possible extension or renewal periods.

(c) If the interest rate under the loan is variable, the interest to be paid in the future must be computed by using the interest rate applicable as of the end of the month of the allocation.

(d) If collateral includes more than one class of securities, the number of securities of each class to be released for a Plan Year must be determined by applying the same fraction to each class.

Section H4.06 Special Election. The Committee may elect (at the time a loan is obtained) or the terms of a loan may provide for the release of Qualifying Securities from the Suspense Account based solely on the ratio that the payment of principal for each Plan Year bears to the total principal amount of the loan. This method may be used only if the following rules are met:

(a) The loan must provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payment of such amounts for 10 years.

(b) The interest included in any payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables.

(c) This special election is not applicable from the time that, by reason of a renewal, extension, or refinancing, the sum of the expired duration of the original loan, the renewal period, the extension period, and the duration of a new exempt loan exceeds 10 years.

ARTICLE H5

Company Contributions

Section H5.01 Special Company Contributions. The Affiliated Companies may make special additional contributions to the ESOP not otherwise called for by the Plan. The decision whether to make such Special Contributions and the amount of any such contributions will be in the sole discretion of the Board.

Section H5.02 Allocation of Special Contributions. In the event that the Affiliated Companies decide to make a Special Contribution under Section H5.01, the ESOP will be amended to specify how the Special Contribution will be allocated.

Section H5.03 Section 415 Limitations. Allocations to a Participant’s ESOP Account under this Article will be subject to the limitations of Code Section 415 (see Appendix A).

ARTICLE H6

Dividends

Section H6.01 In General. This Article provides for the treatment of Dividends. These rules apply to Dividends on Qualifying Securities held in the Suspense Account as well as those already allocated to ESOP Accounts.

Section H6.02 Allocation of Dividends. Dividends on Qualifying Securities held in the Suspense Account will be held in the Suspense Account. Dividends on Qualifying Securities already allocated to a Participant’s ESOP Account will be allocated to that ESOP Account.

Section H6.03 Loan Repayments. If the ESOP has an outstanding loan, Dividends will be used to the maximum extent possible to repay the loan. Dividends will be taken first from the Suspense Account and then from Participants’ ESOP Accounts in proportion to the amount of Dividends in each ESOP Account.

Section H6.04 Excess Dividends.

(a) Cash Dividends. Cash Dividends that are not applied (or to be applied) to loan repayments under the preceding Section are subject to the election provided under Code Section 404(k)(2)(A)(iii). Each Participant will be provided, on a quarterly basis, with an option to have cash Dividends:

(1) Distributed to the Participant no later than 90 days after the close of the Plan Year in which the cash Dividends are paid to the Plan; or

(2) Paid to the Plan and reinvested in Qualifying Securities in the Participant’s Account.

If a Participant fails to make an election, the cash Dividends will be paid to the Plan and reinvested in Qualifying Securities in the Participant’s Account. Participants will be fully vested in cash Dividends with respect to which an election under this Section is offered.

(b) Stock Dividends. Stock Dividends are not applied to loan repayments and are not subject to the election in (a). Stock Dividends on Qualifying Securities already allocated to a Participant’s ESOP Account will be allocated to that ESOP Account as Qualifying Securities.

Section H6.05 Conditioned on Deductibility. Distribution of Dividends under the preceding Section will be made only if the Committee can reasonably determine that the distributed Dividends will be deductible for federal income tax purposes by the Company under the provisions of the Code, including Code Section 404(k) or any successor provision.

Section H6.06 Direct Distribution of Dividends. The Company may, in its discretion, distribute Dividends directly to Participants rather than paying them to the Plan for distribution to Participants.

Section H6.07 Meaning of “Participant”. For purposes of this Article, the term “Participant” includes a beneficiary who retains credit under an ESOP Account following a Participant’s death.

ARTICLE H7

Allocations of Suspense Account Amounts

Section H7.01 In General. Qualifying Securities and other amounts released from the Suspense Account are allocated to Participants’ Accounts under the rules of this Article.

Section H7.02 Release from Suspense Account. Amounts released from the Suspense Account are allocated as of the close of each month in the following order (until all amounts available for allocation are used up):

(a) First, to the extent Dividends on Qualifying Securities allocated to a Participant’s ESOP Account (which includes a beneficiary’s ESOP Account) are used to make a loan payment, Qualifying Securities with a fair market value equal to the greater of the following two amounts will be allocated to the Participant’s ESOP Account:

(1) The amount of the dividend that would have been allocated to the Participant’s Account but for the loan payment.

(2) The amount determined by multiplying the total amount released from suspense for the month by the ratio of the amount determined in (1) to the total loan payment for the month.

(b) Second, to the extent Company Matching Contributions on behalf of a Participant are used to make a loan payment, the greater of the following two amounts will be allocated to the Participant’s ESOP Account:

(1) The amount of the Company Matching Contribution that would have been allocated to the Participant’s Account but for the loan payment.

(2) The amount determined by multiplying the total amount released from suspense for the month by the ratio of the amount determined in (1) to the total loan payment for the month.

(c) Third, an amount will be allocated with respect to Dividends on Qualifying Securities held in the Suspense Account.

(1) This amount will be determined by multiplying the total amount released from suspense for the month by the ratio of the unallocated Dividends used to make a loan payment for the month to the total loan payment for the month. If this is greater than the amount which remains to be allocated after (a) and (b), then such lesser amount will be allocated under this subsection (c).

(2) The amount determined in (1) will be allocated to Participants based on the ratio of the Company Matching Contributions allocated to their ESOP Accounts for the month to the total Company Matching Contributions allocated to ESOP Accounts for the month.

(d) Fourth, if any amounts remain, they will be allocated in proportion to Compensation for the Plan Year to the ESOP Accounts of all Participants who have a contribution made to the ESOP for the month or to Participants who are Eligible Employees as of the last day of the month, depending on which group received an allocation of Special Contributions for the month (see Section H5.02).

Section H7.03 Allocation of Amounts Attributable to Special Contributions. Special Contributions will be treated as Dividends under (a) of the preceding Section or Company Matching Contributions under (b) of the preceding Section if they are allocated on the basis of such Dividends or Company Matching Contributions respectively.

Section H7.04 Release of Collateral. Amounts released from the Suspense Account will not necessarily correspond to the amount of collateral released each year. The amount of collateral released will depend on the terms of a loan and whether securities purchased with the proceeds of a loan increase or decrease in value.

Section H7.05 Section 415 Limits. Amounts released from the Suspense Account during a year and allocated to Participants’ ESOP Accounts are not counted as “annual additions” for purposes of Code Section 415 (see Appendix A).

ARTICLE H8

Voting Rights and Tender Offers

Section H8.01 In General. Qualifying Securities may be subject to an offer to purchase or otherwise acquire from time to time. In addition, Qualifying Securities may carry the right to vote on particular (or all) issues subject to a vote by shareholders of the Company and such votes may be subject to proxy solicitations. This Article sets forth provisions governing responses to such offers for and such voting of Qualifying Securities held under the Trust Agreement and for responses to proxy solicitations. The provisions of this Article, and the corresponding provisions in the Huntington Ingalls Industries Defined Contribution Plans Master Trust are to be construed identically.

Section H8.02 Voting of Qualifying Securities. Shares of Qualifying Securities shall be voted by the Trustee only in accordance with directions from Participants as provided below:

(a) Participants Entitled to Vote. Participants entitled to instruct the Trustee with regard to voting shall be those Participants, including beneficiaries, (the “Eligible Voting Participants”) who retain credit under an ESOP Account. The list of Eligible Voting Participants will be fixed by the Committee as of the Determination Date for purposes of this Section, which shall be the last day of the month next preceding the record date established by the Board for the matter or matters to be voted on. However, if such Determination Date is less than twenty-five days prior to such record date, the applicable Determination Date shall be the last day of the second preceding month. Eligible Voting Participants shall be named fiduciaries (under ERISA Section 403(a)(1)) for purposes of directing the Trustee under this Section.

(b) Allocation of Shares. The number of shares initially allocated to an Eligible Voting Participant for purposes of voting will be the number (calculated to five decimal places) obtained by (1) dividing the number of shares of Qualifying Securities held in the Huntington Ingalls Industries Stock Fund (as defined in the Plan’s Trust Agreement) of the Plan as of the close of business on the applicable Determination Date by the number of units in the Huntington Ingalls Industries Stock Fund credited to the accounts of all Eligible Voting Participants as of such Determination Date, and (2) multiplying the quotient so obtained by the number of units in the Huntington Ingalls Industries Stock Fund credited to the account of such Eligible Voting Participant as of the close of business on such Determination Date.

(c) Notification of Participants. In connection with the solicitation of proxies, the Company, on behalf of the Trustee, shall notify all Eligible Voting Participants of their rights with respect to voting and:

(1) shall furnish to the Eligible Voting Participants all soliciting and other materials furnished to the Company’s shareholders generally concerning the matter or matters to be voted on;

(2) shall solicit for the Trustee voting instructions from the Eligible Voting Participants concerning such matter or matters;

(3) shall state in the notice the date as of which instructions must be received by the Company from Eligible Voting Participants in order to be considered timely;

(4) shall notify each Eligible Voting Participant in writing of the number of shares of Qualifying Securities as to which such Eligible Voting Participant is entitled to give voting instructions to the Trustee under Section H8.02(b); and

(5) shall state in such notice that the Eligible Voting Participant’s instructions shall also apply to his or her portion of the undirected shares (described below).

(d) Voting of Shares. Each Eligible Voting Participant is entitled to direct the Trustee with respect to the voting of the shares allocated to such Eligible Voting Participant under Section H8.02(b) as well as the Eligible Voting Participant’s portion of undirected shares. The Trustee shall follow timely and proper instructions received from Eligible Voting Participants.

(1) The portion of undirected shares allocable to each Eligible Voting Participant from whom timely and proper directions are received shall be equal to the total number of undirected shares multiplied by a fraction. The numerator of the fraction shall be the number of shares allocated to the Eligible Voting Participant under Section H8.02(b) and the denominator of the fraction will be the total number of shares allocated under Section H8.02(b) to Eligible Voting Participants from whom timely and proper instructions are received.

(2) The total number of undirected shares shall be the sum of all shares for which timely and proper instructions are not received, shares credited to the Huntington Ingalls Industries Stock Fund after the applicable Determination Date but on or before the record date for the vote in question, less undirected shares sold or otherwise disposed of by the Huntington Ingalls Industries Stock Fund after the applicable Determination Date but on or before such record date, and shares held in a suspense account and not allocated to Participants’ accounts as of the Determination Date.

(e) Action by Trustee. As soon as practicable prior to the annual meeting or other meeting or voting deadline for which proxies have been solicited, the Trustee shall execute and deliver to the Company a proxy or proxies which accord with the rules of Section H8.02(b).

Section H8.03 Tender Offers, Etc. In the event any offer is made to shareholders generally by any person, corporation, or other entity (the “Offeror”) to purchase or otherwise acquire any or all of the Company’s Qualifying Securities, including Qualifying Securities then held in the

Huntington Ingalls Industries Stock Fund (an “Offer”), such Qualifying Securities shall be tendered for sale or exchange by the Trustee only in accordance with directions from Participants as provided below:

(a) Participants Entitled to Direct Trustee. Participants entitled to instruct the Trustee with regard to an Offer shall be those Participants, including beneficiaries, (the “Eligible Tender Offer Participants”) who retain credit under an ESOP Account. The list of Eligible Tender Offer Participants will be fixed as of the Determination Date for purposes of this Section, which shall be the last day of the month next preceding the date on which copies of the offer or invitation for tenders are first published or sent or given to the Company’s shareholders. However, if such Determination Date is less than twenty-five days prior to such date on which copies of the offer or invitation for tenders are first so published or sent or given, the applicable Determination Date shall be the last day of the second preceding month. Eligible Tender Offer Participants shall be named fiduciaries (under ERISA Section 403(a)(1)) for purposes of directing the Trustee under this Section.

(b) Allocation of Shares. The number of shares initially allocated to an Eligible Tender Offer Participant for purposes of directing a response to an Offer will be the number (calculated to 5 decimal places) obtained by (1) dividing the number of shares of Qualifying Securities held in the Huntington Ingalls Industries Stock Fund of the Plan as of the close of business on the applicable Determination Date by the number of units in the Huntington Ingalls Industries Stock Fund credited to the accounts of all Eligible Tender Offer Participants as of such Determination Date, and (2) multiplying the quotient so obtained by the number of units in the Huntington Ingalls Industries Stock Fund credited to the account of such Eligible Tender Offer Participant as of the close of business on such Determination Date.

(c) Notification of Participants. In connection with the solicitation of instructions, the Company, on behalf of the Trustee, shall notify all Eligible Tender Offer Participants of their rights with respect to directing the disposition of shares under this Section H8.03 and:

(1) shall furnish to the Eligible Tender Offer Participants all materials and written information furnished to the Company’s shareholders generally by the Offeror and by the Company in connection with the Offer;

(2) shall solicit for the Trustee instructions from the Eligible Tender Offer Participants concerning the Offer;

(3) shall state in the notice the date as of which instructions must be received by the Company from Eligible Tender Offer Participants in order to be considered timely;

(4) shall notify each Eligible Tender Offer Participant in writing of the number of shares of Qualifying Securities as to which such Eligible Tender Offer Participant is entitled to give instructions to the Trustee under Section H8.03(b); and

(5) shall state in such notice that the Eligible Tender Offer Participant’s instructions shall also apply to his or her portion of the undirected shares (described below).

(d) Direction of Shares. Each Eligible Tender Offer Participant is entitled to give the Trustee instructions that are consistent as to all (but not less than all) of the shares allocated to such Eligible Tender Offer Participant under Section H8.03(b) as well as the Eligible Tender Offer Participant’s portion of undirected shares. For instance, the Eligible Tender Offer Participant may direct the Trustee to tender all such shares, or not to tender all such shares. The Trustee shall follow timely and proper instructions received from Eligible Tender Offer Participants.

(1) The portion of undirected shares allocable to each Eligible Tender Offer Participant from whom timely and proper directions are received shall be equal to the total number of undirected shares multiplied by a fraction. The numerator of the fraction shall be the number of shares allocated to the Eligible Tender Offer Participant under Section H8.03(b) and the denominator of the fraction will be the total number of shares allocated under Section H8.03(b) to Eligible Tender Offer Participants from whom timely and proper instructions are received.

(2) The total number of undirected shares shall be the sum of all shares for which timely and proper instructions are not received, shares credited to the Huntington Ingalls Industries Stock Fund after the applicable Determination Date but on or before the record date for the vote in question, less shares sold or otherwise disposed of by the Huntington Ingalls Industries Stock Fund after the applicable Determination Date but on or before such record date, and shares held in the Suspense Account and not allocated to Participants’ ESOP Accounts as of the Determination Date.

(3) The Trustee will tender undirected shares proportionately from all Participants’ Accounts (as well as the Suspense Account) that contain undirected shares. For example, if the Trustee receives directions that are, in the aggregate, 25% in favor of tendering and 75% against tendering, it will tender one share from an account with four undirected shares.

(e) Withdrawals of Shares. In the event, under the terms of an Offer or otherwise, any shares of Qualifying Securities tendered for sale or exchange pursuant to such Offer may be withdrawn from such Offer, the Trustee will follow timely and proper instructions from Eligible Tender Offer Participants respecting the withdrawal of shares from the Offer in the same manner as instructions under Section H8.03(d).

(f) Multiple Offers. If more than one Offer is made covering overlapping time periods for Qualifying Securities in the Huntington Ingalls Industries Stock Fund, the Trustee will follow the rules of this Section H8.03 with respect to all such Offers. This may require (1) more than one notification to Eligible Tender Offer Participants under Section H8.03(c); (2) soliciting instructions from Eligible Tender Offer Participants as to whether they wish to withdraw shares from one Offer and tender them for sale or exchange under another Offer; and (3) soliciting instructions from Eligible Tender Offer Participants who have rejected one Offer to see whether they wish to direct the tender of shares for sale or exchange under another Offer.

(g) Allocation of Shares Accepted by Offeror. In the event that the Offeror takes up and pays for fewer than all of the shares tendered for sale or exchange by the Trustee on behalf of Eligible Tender Offer Participants, then the Trustee shall, to the extent necessary, reduce the number of shares proffered from each account proportionately. The Trustee shall use a random method to the extent necessary to allocate any residual fractional shares between accounts.

(h) Treatment of Proceeds. In the event that shares are tendered for sale or exchange on behalf of an Eligible Tender Offer Participant pursuant to this Section, the proceeds (cash or otherwise) received upon the acceptance of such tender or exchange by the Offeror shall be credited to the Company Matching Contributions portion of the Account of such Eligible Tender Offer Participant. The cash proceeds so credited shall purchase units and fractions of units in the Plan’s funds other than the Huntington Ingalls Industries Stock Fund (as defined in the Plan), in accordance with the allocation then in effect for such Eligible Tender Offer Participant’s own contributions. The non-cash proceeds (if any) so credited shall be held by the Trustee pending further instructions from the Investment Committee.

ARTICLE H9

Investments

Section H9.01 Huntington Ingalls Industries Stock Fund. Except as otherwise provided in the Trust Agreement, all amounts held under the ESOP and not diversified under Article H10 shall be held in the Huntington Ingalls Industries Stock Fund under the Trust Agreement and shall be used to purchase Qualifying Securities.

(a) Cash set aside to meet ongoing liquidity needs and amounts temporarily liquid pending investment in Qualifying Securities may be invested in obligations of the federal government (including any agency or instrumentality thereof), certificates of deposit, any common or group trust funds maintained by the Trustee or other bank or trust company, and in commercial paper other than obligations of Huntington Ingalls Industries, Inc.

(b) Purchases of Qualifying Securities may be made from or through any source including the Company or a Participant.

(c) Rights, options, or warrants offered to purchase Huntington Ingalls Industries, Inc. stock shall be exercised by the Trustee to the extent that there is cash available for investment. To the extent cash is not available, the same shall be sold on the open market.

(d) Conversion of convertible preferred stock shall be accomplished at the discretion of the Trustee. Stock distributions shall be made only in Huntington Ingalls Industries, Inc. common stock that is publicly traded and is not subject to a trading limitation. For these purposes, a “trading limitation” on a security is a restriction under any federal or state securities law, any regulation under a federal or state securities law, or any agreement affecting the security that would make the security not as freely tradable as one not subject to such restriction. The preceding sentence is to be construed in accordance with Treasury Regulation Section 54.4975 7(b)(10).

Section H9.02 Primary Investment. Funds held under the ESOP are to be primarily invested in Qualifying Securities as required by ERISA and the Code, except to the extent diversified under Article H10.

ARTICLE H10

Diversification

Section H10.01 In General. This Article provides for the diversification of investments under the ESOP in certain circumstances for Participants meeting certain conditions.

Section H10.02 Eligibility. Each Participant is immediately eligible for the diversification election described below, notwithstanding his or her Years of Service.

Section H10.03 Diversification Election. A Participant eligible to make the diversification election may elect to diversify up to 100% of his or her ESOP Account.

(a) Diversification consists of transferring amounts among the ESOP Account and one or more of the other investment funds under the Plan.

(b) The general rules under the Plan applicable to transfers between investment funds will apply.

Section H10.04 Timing of Election. A Participant may elect to diversify at any time. Elections must be made according to the rules and procedures of the Committee.

Section H10.05 Diversification Rights. At least three investment options other than Qualifying Securities shall be offered to Participants, which shall be diversified and have materially different risk and return characteristics. Participants shall have the opportunity to divestment and reinvestment at least quarterly as set forth in Treasury Regulation Section 1.401(a)(35)-1.

ARTICLE H11

Distributions

Section H11.01 Application. The distributions rules of this Article are in addition to the regular distributions rules of the Plan and are not intended to supplant those rules.

Section H11.02 Timing of Distributions. The distribution of the vested portion of a Participant’s ESOP Account will be made at the same time as his or her distribution under the Plan, as soon as possible after the election of distribution; provided that, if the Participant elects the distribution will begin no later than one year after the close of the Plan Year in which the Participant separates from service by reason of the attainment of age 65, death, or becoming Disabled; and no later than the close of the fifth Plan Year following the Plan Year in which the Participant separates from service for any reason other than attainment of age 65, death, or becoming Disabled.

Section H11.03 Exception for Financed Securities. That portion of a Participant’s ESOP Account which includes Qualifying Securities acquired with the proceeds of a loan will not be distributed until the close of the Plan Year in which the loan is repaid in full.

Section H11.04 Form of Distributions. Participants may elect to receive between 1-100%, in whole percentages, of the amounts in their ESOP Account in the form of Qualifying Securities. Any amount not distributed in the form of Qualifying Securities will be distributed in cash.

Section H11.05 Condition of Distributions. The rules for distributions under the ESOP are all conditioned on the present requirement that stock distributions shall be made only in Huntington Ingalls Industries, Inc. common stock that is publicly traded and is not subject to a trading limitation (see Section H9.01(d)), and the absence of any investments in Qualifying Securities other than such common stock. Should these conditions change in the future, the ESOP may be amended to provide for other distribution rules.

ARTICLE H12

Termination

Section H12.01 Termination. In addition to the general termination provisions of the Plan, the ESOP shall terminate if the Company does not receive an initial determination from the Internal Revenue Service that the ESOP qualifies as an ESOP under Code Section 4975(e)(7) or if changes in the law prevent a deduction under Code Section 404(k) of all Dividends under the ESOP that are applied to repay a loan or passed-through to Participants.

APPENDIX I

Huntington Ingalls Industries Transfer Provisions

ARTICLE I1

Application and Definitions

Section I1.01 Application. The provisions of this Appendix I provide special rules governing the spin-off of the shipbuilding businesses of the Northrop Grumman Group to the Affiliated Companies.

Section I1.02 Definitions. The following definitions apply exclusively for purposes of this Appendix I:

(a) Delayed Transfer Employee. An employee whose employment transfers upon mutual agreement of Huntington Ingalls Industries, Inc. and Northrop Grumman Corporation, within 45 days after the Spin-Off, from the Northrop Grumman Group to the Affiliated Companies or from the Affiliated Companies to the Northrop Grumman Group because the employee was inadvertently and erroneously treated as employed by the wrong employer on the Distribution Date, and who was continuously employed by a member of the Affiliated Companies or the Northrop Grumman Group (as applicable) from the Distribution Date through the date such employee commences active employment with a member of the Northrop Grumman Group or the Affiliated Companies (as applicable). Notwithstanding anything herein to the contrary, the mutual agreement with respect to, and actual commencement of employment with the Affiliated Companies or the Northrop Grumman Group (as applicable) of, any Delayed Transfer Employee must occur on or before 45 days after the Distribution Date.

(b) Distribution Date. The date Northrop Grumman Group distributes to its stockholders its entire interest in the Affiliated Companies by way of a stock dividend.

(c) Northrop Grumman Group. The Northrop Grumman Corporation and all members of the Northrop Grumman Corporation’s controlled group as determined under Code Section 414.

ARTICLE I2

Transfers and Rehires

Section I2.01 Service Credit. For Eligible Employees transferred to the Affiliated Companies on the Distribution Date or as Delayed Transfer Employees, the Affiliated Companies shall provide credit under the Plan for service before the Distribution Date with the Affiliated Companies and the Northrop Grumman Group for purposes of calculating Years of Service to the same extent that such service was recognized under the relevant Northrop Grumman Group employee benefit plans; provided, however, that the Plan shall apply any applicable break-in-service rules, to the extent provided under the Plan, as if such service was service with the Affiliated Companies. Additionally, a Delayed Transfer Employee’s service with the Northrop Grumman Group following the Distribution Date shall be recognized for purposes of Years of Service under the Plan, subject to the otherwise applicable provisions. Notwithstanding the prior provisions of this Section I2.01, no employee shall receive duplicative service under the Plan and an employee benefit plan maintained by the Northrop Grumman Group.

Section I2.02 Former Employees. If a former Employee of the Northrop Grumman Group becomes employed by the Affiliated Companies other than on the Distribution Date or as a Delayed Transfer Employee, then the Plan will not recognize for any purpose such individual’s service with the Northrop Grumman Group before or after the Distribution Date, except to the extent required by law.

Section I2.03 Continuation of Elections. The Company shall cause the Plan to recognize and maintain all elections of a Participant, beneficiary, or alternate payee in effect under the Northrop Grumman Savings Plan immediately prior to the transfer of his or her account(s) from the Northrop Grumman Savings Plan to the Plan, including, but not limited to, deferral, investment and payment form elections, beneficiary designations, and the rights of alternate payees under qualified domestic relations orders; provided, however, that investment elections relating to the Northrop Grumman Stock Fund shall be deemed to apply to the qualified default investment alternative as determined under Section 9.02(e) unless otherwise specified by the Investment Committee.

Section I2.04 Transfers to the Northrop Grumman Group. In the event that a Participant returns to employment with the Northrop Grumman Group as a Delayed Transfer Employee, the Company shall cause the Plan to transfer to the applicable Northrop Grumman Group employee benefit plan the accounts, liabilities, and related assets in the Plan attributable to such Participant (and his or her alternate payees, if any) as soon as reasonably practicable following the date of rehire by the Northrop Grumman Group. The transfer of assets shall be in cash and include outstanding loan balances and forfeitures and be conducted in accordance with Code Section 414(l) and Treasury Regulation Section 1.414(1)-1, and ERISA Section 208. In the event that a Participant returns to employment with the Northrop Grumman Group other than as a Delayed Transfer Employee, the Plan has no obligation to make any transfer to the applicable Northrop Grumman Group employee benefit plan other than as may be otherwise required by law or other terms of the Plan.

ARTICLE I3

Plan Limits and Non-Discrimination Testing

Section I3.01 Code Section 401(a)(17) Limits. For the 2011 Plan Year, the Code Section 401(a)(17) limit on Compensation shall apply to all compensation paid by the Northrop Grumman Group or the Affiliated Companies. Consequently, all 2011 Plan benefits shall be based on no more than $245,000 of compensation, regardless of whether such compensation was paid by the Northrop Grumman Group or the Affiliated Companies.

Section I3.02 Code Section 415 Limits. For the 2011 Plan Year, the combined benefits under the Plan, and any defined contribution plan sponsored by the Northrop Grumman Group or the Affiliated Companies shall not exceed the 2011 Code Section 415 limits, applying such limits as if all such plans were sponsored within the same controlled group, as defined under Code Section 414. Consequently, combined benefits under the Plan, and any defined contribution plan sponsored by the Northrop Grumman Group or the Affiliated Companies shall not exceed the lesser of $49,000 or 100% of an individual’s total compensation paid by the Northrop Grumman Group or the Affiliated Companies.

Section I3.03 Code Section 402(g) Limits. During the 2011 Plan Year, a Participant’s Tax-Deferred Contributions and Roth Contributions shall be limited to the Code Section 402(g) limit taking into account any equivalent contributions made by such Participant to a defined contribution sponsored by the Northrop Grumman Group.

Section I3.04 Non-Discrimination Testing. All applicable non-discrimination testing not expressly mentioned above shall be performed by the Plan without reference to any employee benefit plan sponsored by the Northrop Grumman Group.

EXHIBIT A

Coverage

Participating Employers

The following chart provides information regarding the reporting entity, employer, entity code, and applicable Sub-Plan of each group of Employees eligible to participate in the Plan as of the July 1, 2021 restatement date. Notwithstanding the information in this Exhibit A, those Employees designated by the Company’s Chief Executive Officer or the Company’s Executive Vice President and Chief Human Resources Officer as elected or appointed officers of Huntington Ingalls Industries International Shipbuilding, Inc. or of Huntington Ingalls Incorporated, through its Ingalls Shipbuilding division (non-represented employees) shall participate in Sub-Plan A.

Sector	Employer	Entity Code	Sub-Plan
HII	Huntington Ingalls Incorporated – NNS Division (non-represented employees and Abu Dhabi) - excluding Temporary Hourly*	265	A

	Effective July 1, 2021:

	• Employees employed on June 30, 2021 who (i) actively participate in an HII pension plan or (ii) are eligible for Retirement Account Contributions as of such date remain in Sub-Plan A		A

	• Employees hired or rehired on or after July 1, 2021		AB

•   Represented employees who transfer to a non-represented position or non-represented employees who transfer from a Temporary Hourly to an eligible full-time position after June 30, 2021 who (i) are not eligible to actively participate in an HII pension plan or (ii) are not eligible for Retirement Account Contributions as of such date

			AB

•   Represented employees who transfer to a non-represented position or non-represented employees who transfer from a Temporary Hourly after June 30, 2021 who (i) are eligible to actively participate in an HII pension plan or (ii) are eligible for Retirement Account Contributions as of such date

			A

HII	HII Mechanical Inc. (NNIC): non-represented employees (excluding Temporary Hourly) in the following groups: 1. employees who commence employment with NNIC before March 24, 2014,	272	A

Sector	Employer	Entity Code	Sub-Plan
	2. employees who commence employment with the Company or an Affiliated Company (other than NNIC) and transfer to NNIC before March 24, 2014,

	3. employees who commence employment with the Company or an Affiliated Company (other than NNIC) and transfer to NNIC directly from a participating Employer in the Plan on or after March 24, 2014, and

	4. employees of NNIC who transfer from Temporary Hourly status to full-time status before March 24, 2014.

HII	HII Mechanical Inc. (NNIC): non-represented employees (excluding Temporary Hourly employees) in the following groups:	272	D
	1. employees who commence employment with NNIC on or after March 24, 2014,

2. employees who commence employment with the Company or an Affiliated Company (other than NNIC) and transfer to NNIC directly from a non-participating Employer in the Plan on or after March 24, 2014, and

	3. employees of NNIC who transfer from Temporary Hourly status to full-time status on or after March 24, 2014.

	HII Mechanical Inc. (NNIC): non-represented employees (excluding Temporary Hourly employees) in the following groups:*
	1. employees who commence employment with NNIC on or after July 1, 2018,	272	A
HII	2. employees who commence employment with the Company or an Affiliated Company (other than NNIC) and transfer to NNIC directly from a non-participating Employer in the Plan on or after July 1, 2018,
	3. employees of NNIC who transfer from Temporary Hourly status to full-time status on or after July 1, 2018,
	4. employees of NNIC who, as of June 30, 2018, were participating in Sub- Plan D.

	Effective July 1, 2021:

	• Employees employed on June 30, 2021 who (i) actively participate in an HII pension plan or (ii) are eligible for Retirement Account Contributions as of such date remain in Sub-Plan A		A

Sector	Employer	Entity Code	Sub-Plan
	• Employees employed on June 30, 2021 who neither (i) actively participate in an HII pension plan nor (ii) are eligible for Retirement Account Contributions as of such date		AB - with respect to Compensation paid on or after July 1, 2021

	• Employees hired or rehired on or after July 1, 2021		AB

•   Represented employees who transfer to a non-represented position or non-represented employees who transfer from a Temporary Hourly to an eligible full-time position after June 30, 2021 who (i) are not eligible to actively participate in an HII pension plan or (ii) are not eligible for Retirement Account Contributions as of such date

AB

•   Represented employees who transfer to a non-represented position or non-represented employees who transfer from a Temporary Hourly after June 30, 2021 who (i) are eligible to actively participate in an HII pension plan or (ii) are eligible for Retirement Account Contributions as of such date

A

HII	Huntington Ingalls Industries International Shipbuilding, Inc. (non-represented)*	144	CC - with respect to Compensation paid prior to July 1, 2021

	Effective July 1, 2021: • Employees employed on June 30, 2021 who (i) actively participate in an HII pension plan or (ii) are eligible for Retirement Account Contributions as of such date		A - with respect to Compensation paid on or after July 1, 2021

	• Employees hired or rehired on or after July 1, 2021		AA

•   Represented employees who transfer to a non-represented position after June 30, 2021 who (i) are not eligible to actively participate in an HII pension plan or (ii) are not eligible for Retirement Account Contributions as of such date

AA

•   Represented employees who transfer to a non-represented position after June 30, 2021 who (i) are eligible to actively participate in an HII pension plan or (ii) are eligible for Retirement Account Contributions as of such date

A

Sector	Employer	Entity Code	Sub-Plan
HII	Huntington Ingalls Incorporated – Ingalls Division (non-represented employees)*	146	CC - with respect to Compensation paid prior to July 1, 2021

	Effective July 1, 2021: • Employees employed on June 30, 2021 who (i) actively participate in an HII pension plan or (ii) are eligible for Retirement Account Contributions as of such date		A - with respect to Compensation paid on or after July 1, 2021

	• Employees hired or rehired on or after July 1, 2021		AA

•   Represented employees who transfer to a non-represented position after June 30, 2021 who (i) are not eligible to actively participate in an HII pension plan or (ii) are not eligible for Retirement Account Contributions as of such date

			AA

•   Represented employees who transfer to a non-represented position after June 30, 2021 who (i) are eligible to actively participate in an HII pension plan or (ii) are eligible for Retirement Account Contributions as of such date

			A

HII	Newport News Nuclear Inc. (non-represented) (salaried employees only)	473	A

HII	HII Energy Inc. (non-represented)	492	A

HII	HII Services Corporation (effective September 25, 2014) (non-represented)*	520	A

	Effective July 1, 2021:

	• Employees employed on June 30, 2021 who (i) actively participate in an HII pension plan or (ii) are eligible for Retirement Account Contributions as of such date remain in Sub-Plan A		A

	• Employees hired or rehired on or after July 1, 2021		AB

•   Represented employees who transfer to a non-represented position after June 30, 2021 who (i) are not eligible to actively participate in an HII pension plan or (ii) are not eligible for Retirement Account Contributions as of such date

			AB

Sector	Employer	Entity Code	Sub-Plan

•   Represented employees who transfer to a non-represented position after June 30, 2021 who (i) are eligible to actively participate in an HII pension plan or (ii) are eligible for Retirement Account Contributions as of such date

			A

HII	HII Unmanned Maritime Systems Inc. (USC) (effective January 30, 2015 – for purposes of the Plan, as of December 21, 2020, merged into HII Unmanned Systems, Inc. – Entity 540)	519	A - with respect to Compensation paid prior to June 22, 2020 HD - with respect to Compensation paid on or after June 22, 2020

HII	HII Nuclear Inc.	515	A

HII	HII Fleet Support Group LLC	480	H

HII	HII Defense and Federal Solutions, Inc. (formerly known as HII Mission Driven Innovative Solutions Inc. - other than employees who are covered under the terms of the collective bargaining agreement between the Employer and the International Association of Machinist and Aerospace Workers and its Local W-24)	527	I - with respect to Compensation paid prior to July 1, 2020 A - with respect to Compensation paid on or after July 1, 2020

HII	HII Defense and Federal Solutions, Inc. (formerly known as HII Mission Driven Innovative Solutions Inc. - employees who are covered under the terms of the collective bargaining agreement between the Employer and the International Association of Machinist and Aerospace Workers and its Local W-24)	527	D

HII	HII Mission Driven Innovative Technical Services LLC (other than employees who are covered under the terms of the collective bargaining agreement between the Employer and the International Association of Machinist and Aerospace Workers and its Local W-24 – for purposes of the Plan, as of December 21, 2020, merged into HII Defense and Federal Solutions, Inc. - Entity 527)	531	I - with respect to Compensation paid prior to July 1, 2020 A - with respect to Compensation paid on or after July 1, 2020

Sector	Employer	Entity Code	Sub-Plan
HII	HII Mission Driven Innovative Technical Services LLC (employees who are covered under the terms of the collective bargaining agreement between the Employer and the International Association of Machinist and Aerospace Workers and its Local W-24 – for purposes of the Plan, as of December 21, 2020, merged into HII Defense and Federal Solutions, Inc. - Entity 527)	531	D

HII	Veritas Analytics, Inc. (other than employees who are covered under the terms of the collective bargaining agreement between the Employer and the International Association of Machinist and Aerospace Workers and its Local W-24)	529	I - with respect to Compensation paid prior to July 1, 2020 A - with respect to Compensation paid on or after July 1, 2020

HII	Veritas Analytics, Inc. (employees who are covered under the terms of the collective bargaining agreement between the Employer and the International Association of Machinist and Aerospace Workers and its Local W-24)	529	D

HII	HII Technical Solutions Corporation	525	A

HII	HII Unmanned Systems, Inc. (formerly known as Hydroid, Inc.)	540	HD

HII	Fulcrum IT Services, LLC (for purposes of the Plan, as of December 21, 2020, merged into HII Defense and Federal Solutions, Inc. - Entity 527)	538	A

HII	G2, Inc. (for purposes of the Plan, as of December 21, 2020, merged into HII Defense and Federal Solutions, Inc. - Entity 527)	536	A

HII	The PTR Group, LLC (for purposes of the Plan, as of December 21, 2020, merged into HII Defense and Federal Solutions, Inc. - Entity 527)	539	A

*

Certain pension-eligible employees rehired within two-years of termination may regain their pension eligibility under plan rules. To the extent any such rehired employee actively accrues pension benefits, he/she will not be eligible for the enhanced match provided under Sub-Plans AA or AB and will instead be eligible for match under Sub-Plan A.

EXHIBIT B

Form Power of Attorney

Effective on and after January 1, 2012, any individual (the “Principal”) who wishes to designate an agent to act on his or her behalf with respect to the Plan must use a power of attorney form prescribed by the Administrative Committee, or its delegate (the “Form Power of Attorney”). The Form Power of Attorney shall be controlling with respect to the Plan until the Form Power of Attorney ceases to be in effect in accordance with its terms. The Form Power of Attorney shall supersede any other power of attorney created by the Principal to the extent such other power of attorney relates to the Plan. The Form Power of Attorney and its scope and effect shall be interpreted by the Administrative Committee, or its delegate. In the event of any lawsuit involving the Principal’s intent under the Form Power of Attorney, the Form Power of Attorney shall be interpreted in accordance with the Commonwealth of Virginia’s Uniform Power of Attorney Act, to the extent not inconsistent with the express terms of the Form Power of Attorney and to the extent not preempted by ERISA.